THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  The information in this prospectus supplement will be amended or completed;
                              dated April 26, 2002

                             Prospectus Supplement

                      (To Prospectus dated April 26, 2002)

                           $983,787,560 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-PB2

 ---------------------------------
                                          The Series 2002-PB2 Commercial Mortgage Pass-Through Certificates will consist of the
   CONSIDER CAREFULLY THE RISK FACTORS    following classes:
   BEGINNING ON PAGE S-21 IN THIS
   PROSPECTUS SUPPLEMENT AND PAGE 10 IN   - senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4,
   THE ACCOMPANYING PROSPECTUS.             Class A-4F, Class XC and Class XP Certificates;

   Neither the certificates nor the       - junior certificates consisting of the Class B, Class C, Class D, Class E, Class F,
   underlying mortgage loans are insured    Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
   or guaranteed by any governmental        Class Q Certificates; and
   agency.
                                          - the residual certificates consisting of the Class R-I and Class R-II Certificates.
   The certificates will represent
   interests only in the trust and will   Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class B, Class C,
   not represent interests in or          Class D, Class E and Class F Certificates are offered hereby.
   obligations of Banc of America
   Commercial Mortgage Inc. or any of     The trust's assets will consist primarily of 118 mortgage loans and other property
   its affiliates, including Bank of      described in this prospectus supplement and the accompanying prospectus. The mortgage
   America Corporation.                   loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
 ---------------------------------

    Certain characteristics of the offered certificates include:

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                        ASSUMED FINAL
                      CERTIFICATE BALANCE AS   PASS-THROUGH RATE         DISTRIBUTION             RATINGS
        CLASS          OF DELIVERY DATE(1)    AS OF DELIVERY DATE          DATE(2)             S&P/MOODY'S(3)
-----------------------------------------------------------------------------------------------------------------
Class A-1............      $ 63,228,491                      %           May 11, 2006          AAA/Aaa
Class A-2............      $172,175,646                      %        December 11, 2009        AAA/Aaa
Class A-3............      $ 90,950,559                      %          June 11, 2011          AAA/Aaa
Class A-4............      $545,000,000                      %         January 11, 2012        AAA/Aaa
Class A-4F...........      $        TBD             LIBOR +  %(5)      January 11, 2012        AAA/Aaa
Class B..............      $ 50,594,789                      %         January 11, 2012        AA/Aa2
Class C..............      $ 16,864,930                      %         January 11, 2012        AA-/Aa3
Class D..............      $ 14,054,108                      %         January 11, 2012         A+/A1
Class E..............      $ 19,675,751                      %         January 11, 2012         A/A2
Class F..............      $ 11,243,286                      %         January 11, 2012         A-/A3
-----------------------------------------------------------------------------------------------------------------

---------------------  ----------------------
---------------------  ----------------------
                            RATED FINAL
                            DISTRIBUTION
        CLASS                 DATE(4)
---------------------  ----------------------
Class A-1............    June 11, 2035
Class A-2............    June 11, 2035
Class A-3............    June 11, 2035
Class A-4............    June 11, 2035
Class A-4F...........    June 11, 2035
Class B..............    June 11, 2035
Class C..............    June 11, 2035
Class D..............    June 11, 2035
Class E..............    June 11, 2035
Class F..............    June 11, 2035
--------------------------------------------------------------------

(Footnotes to table on page S-3)

    Banc of America Securities LLC is acting as sole lead manager and sole
bookrunner with respect to the offering of the Class [    ], Class [    ] and
Class [ ] Certificates. Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith are acting as joint lead managers and joint bookrunners with respect to the offering of the Class [ ] and Class [ ] Certificates. The underwriters, Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or
about May   , 2002. Banc of America Commercial Mortgage Inc. expects to receive
from this offering approximately [    ]% of the initial principal amount of the
offered certificates, plus (except with regard to the Class A-4F Certificates) accrued interest from May 1, 2002, before deducting expenses payable by Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES                           MERRILL LYNCH & CO.

                                    JPMORGAN

                                  May   , 2002

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2002-PB2
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]



                                                                % OF
                         NUMBER OF          AGGREGATE          INITIAL
                         MORTGAGED         CUT-OFF DATE         POOL
  PROPERTY LOCATION      PROPERTIES          BALANCE           BALANCE
  -----------------      ----------       --------------       -------
California...........         17          $  148,089,351         13.2%
Florida..............         17             137,474,204         12.2
Virginia.............          3             115,855,757         10.3
Texas................         14              76,733,778          6.8
Michigan.............          4              68,074,364          6.1
New Jersey...........          2              64,039,117          5.7
New York.............          3              57,766,234          5.1
Ohio.................          9              55,905,066          5.0
Maryland.............         10              54,113,543          4.8
Georgia..............          5              34,524,562          3.1
Connecticut..........          3              31,292,286          2.8
North Carolina.......          9              31,050,265          2.8
Missouri.............          2              30,723,882          2.7
Colorado.............          5              21,267,548          1.9
Washington...........          5              20,581,421          1.8
Pennsylvania.........          1              19,691,998          1.8
Illinois.............          5              19,148,157          1.7
Delaware.............          2              17,250,994          1.5
Kentucky.............          3              16,870,125          1.5
Arizona..............          4              14,757,368          1.3
Indiana..............          6              13,480,962          1.2
Wisconsin............          1              13,185,977          1.2
Tennessee............          3              11,795,767          1.0
Oregon...............          1              11,736,809          1.0
Louisiana............          2               9,313,294          0.8
South Carolina.......          1               9,126,698          0.8
Alabama..............          2               5,348,293          0.5
Nevada...............          1               4,381,728          0.4
Utah.................          1               3,983,813          0.4
Oklahoma.............          1               3,584,351          0.3
Massachusetts........          1               3,180,928          0.3
                             ---           -------------        ----
Total/Weighted
  Average............        143           1,124,328,641        100.0%
                             ===           =============        =====


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Multifamily...........   31.1%        [ ] 1.1% - 5.0% of Initial Pool Balance
Retail                                [ ] 5.1% - 10.0% of Initial Pool Balance
  Unanchored..........    3.4%        [ ] > 10.0% of Initial Pool Balance
  Shadow Anchored.....    2.4%
  Anchored............   21.3%
Industrial............   13.8%
Office................   18.2%
Self Storage..........    1.7%
Manufactured Housing..    4.1%
Land..................    4.0%

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.

FOR MORE INFORMATION


Banc of America Commercial Mortgage Inc.
has filed with the SEC additional
registration materials relating to the
certificates. You may read and copy any
of these materials at the SEC's Public
Reference Room at the following
locations:

 - SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois 60661-2511

You may obtain information on the
operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
The Internet address is
http://www.sec.gov.

You may also contact Banc of America
Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 100
North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704)
386-2400.

See also the sections captioned
"Available Information" and
"Incorporation of Certain Information by
Reference" appearing at the end of the
accompanying prospectus.

                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS........................................    S-4
                                                EXECUTIVE SUMMARY...................................    S-5
                                                SUMMARY OF PROSPECTUS SUPPLEMENT....................    S-8
                                                RISK FACTORS........................................   S-21
                                                  Risks Related to the Certificates.................   S-21
                                                  Risks Related to Prepayments and Repurchases......   S-23
                                                  Risks Related to the Mortgage Loans...............   S-30
                                                  Other Risks.......................................   S-54
                                                DESCRIPTION OF THE MORTGAGE POOL....................   S-55
                                                  General...........................................   S-55
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans...........................................   S-56
                                                    Due Dates.......................................   S-56
                                                    Mortgage Rates; Calculations of Interest........   S-56
                                                    Hyperamortization...............................   S-56
                                                    Amortization of Principal.......................   S-57
                                                    Prepayment Provisions...........................   S-58
                                                    Defeasance......................................   S-58
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                      Provisions....................................   S-59
                                                  Significant Mortgage Loans........................   S-60
                                                  Additional Mortgage Loan Information..............   S-73
                                                    General.........................................   S-73
                                                    Delinquencies...................................   S-73
                                                    Tenant Matters..................................   S-73
                                                    Ground Leases and Other Non-Fee Interests.......   S-73
                                                    Subordinate Financing...........................   S-74
                                                    Lender/Borrower Relationships...................   S-74
                                                  Certain Underwriting Matters......................   S-74
                                                    Environmental Assessments.......................   S-74
                                                    Generally.......................................   S-75
                                                    Property Condition Assessments..................   S-76
                                                    Appraisals and Market Studies...................   S-76
                                                    Zoning and Building Code Compliance.............   S-77
                                                    Hazard, Liability and Other Insurance...........   S-78
                                                  The Mortgage Loan Sellers.........................   S-79
                                                  Assignment of the Mortgage Loans; Repurchases and
                                                    Substitutions...................................   S-79
                                                  Representations and Warranties; Repurchases and
                                                    Substitutions...................................   S-82
                                                  Changes in Mortgage Pool Characteristics..........   S-85
                                                SERVICING OF THE MORTGAGE LOANS.....................   S-85
                                                  General...........................................   S-85
                                                  The Master Servicer...............................   S-89
                                                  The Special Servicer..............................   S-89
                                                  Sub-Servicers.....................................   S-89
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses........................................   S-90
                                                  Evidence as to Compliance.........................   S-93
                                                  Modifications, Waivers, Amendments and Consents...   S-94
                                                  Defaulted Mortgage Loans; Purchase Option.........   S-96
                                                  REO Properties....................................   S-98
                                                  Inspections; Collection of Operating
                                                    Information.....................................   S-99
                                                  Termination of the Special Servicer...............   S-99
                                                DESCRIPTION OF THE CERTIFICATES.....................  S-100
                                                  General...........................................  S-100
                                                  Registration and Denominations....................  S-100
                                                  Certificate Balances and Notional Amount..........  S-101
                                                  Pass-Through Rates................................  S-103

                                                  Distributions.....................................  S-106
                                                    General.........................................  S-106
                                                    The Available Distribution Amount...............  S-106
                                                    Application of the Available Distribution
                                                      Amount........................................  S-107
                                                    Distributable Certificate Interest..............  S-112
                                                    Principal Distribution Amount...................  S-113
                                                    The Class A-4F Certificates.....................  S-113
                                                    Excess Interest.................................  S-114
                                                    Distributions of Prepayment Premiums............  S-114
                                                    Treatment of REO Properties.....................  S-115
                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses........................................  S-115
                                                  Excess Interest Distribution Account..............  S-117
                                                  Interest Reserve Account..........................  S-117
                                                  P&I Advances......................................  S-117
                                                  Appraisal Reductions..............................  S-118
                                                  Reports to Certificateholders; Certain Available
                                                    Information.....................................  S-120
                                                    Trustee Reports.................................  S-120
                                                    Servicer Reports................................  S-121
                                                    Other Information...............................  S-122
                                                  Voting Rights.....................................  S-123
                                                  Termination.......................................  S-123
                                                THE TRUSTEE.........................................  S-124
                                                  The Trustee.......................................  S-124
                                                  Indemnification...................................  S-125
                                                DESCRIPTION OF THE SWAP CONTRACT....................  S-125
                                                  General...........................................  S-125
                                                  Distributions from the Floating Rate Account......  S-125
                                                  The Swap Contract.................................  S-126
                                                  Termination Fees..................................  S-127
                                                  The Swap Counterparty.............................  S-127
                                                YIELD AND MATURITY CONSIDERATIONS...................  S-128
                                                  Yield Considerations..............................  S-128
                                                    General.........................................  S-128
                                                    Rate and Timing of Principal Payments...........  S-128
                                                    Losses and Shortfalls...........................  S-129
                                                    Certain Relevant Factors........................  S-130
                                                  Weighted Average Lives............................  S-130
                                                USE OF PROCEEDS.....................................  S-136
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............  S-136
                                                  General...........................................  S-136
                                                  Discount and Premium; Prepayment Premiums.........  S-136
                                                  Taxation of the Swap Contract.....................  S-137
                                                  Characterization of Investments in Offered
                                                    Certificates....................................  S-138
                                                  Possible Taxes on Income From Foreclosure Property
                                                    and Other Taxes.................................  S-138
                                                  Reporting and Other Administrative Matters........  S-138
                                                CERTAIN ERISA CONSIDERATIONS........................  S-139
                                                LEGAL INVESTMENT....................................  S-142
                                                METHOD OF DISTRIBUTION..............................  S-142
                                                LEGAL MATTERS.......................................  S-143
                                                RATINGS.............................................  S-143
                                                INDEX OF PRINCIPAL DEFINITIONS......................  S-145
                                                ANNEX A.............................................    A-1
                                                ANNEX B.............................................    B-1
                                                ANNEX C.............................................    C-1
                                                ANNEX D.............................................    D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan (other than those mortgage loans with anticipated repayment dates) is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received. The rating of the Class A-4F Certificates only
     reflects the receipt of interest at a rate not to exceed [    ]% per annum.
 (4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
 (5) LIBOR for the first distribution date will be determined two banking days before the delivery date, and will for each distribution date thereafter will be determined as described under "Description of the
     Certificates -- Pass-Through Rates" in this prospectus supplement. Under certain circumstances described in this prospectus supplement, the interest
     rate may convert to a fixed rate equal to [    ]% for the Class A-4F
     Certificates. See "Description of the Swap Contract -- The Swap Contract" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-PB2 and the trust in abbreviated form:

          Executive Summary, which begins on page S-5 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 2002-PB2 and the mortgage loans; and

          Risk Factors, which begins on page S-21 of this prospectus supplement and describes risks that apply to Series 2002-PB2 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-145 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 98 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until August [ ], 2002 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I, Class R-II, Class Z-I and Class Z-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

---------------------------------------------------------------------------------------------------------------------------
                              CERTIFICATE     APPROXIMATE                                      PASS-THROUGH       WEIGHTED
                               BALANCE OR     PERCENTAGE    APPROXIMATE                           RATE AS         AVERAGE
                                NOTIONAL        OF POOL       CREDIT                            OF DELIVERY         LIFE
  CLASS      RATINGS(1)        AMOUNT(2)        BALANCE       SUPPORT        RATE TYPE             DATE          (YEARS)(3)
---------------------------------------------------------------------------------------------------------------------------
                                                   Offered Certificates
---------------------------------------------------------------------------------------------------------------------------
   A-1         AAA/Aaa       $   63,228,491      5.62%        22.50%           Fixed              [    ]%         2.50
---------------------------------------------------------------------------------------------------------------------------
   A-2         AAA/Aaa       $  172,175,646     15.31%        22.50%           Fixed              [    ]%         5.75
---------------------------------------------------------------------------------------------------------------------------
   A-3         AAA/Aaa       $   90,950,559      8.09%        22.50%           Fixed              [    ]%         8.44
---------------------------------------------------------------------------------------------------------------------------
   A-4         AAA/Aaa       $  545,000,000     48.47%        22.50%           Fixed              [    ]%         9.44
---------------------------------------------------------------------------------------------------------------------------
  A-4F         AAA/Aaa       $          TBD     [   ]%        22.50%        Floating(4)      LIBOR + [  ]%(4)     9.44
---------------------------------------------------------------------------------------------------------------------------
    B          AA/Aa2        $   50,594,789      4.50%        18.00%           Fixed              [    ]%         9.63
---------------------------------------------------------------------------------------------------------------------------
    C          AA-/Aa3       $   16,864,930      1.50%        16.50%           Fixed              [    ]%         9.63
---------------------------------------------------------------------------------------------------------------------------
    D           A+/A1        $   14,054,108      1.25%        15.25%           Fixed              [    ]%         9.63
---------------------------------------------------------------------------------------------------------------------------
    E           A/A2         $   19,675,751      1.75%        13.50%           Fixed              [    ]%         9.63
---------------------------------------------------------------------------------------------------------------------------
    F           A-/A3        $   11,243,286      1.00%        12.50%           Fixed              [    ]%         9.63
---------------------------------------------------------------------------------------------------------------------------
                                        Private Certificates -- Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------------
    G       (Not Offered)    $   14,054,108      1.25%        11.25%          Fixed(5)            [    ]%(5)       (7)
---------------------------------------------------------------------------------------------------------------------------
    H       (Not Offered)    $   16,864,930      1.50%         9.75%          Fixed(5)            [    ]%(5)       (7)
---------------------------------------------------------------------------------------------------------------------------
    J       (Not Offered)    $   14,054,108      1.25%         8.50%           WAC(6)             [    ]%(6)       (7)
---------------------------------------------------------------------------------------------------------------------------
    K       (Not Offered)    $   16,864,930      1.50%         7.00%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    L       (Not Offered)    $   19,675,751      1.75%         5.25%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    M       (Not Offered)    $    8,432,465      0.75%         4.50%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    N       (Not Offered)    $   13,276,452      1.18%         3.32%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    O       (Not Offered)    $    7,234,924      0.64%         2.68%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    P       (Not Offered)    $    4,823,283      0.43%         2.25%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
    Q       (Not Offered)    $   25,260,130      2.25%         0.00%           Fixed              [    ]%          (7)
---------------------------------------------------------------------------------------------------------------------------
   XC       (Not Offered)    $1,124,328,641        N/A           N/A      Variable Rate(8)        [    ]%(8)       (8)
---------------------------------------------------------------------------------------------------------------------------
   XP       (Not Offered)    $  810,221,499        N/A           N/A      Variable Rate(8)        [    ]%(8)       (8)
---------------------------------------------------------------------------------------------------------------------------

---------  -------------------

                PRINCIPAL
  CLASS         WINDOW(3)
---------  -------------------
                 Offered
              Certificates
--------------------------------------------------------------------------------------------------------------
   A-1      06/11/02-05/11/06
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
   A-2      05/11/06-12/11/09
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
   A-3      12/11/09-06/11/11
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
   A-4      06/11/11-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
  A-4F      06/11/11-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    B       01/11/12-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    C       01/11/12-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    D       01/11/12-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    E       01/11/12-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    F       01/11/12-01/11/12
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
                 Private
              Certificates --
                Not Offered
                  Hereby
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    G              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    H              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    J              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    K              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    L              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    M              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    N              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    O              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    P              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
    Q              (7)
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
   XC              N/A
---------------------------------------------------------------------------------------------------------------------------   ------
-------------
   XP              N/A
---------------------------------------------------------------------------------------------------------------------------   ------
-------------

(1) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively. The ratings of the Class A-4F Certificates only reflect the
    receipt of interest at a rate not to exceed [       ]% per annum.
(2) As of the delivery date. Subject to a variance of plus or minus 5%.
(3) Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of those mortgage loans with anticipated repayment dates, their anticipated repayment dates).
(4) LIBOR for the first distribution date will be determined two banking days before the delivery date, and for each distribution date thereafter will be determined as described under "Description of the
    Certificates -- Pass-Through Rates" in this prospectus supplement. Under certain circumstances described in this prospectus supplement, the interest
    rate may convert to a fixed rate equal to [      ]% for the Class A-4F
    Certificates. See "Description of the Swap Contract -- The Swap Contract" in this prospectus supplement.

(5) The pass-through rates for any Class G or Class H Certificates for any distribution date will not exceed the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(6) The pass-through rate for any Class J Certificate on any distribution date is the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the
    mortgage loans minus [     ]% per annum. See "Description of the
    Certificates -- Pass-Through Rates" in this prospectus supplement.
(7) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(8) The Class XC and Class XP Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC and Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC and Class XP Certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class XC and Class XP Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

     Below is certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined herein) of the mortgage loans. Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                          ENTIRE MORTGAGE POOL
CHARACTERISTICS                               (APPROXIMATE)
---------------                          -----------------------
Initial pool balance(1)................           $1,124,328,641
Number of mortgage loans...............                      118
Number of balloon mortgage loans(2)....                      107
Number of mortgage loans with
  anticipated repayment dates..........                       11
Number of mortgaged properties.........                      143
Average cut-off date balance...........               $9,528,209
Range of cut-off date balances.........            $1,183,293 to
                                                     $82,083,574
Weighted average mortgage rate.........                    7.150%
Weighted average remaining lock-out
  period...............................                      101 months
Range of remaining terms to
  maturity(3)..........................                48 to 175 months
Weighted average remaining term to
  maturity(3)..........................                      109 months
Weighted average underwriting debt
  service coverage ratio...............                     1.36x
Weighted average cut-off date
  loan-to-value ratio(4)...............                     72.5%

---------------

(1) Subject to a variance of plus or minus 5%.
(2) Not including mortgage loans with anticipated repayment dates.
(3) In the case of 11 mortgage loans, the anticipated repayment dates.
(4) For purposes of determining the cut-off date loan-to-value ratio for 6 mortgage loans (referred to in Annex A to this prospectus supplement as LOC Loans), the principal balances of such mortgage loans were reduced by the amount of such letters of credit for determining the cut-off date loan-to-value ratio of each such mortgage loan.

     "Cut-off date loan-to-value ratio" and "underwriting debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES
DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     Wells Fargo Bank Minnesota, N.A. The Trustee will also act as REMIC administrator. See "The Trustee" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

     Prudential Mortgage Capital Funding, LLC is a limited liability company organized under the laws of the State of Delaware. Prudential Mortgage Capital Funding, LLC maintains its principal office at 4 Gateway Center 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

CUT-OFF DATE

     May 1, 2002.

DELIVERY DATE

     On or about May 23, 2002.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs. Notwithstanding the preceding sentence, the first record date will be May 31, 2002.

DISTRIBUTION DATE

     The 11th day of each month or, if any such 11th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in June 2002.

DETERMINATION DATE

     With respect to any distribution date, the fifth business day prior to such date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in June 2002.

SWAP CONTRACT

     The trust will have the benefit of an interest rate swap agreement relating to the Class A-4F Certificates from Bank of America, N.A., which has a long-term certificates of deposit rating of "Aa1" by Moody's Investors Service, Inc., a long-term senior unsecured debt rating of "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a short-term certificates of deposit rating of "P-1" by Moody's Investors Service, Inc. and a short-term senior unsecured debt rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in an initial notional amount equal to the initial certificate balance of the Class A-4F Certificates. The notional amount of the swap agreement will decrease to the extent of any decrease in the aggregate certificate balance of the Class A-4F Certificates. The swap agreement will have a maturity date of the distribution date on June 11, 2035 (the same date as the rated final distribution date of the Class A-4F Certificates). Under the swap agreement, the swap counterparty will generally be obligated to pay to the trust fund on the second business day prior to each distribution date an amount equal to the product of (i) the then notional amount
of the swap agreement, (ii) LIBOR plus [     ]% and (iii) the number of days in
the distribution period divided by 360, net of any fixed amounts owed by the trust fund to the swap counterparty on such date. See "Description of the Swap Contract" And "Risk Factors -- The Swap Contract" in this prospectus supplement.

                                 MORTGAGE LOANS
THE MORTGAGE POOL

     The pool of mortgage loans consists of 118 multifamily and commercial mortgage loans. Forty-seven of these mortgage loans were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger Commercial Funding LLC, the parent of Bridger Commercial Realty Finance LLC). Twenty-seven mortgage loans were acquired by Bank of America, N.A. from Bridger Commercial Funding LLC. The mortgage loans either acquired or originated by Bank of America, N.A. represent approximately 60.6% of the initial pool balance. Forty-four multifamily and commercial mortgage loans were acquired by Prudential Mortgage Capital Funding, LLC from Prudential Mortgage Capital Company, LLC or its subsidiary, Prudential Mortgage Capital Company, Inc. and represent 39.4% of the initial pool balance. The mortgage loans have an aggregate cut-off date balance of approximately $1,124,328,641 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%.

     All numerical information provided herein with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided herein with respect to the mortgage loans reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate cut-off date balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans range from $1,183,293 to $82,083,574, and the average cut-off date balance is $9,528,209.

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of mortgage rates..................  6.500% per annum to 8.430% per annum
Weighted average mortgage rate...........  7.150% per annum
Range of remaining terms to stated
  maturity(1)............................  48 months to 175 months
Weighted average remaining term to stated
  maturity(1)............................  109 months
Range of remaining amortization terms....  173 months to 360 months
Weighted average remaining amortization
  term...................................  340 months
Range of remaining lock-out periods......  17 months to 168 months
Range of cut-off date loan-to-value
  ratios(2)..............................  39.9% to 86.1%
Weighted average cut-off date
  loan-to-value ratio(2).................  72.5%
Range of maturity date loan-to-value
  ratios of balloon loans(1).............  25.3% to 78.4%
Weighted average maturity date
  loan-to-value ratio of balloon
  loans(1)...............................  63.6%
Range of underwriting debt service
  coverage ratios........................  1.10x to 2.20x
Weighted average underwriting debt
  service coverage ratio.................  1.36x

------------------

(1) In the case of mortgage loans that have anticipated repayment dates the maturity is based on the related anticipated repayment date.

(2) For purposes of determining the cut-off date loan-to-value ratio for the LOC Loans (as defined in Annex A to this prospectus supplement), the cut-off date balances of such mortgage loans were reduced by the amount of such letters of credit for determining the cut-off date loan-to-value ratio of each such mortgage loan.

     Each of "cut-off date loan-to-value ratio," "maturity date loan-to-value ratio" and "underwriting debt service coverage ratio" are also defined in Annex A to this prospectus supplement.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES    BALANCE(1)
-----                                                         ----------   -------------
California..................................................      17            13.2%
Florida.....................................................      17            12.2
Virginia....................................................       3            10.3
Texas.......................................................      14             6.8
Michigan....................................................       4             6.1

---------------

(1) Mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgaged property.

     The remaining mortgaged properties are located throughout 26 other states, with no more than 5.7% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES   BALANCE(1)(2)
                                                              ----------   -------------
Multifamily.................................................      54            31.1%
Retail......................................................      30            27.1
Office......................................................      24            18.2
Industrial and warehouse....................................      18            13.8
Manufactured Housing Communities............................      10             4.1
Land........................................................       1             4.0
Self-Storage................................................       6             1.7

---------------

(1) Mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgage loan.

(2) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, the mortgage loan sellers will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, Bank of America, N.A. will make certain representations and warranties regarding the characteristics of only those mortgage loans transferred by it. Prudential Mortgage Capital Funding, LLC will make certain representations and warranties regarding the characteristics of only those mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each of the mortgage loan sellers will be obligated to cure any material breach of any such representation or warranty made by it with respect to only those mortgage loans transferred by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool -- Representations and Warranties; Repurchases" and "-- Assignment of the Mortgage Loans; Repurchases" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk
Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses."

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 10 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2002-PB2, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class B, Class C, Class D, Class E and Class F Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. On the delivery date, the trust fund will also issue the Class A-4F Regular Interest as an uncertificated regular interest in one of the real estate mortgage investment conduits. The Class A-4F Regular Interest is not offered hereby. We will transfer the Class A-4F Regular Interest and the interest rate swap agreement discussed above to the trustee in exchange for the Class A-4F Certificates. The Class A-4F Certificates will represent all of the beneficial ownership interest in the portion of the trust fund that consists of the Class A-4F Regular Interest and the swap agreement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the offered certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. Interest on the Class A-4F Certificates will be calculated on the basis of a 360-day year and the actual number of days in the relevant period of accrual, or an Actual/360 basis, provided that if the pass-through rate converts to a fixed rate as described in this prospectus supplement, the Class A-4F Certificates will accrue interest on the same basis as the Class A-4F Regular Interest.

     Series 2002-PB2 consists of a total of 26 classes of certificates, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R-I, Class R-II, Class Z-I and Class Z-II. The pass-through rates applicable to each of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each distribution date are set forth on page S-5 of this prospectus supplement. The Class Z-I, Class Z-II, Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

     The private certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 118 mortgage loans secured by first liens on commercial and multifamily properties.

Class X Certificates

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-4F Regular Interest outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $1,124,328,641, although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     - during the period from the date of initial issuance of the Certificates through and including the distribution date in May 2006, the sum of the certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4F Regular Interest outstanding from time to time;

     - during the period following the distribution date in May 2006 through and including the distribution date in May 2007, the sum of (a) the lesser of
       $[          ] and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the certificate balance of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4F Regular Interest outstanding from
       time to time and (c) the lesser of $[          ] and the certificate
       balance of the Class K Certificates outstanding from time to time;

     - during the period following the distribution date in May 2007 through and including the distribution date in May 2008, the sum of (a) the lesser of
       $[          ] and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the certificate balance of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4F Regular Interest outstanding from time to
       time and (c) the lesser of $[          ] and the certificate balance of
       the Class J Certificates outstanding from time to time;

     - during the period following the distribution date in May 2008 through and including the distribution date in May 2009, the sum of (a) the lesser of
       $[          ] and the certificate balance of the Class A-4 Certificates and the Class A-4F Regular Interest outstanding from time to time, (b) the certificate balance of the Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the
       lesser of $[          ] and the certificate balance of the Class H
       Certificates outstanding from time to time; and

     - following the distribution date in May 2009, $0.

     The total initial notional amount of the Class XP Certificates will be approximately $810,221,499, although it may be as much as 10% larger or smaller.

Pass Through Rate

     The pass-through rate for the Class XP Certificates, for each distribution date through and including the May 2009 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates or Class A-4F Regular Interest. If all or a designated portion of the certificate balance of any class of Certificates or Class A-4F Regular Interest is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent a separate component of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2) the pass-through rate in effect for such distribution date for the class of Certificates or Class A-4F Regular Interest whose certificate balance, or a designated portion thereof, comprises such component.

     Following the May 2009 interest accrual period, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the June 2009 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the Class XC Certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates or Class A-4F Regular Interest. In general, the certificate balance of certain classes of Certificates or Class A-4F Regular Interest will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates or Class A-4F Regular Interest is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any payment date, then that identified portion of such certificate balance will also represent a separate component of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent another separate component of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

     (1) if such particular component consists of the entire certificate balance of any class of Certificates or Class A-4F Regular Interest, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of Certificates or Class A-4F Regular Interest;

     (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates or Class A-4F Regular Interest, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of Certificates or Class A-4F Regular Interest;

     (3) if such particular component consists of the entire certificate balance of any class of Certificates or Class A-4F Regular Interest, and if such certificate balance for such distribution does not, in whole or in part, also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such Certificates or Class A-4F Regular Interest; and

     (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates or Class A-4F Regular Interest, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such class of Certificates or Class A-4F Regular Interest.

     Notwithstanding the foregoing, for purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the May 2009 distribution date, the certificate balance of each class of Certificates (other than the Class A-4F, Class R-I, Class R-II, Class XP, Class XC, Class Z-I and Class Z-II Certificates) and the Class A-4F Regular Interest will constitute a single separate component of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of Certificates or Class A-4F Regular Interest corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F Regular Interest, Class XC and Class XP: To interest on Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F Regular Interest, Class XC and Class XP, pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-4F Regular
Interest: To the extent of funds available for principal, on Class A-1, then on Class A-2, then on Class A-3, then, pro rata, to Class A-4 and Class A-4F Regular Interest, until each class is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-4F Regular
Interest: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-4F Regular Interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Eighth: Class F: To Class F in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to any class of Class R-I, Class R-II, Class Z-I or Class Z-II Certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates. However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates. On any distribution date, distributions in reduction of the certificate balance of the Class A-4F Certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-4F Regular Interest on such date.

         -------------------------------------------------------------
         | Class A-1 Certificates, Class A-2 Certificates, Class A-3 |
         |      Certificates, Class A-4 Certificates, Class A-4F     |
         |  Regular Interest, Class XC and Class XP Certificates(1)  |
         -------------------------------------------------------------
                                       |
                         ------------------------------
                         |    Class B Certificates    |
                         ------------------------------
                                       |
                         ------------------------------
                         |    Class C Certificates    |
                         ------------------------------
                                       |
                         ------------------------------
                         |    Class D Certificates    |
                         ------------------------------
                                       |
                         ------------------------------
                         |    Class E Certificates    |
                         ------------------------------
                                       |
                         ------------------------------
                         |    Class F Certificates    |
                         ------------------------------
                                       |
                        --------------------------------
                        |     Private Certificates     |
                        | (other than the Class XC and |
                        |    Class XP Certificates)    |
                        --------------------------------

     (1) The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or the trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer is required to advance delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity or interest in excess of a mortgage loan's regular monthly payment. The master servicer also is not required to advance prepayment or yield maintenance premiums. In addition, the master servicer will not advance any amounts due to be paid under the swap contract. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection Advances

     The master servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-4F Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D, Class E and Class F Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the depositor or the mortgage loan sellers) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance. See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than the excess interest and the swap contract) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

          - Each class of Offered Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - The Class A-4F Certificates will represent an undivided interest in a portion of the trust fund which is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-4F Regular Interest and the beneficial interests of such class in the interest rate swap agreement.

          - Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

          - Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

          - The Class Z-I and Class Z-II Certificates will receive excess interest, which portion of the Trust will be treated as a grantor trust for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating purchase of the Class A-4F Certificates should review the additional requirements for purchase of Class A-4F Certificates by plans, as discussed under "Certain ERISA Considerations" in this prospectus supplement.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

                                                                S&P    MOODY'S
                                                                ---    -------
Class A-1...................................................    AAA     Aaa
Class A-2...................................................    AAA     Aaa
Class A-3...................................................    AAA     Aaa
Class A-4...................................................    AAA     Aaa
Class A-4F..................................................    AAA     Aaa
Class B.....................................................    AA      Aa2
Class C.....................................................    AA-     Aa3
Class D.....................................................    A+      A1
Class E.....................................................    A       A2
Class F.....................................................    A-      A3

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating of the Class A-4F Certificates does not represent any assessment as to whether the floating interest rate on the certificates will convert to a fixed rate. With respect to the Class A-4F Certificates, each rating agency is only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-4F Regular Interest. In addition, the ratings on the Class A-4F Certificates do not address (i) the likelihood of receipt by the holders of the Class A-4F Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a swap default if The Depository Trust Company is not given sufficient advance notice of such change in the payment terms or, (ii) in the event that the swap counterparty defaults on its obligations under the swap contract, the likelihood that the holders of the Class A-4F Certificates will experience shortfalls resulting from expenses incurred in enforcing the swap counterparty's obligations under the swap contract that were not recovered from the swap counterparty. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTION ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

- THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL
  OVER THE TRUST FUND CAN
  CREATE RISK................    You and other certificateholders generally do
                                 not have the right to make decisions with respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF
INTEREST.....................    The special servicer will have latitude in
                                 determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers,
                                 Amendments and Consents" in this prospectus supplement.

                                 The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

                                 In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

                                 The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged real
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged real properties; and

                                   - affiliates of the property managers and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

PREPAYMENTS WILL AFFECT
  DISTRIBUTIONS AND YIELD
  CONSIDERATIONS.............    The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                   - the pass-through rate for such certificate;

                                   - the rate and timing of principal payments
                                     (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

                                   - the rate, timing and severity of realized
                                     losses and additional trust fund expenses
                                     (each as described in this prospectus
                                     supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

                                   - the timing and severity of any net
                                     aggregate prepayment interest shortfalls
                                     (each as described in this prospectus
                                     supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs; and

                                   - the extent to which prepayment premiums are
                                     collected and, in turn, distributed on the class of certificates to which such certificate belongs.

                                 It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the
                                 Certificates -- Distributions" and
                                 "-- Subordination; Allocation of Losses and
                                 Certain Expenses" and "Yield and Maturity
                                 Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

                  RISKS RELATED TO PREPAYMENTS AND REPURCHASES

PREPAYMENT AND REPURCHASES
  MAY AFFECT THE YIELD TO
  MATURITY OF YOUR
  CERTIFICATES...............    The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                 The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                 - the terms of the mortgage loans;

                                 - the length of any prepayment lockout period;

                                 - the level of prevailing interest rates;

                                 - the availability of mortgage credit;

                                 - the applicable yield maintenance charges or
                                   prepayment premiums;

                                 - the master servicer's or special servicer's
                                   ability to enforce those charges or premiums;

                                 - the occurrence of casualties or natural
                                   disasters; and

                                 - economic, demographic, tax, legal or other
                                   factors.

                                 No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if Bank of America, N.A. (as to only those mortgage loans transferred by it) or Prudential Mortgage Capital Funding, LLC (as to only those mortgage loans transferred by it) repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 - the aggregate amount of distributions on the
                                   offered certificates;

                                 - their yield to maturity;

                                 - the rate of principal payments; and

                                 - their weighted average life.

                                 If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

                                 If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISK...............    Under the federal bankruptcy law, the filing of
                                 a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADDITIONAL COMPENSATION TO
THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.
                                 The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIQUIDITY FOR CERTIFICATES
MAY BE LIMITED...............    Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

MORTGAGE LOAN AMORTIZATION
  WILL AFFECT PAYMENT........    As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above.

                                 Classes that have a later sequential
                                 designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
  CONSIDERATIONS FOR
  INVESTORS IN SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-4F, Class XC or Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

SENSITIVITY TO LIBOR CREATES
  SPECIAL YIELD
  CONSIDERATIONS FOR
  INVESTORS IN THE CLASS A-4F
  CERTIFICATES...............    The yield to investors in the Class A-4F
                                 Certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-4F Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-4F
                                 Certificates.

                                 In addition, because the pass-through rate on the Class A-4F Certificates may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-4F Certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

                                 The effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-4F Certificates may not to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the interest rate swap agreement and the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate could have such a negative impact. There can be no assurance that such a failure by the swap counterparty, if any, would not adversely affect the amount and timing of distributions to the holders of the Class A-4F Certificates. See "Yield And Maturity Considerations" in this prospectus supplement.

RISKS ASSOCIATED WITH THE
SWAP CONTRACT MAY AFFECT
  CLASS A-4F INVESTORS.......    The trust fund will have the benefit of an
                                 interest rate swap agreement relating to the Class A-4F Certificates from Bank of America,
                                 N.A. Because the Class A-4F Regular Interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-4F
                                 Certificates to obtain the payment of interest at their pass-through rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description Of The Swap
                                 Contract -- The Swap Counterparty" in this prospectus supplement.

                                 If the swap counterparty's long-term and short-term senior unsecured deposit ratings fall below "Aa3" and "P-1," respectively, by Moody's Investors Service, Inc., or if the swap counterparty's long-term and short-term senior unsecured debt ratings fall below "AA-" and "A-1," respectively, by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., the swap counterparty will be required to: (i) give notice to the trust of the occurrence of such event; and (ii) at the swap counterparty's option and expense (a) post collateral or (b) find (and transfer its rights and obligations under the interest rate swap agreement to) a replacement swap counterparty that would not cause another rating agency trigger event with respect to such replacement swap counterparty. If the swap counterparty's long-term senior unsecured deposit rating falls below "A3" by Moody's Investors Service, Inc. or if the swap counterparty's long-term senior unsecured debt rating by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., falls below "A-", the swap counterparty will no longer have the option to post collateral (as described above), but rather will be required to use reasonable efforts to transfer its rights and obligations to an eligible swap counterparty within 20 days of the publication date of such ratings downgrade. In the event that the swap counterparty fails to either post acceptable collateral or find (and transfer its rights and obligations under the interest rate swap agreement to) an acceptable replacement swap counterparty, then the trustee will be required to take such actions (following the expiration of any applicable grace periods), unless otherwise directed in writing by the holders of 25% of the Class A-4F Certificates, to enforce the rights of the trust fund under the swap contract as may be permitted by the terms thereof and by the terms of the pooling and servicing agreement and use any termination fees received from the swap counterparty to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4F Certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

                                 During the occurrence of such a trigger event and in the event that the swap counterparty fails to either post acceptable collateral or a replacement counterparty is not found (and a replacement swap counterparty has not assumed the rights and obligations of the interest rate swap agreement), the Class A-4F Certificate pass-through rate will convert to a fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of the holders of the Class A-4F Certificates to receive payment of the fixed interest distribution if The Depository Trust Company is not provided with sufficient notice of the resulting change in payment terms to the Class A-4F Certificates in sufficient time prior to the related Distribution Date.

                                 In addition, if the funds allocated to payment of the fixed interest distribution of the Class A-4F Regular Interest are insufficient to make all required interest payments on the Class A-4F Regular Interest, the swap counterparty will only be required to make a proportionately reduced payment under the swap contract and holders of the Class A-4F Certificates may experience an interest shortfall.

GRACE PERIODS UNDER THE
  MORTGAGE LOANS MAY IMPACT
  THE MASTER SERVICER'S
  OBLIGATION TO ADVANCE......    The mortgage loans have grace periods for
                                 monthly payments ranging from 0 to 15 days. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan and the mortgage loans will not be shown as delinquent in such reports. No interest will accrue on these advances made by the master servicer until after the end of the related grace period.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. For example, declines in travel or shopping may adversely affect revenues from hotel and retail properties, and the attacks could result in higher costs for insurance or for security, particularly for larger properties.
                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

                                 The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                 The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

                                   - the age, design and construction quality of
                                     the properties;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     properties;

                                   - the proximity and attractiveness of
                                     competing properties;

                                   - the adequacy of the property's management
                                     and maintenance;

                                   - increases in operating expenses;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - an increase in vacancy rates; and

                                   - a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions, including plant closings,
                                     military base closings, industry slowdowns and unemployment rates;

                                   - local real estate conditions, such as an
                                     oversupply of retail space, office space or multifamily housing;

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - retroactive changes in building codes.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur; and

                                   - the property's "operating leverage" which
                                     is generally the percentage of total
                                     property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                 A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                 Commercial properties and manufactured housing communities represent security for 68.9% of the initial pool balance. Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "Risk Factors -- Risks Related to the Mortgage Loans -- Risks Particular to Retail Properties", "-- Risks Particular to Office Properties", "-- Risks related to Industrial and Warehouse Properties", "-- Risks Particular to Self-Storage Properties" and "-- Risks Particular to Manufactured Housing Communities" in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGE
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                 Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.

BALLOON LOANS AND ANTICIPATED
  REPAYMENT DATE LOANS MAY
  PRESENT GREATER RISK THAN
  FULLY AMORTIZING LOANS.....    One hundred seven of the mortgage loans, which
                                 represent 88.0% of the initial pool balance as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the mortgage loan is previously prepaid. In addition, 11 of the mortgage loans, which represent 12.0% of the initial pool balance, are mortgage loans with anticipated repayment dates which have substantial scheduled principal balances as of their respective anticipated repayment dates, unless the mortgage loans are previously prepaid. Ninety-four (94) of the mortgage loans, representing in the aggregate
                                 76.7% of the initial pool balance as of the cut-off date, will have balloon payments (or, in the case of mortgage loans with anticipated repayment dates, substantial scheduled principal balances) due during the period from January 1, 2011, through January 1, 2012.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                   - the prevailing mortgage rates;

                                   - the fair market value of the property;

                                   - the borrower's equity in the related
                                     property;

                                   - the financial condition of the borrower and
                                     operating history of the property;

                                   - the operating history of the property and
                                     occupancy levels of the property;

                                   - tax laws;

                                   - prevailing general and regional economic
                                     conditions; and

                                   - the availability of, and competition for,
                                     credit for multifamily or commercial
                                     properties, as the case may be.

                                 See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans" and "-- Additional Mortgage
                                 Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

PARTICULAR PROPERTY TYPES
  PRESENT SPECIAL RISKS
  MULTIFAMILY PROPERTIES.....    Multifamily properties secure 43 of the
                                 mortgage loans, representing 31.1% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (e.g., its age, appearance and
                                     construction quality);

                                   - the location of the property (e.g., a
                                     change in the neighborhood over time);

                                   - the ability and willingness of management
                                     to provide adequate maintenance and
                                     insurance;

                                   - the types of services or amenities the
                                     property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates (which
                                     may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix, such as the tenant
                                     population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

                                   - state and local regulations which may
                                     affect the building owner's ability to
                                     increase rent to market rent for an
                                     equivalent apartment.

MANUFACTURED HOUSING
  COMMUNITIES................    Manufactured housing communities secure 10 of
                                 the mortgage loans representing 4.1% of the initial pool balance as of the cut-off date.
                                 Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

     RETAIL PROPERTIES.......    Retail properties secure 30 of the mortgage
                                 loans, representing 27.1% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a retail property, including:

                                   - changes in consumer spending patterns,
                                     local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

                                   - alternative forms of retailing (such as
                                     direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

                                   - the quality and philosophy of management;

                                   - the safety, convenience and attractiveness
                                     of the property to tenants and their
                                     customers or clients;

                                   - the public perception of the safety of
                                     customers at shopping malls and shopping centers;

                                   - the need to make major repairs or
                                     improvements to satisfy the needs of major tenants; and

                                   - traffic patterns and access to major
                                     thoroughfares.

                                 The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

OFFICE PROPERTIES............    Office properties secure 16 of the mortgage
                                 loans, representing approximately 18.2% of the initial pool balance.

                                 A large number of factors may adversely affect the value of office properties, including:

                                   - the number and quality of an office
                                     building's tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the desirability of the area as a business
                                     location; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

INDUSTRIAL AND
  WAREHOUSE PROPERTIES.......    Industrial and warehouse properties secure 15
                                 of the mortgage loans representing 13.8% of the initial pool balance as of the cut-off date.

                                 Among the significant factors determining the value of industrial and warehouse properties are:

                                   - the quality of tenants;

                                   - building design and adaptability (e.g.,
                                     clear heights, column spacing, zoning
                                     restrictions, number of bays and bay
                                     depths, divisibility and truck turning
                                     radius); and

                                   - the location of the property (e.g.,
                                     proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

SELF-STORAGE PROPERTIES......    Self-storage properties secure 3 of the
                                 mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
                                 Self-storage properties are considered
                                 vulnerable to competi-
                                 tion, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

                                   - decreased demand;

                                   - competition;

                                   - age of improvements; or

                                   - other factors so that the borrower becomes
                                     unable to meet its obligations on the
                                     related mortgage loan,

                                 the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

SUBORDINATE FINANCING MAY
  MAKE RECOVERY DIFFICULT IN
  THE EVENT OF LOSS..........    The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                 Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that one mortgage loan representing 1.1% of the initial pool balance provides that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents.

                                 Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. We are aware that one mortgage loan representing 0.6% of the initial pool balance has existing unsecured subordinate debt. In addition, we are aware that three mortgage loans, representing 2.2% of the initial pool balance, permit additional unsecured debt under certain circumstances. We are also aware that one mortgage loan, representing 1.5% of the initial pool balance, permits additional secured debt under certain circumstances.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage
                                 Loans -- Subordinate Financing" in the
                                 accompanying prospectus.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED........    The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.

ADVERSE ENVIRONMENTAL
  CONDITIONS MAY REDUCE
  CASHFLOW FROM A MORTGAGED
  PROPERTY...................    The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

                                 All of the mortgaged properties (except 4 mortgaged properties, representing 1.3% of the initial pool balance, which are subject to environmental insurance policies in lieu of Phase I site assessments) were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments or had a transaction screen performed in lieu of a Phase I site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                 The 4 mortgaged properties, representing 1.3% of the initial pool balance, referenced in the preceding paragraph that are subject to environmental insurance have environmental insurance policies with American International Specialty Lines Insurance Company in an amount equal to 125% of the original loan principal balance with (i) a term that extends 5 years beyond the maturity date for the related mortgage loan, (ii) no deductible, and (iii) industry standard exclusions.

                                 The environmental investigations described above as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then --

                                 - the circumstances or conditions were
                                   subsequently remediated in all material
                                   respects; or

                                 - generally one or more of the following was
                                   the case:

                                   1. a party not related to the related
                                      borrower was identified as a responsible party for such conditions or circumstances;

                                   2. the related borrower was required to
                                      provide additional security and/or to
                                      obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

                                   3. the related borrower provided a "no
                                      further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances;

                                   4. such conditions or circumstances were
                                      investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation;

                                   5. the expenditure of funds reasonably
                                      estimated to be necessary to effect such remediation was not greater than two percent of the outstanding principal balance of the related mortgage loan;

                                   6. an escrow of funds exists reasonably
                                      estimated to be sufficient for purposes of effecting such remediation;

                                   7. the related borrower or other responsible
                                      party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

                                   8. the related mortgaged property is insured
                                      under a policy of insurance, subject to
                                      certain per occurrence and aggregate
                                      limits and a deductible, against certain losses arising from such circumstances and conditions; or

                                   9. a responsible party provided a guaranty or
                                      indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

                                 In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                 Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

                                 There can be no assurance that --

                                 - the environmental testing referred to above
                                   identified all material adverse environmental conditions and circumstances at the subject properties;

                                 - the recommendation of the environmental
                                   consultant was, in the case of all identified problems, the appropriate action to take;

                                 - any of the environmental escrows established
                                   with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

                                 - an environmental insurance policy will cover
                                   all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

THE BENEFITS PROVIDED BY
CROSS-COLLATERALIZATION MAY
  BE LIMITED.................    As described under "Description of the Mortgage
                                 Pool -- General" in this prospectus supplement, the mortgage pool includes one set of partially cross-collateralized mortgage loans, which represent 1.6% of the initial pool balance as of the cut-off date and one mortgage loan evidenced by seven notes and mortgages which are cross-collateralized which represents 3.5% of the initial pool balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans
                                 (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                 A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                   - such borrower was insolvent when granting
                                     the lien, was rendered insolvent by the
                                     granting of the lien or was left with
                                     inadequate capital, or was not able to pay its debts as they matured; and

                                   - such borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value when it allowed its mortgaged
                                     property or properties to be encumbered by a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                   - subordinate all or part of the pertinent
                                     mortgage loan to existing or future
                                     indebtedness of that borrower;

                                   - recover payments made under that mortgage
                                     loan; or

                                   - take other actions detrimental to the
                                     holders of the certificates, including,
                                     under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
  BORROWERS AND
  CONCENTRATIONS OF RELATED
  TENANTS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES...............    Certain groups of borrowers under the mortgage
                                 loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on mortgage loans representing more than 5.3% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage
                                 Loans -- Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES..........    A concentration of mortgaged properties in a
                                 particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                   - 17 of the mortgaged properties, which
                                     constitute security for 13.2% of the
                                     initial pool balance, are located in
                                     California;

                                   - 17 of the mortgaged properties, which
                                     constitute security for 12.2% of the
                                     initial pool balance, are located in
                                     Florida;

                                   - 3 of the mortgaged properties, which
                                     constitute security for 10.3% of the
                                     initial pool balance, are located in
                                     Virginia;

                                   - 14 of the mortgaged properties, which
                                     constitute security for 6.8% of the initial pool balance, are located in Texas; and

                                   - 4 of the mortgaged properties, which
                                     constitute security for 6.1% of the initial pool balance, are located in Michigan.

                                 No more than 4.0% of initial pool balance as of the cut-off date is secured by mortgaged properties located in any particular county in California.

MORTGAGE LOANS WITH HIGHER
  THAN AVERAGE PRINCIPAL
  BALANCES MAY CREATE MORE
  RISK OF LOSS...............    Concentrations in a pool of mortgage loans with
                                 larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

                                   - 33 mortgage loans have cut-off date
                                     balances that are higher than the average cut-off date balance;

                                   - The largest single mortgage loan, by
                                     cut-off date balance, represents
                                     approximately 7.3% of the initial pool
                                     balance, and the single group of
                                     cross-collateralized mortgage loans
                                     represents in the aggregate approximately
                                     1.6% of the initial pool balance; and

                                   - The 10 largest mortgage loans have cut-off
                                     date balances that represent in the
                                     aggregate approximately 35.7% of the
                                     initial pool balance.

CHANGES IN CONCENTRATION MAY
  SUBJECT YOUR CERTIFICATES
  TO GREATER RISK OF LOSS....    As payments in respect of principal (including
                                 payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates
                                 (other than the Class XC, Class XP, Class R-I,
                                 Class R-II, Class Z-I and Class Z-II
                                 certificates) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS PRESENT
  SPECIAL RISKS..............    Approximately 92.2% of the mortgage loans (by
                                 initial pool balance) as of the cut-off date generally permit defeasance only, and prohibit any voluntary principal prepayment until 2 to 7 months prior to the maturity date of the mortgage loan or the anticipated repayment date with respect to the mortgage loans having anticipated repayment dates. In addition, one mortgage loan, representing 0.4% of the initial pool balance, as of the cut-off date, (a) has an initial lock-out period, (b) is then subject after expiration of the initial lock-out period to a period where the borrower has an option either to (i) prepay the loan subject to a prepayment premium or (ii) defease the loan, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. In addition, ten of the mortgage loans representing 7.5% of the initial pool balance, (a) have an initial lock-out period,
                                 (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to a prepayment premium, and (c) becomes thereafter prepayable without an accompanying prepayment premium prior to its maturity. See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the
                                 Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool -- Assignment of the Mortgage Loans;
                                 Repurchases" and "-- Representations and
                                 Warranties; Repurchases", "Servicing of the
                                 Mortgage Loans -- Sale of Defaulted Mortgage
                                 Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                 We also note the following with respect to prepayment premiums:

                                   - liquidation proceeds (as described in this
                                     prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan;

                                   - the special servicer may waive a prepayment
                                     premium in connection with obtaining a
                                     pay-off of a defaulted mortgage loan;

                                   - no prepayment premium will be payable in
                                     connection with any repurchase of a
                                     mortgage loan resulting from a material
                                     breach of representation or warranty or a material document defect by Bank of America, N.A. with respect to those mortgage loans transferred by it, and/or by Prudential Mortgage Capital Funding, LLC with respect to those mortgage loans transferred by it;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of defaulted mortgage loans by the master servicer, special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class; and

                                   - in general, no prepayment premium is
                                     payable with respect to a prepayment due to casualty or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool -- Assignment of the Mortgage Loans;
                                 Repurchases" and "-- Representations and
                                 Warranties; Repurchases", "Servicing of the
                                 Mortgage Loans -- Sale of Defaulted Mortgage
                                 Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE MORTGAGE
  LOAN MAY AFFECT TAX
  STATUS.....................    If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least
                                 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders.

LEASEHOLD INTERESTS ARE
SUBJECT TO TERMS OF THE
  GROUND LEASE...............    Four mortgaged properties, representing
                                 approximately 2.9% of the initial pool balance as of the cut-off date are secured, in whole or in part, by a mortgage on a ground lease.
                                 Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

                                 We are aware that one of the above mentioned four Mortgaged Properties, representing 1.1% of the Initial Pool Balance, is secured primarily by a mortgage on the borrower's fee interest in the Mortgaged Property. An unimproved portion of this Mortgaged Property (one of five entrances to the Mortgaged Property) is secured by a ground lease that was allocated no value in the underwriting process.

INFORMATION REGARDING THE
  MORTGAGE LOANS IS
  LIMITED....................    The information set forth in this prospectus
                                 supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

                                   - a review of the available credit and legal
                                     files relating to the mortgage loans;

                                   - inspections of each mortgaged property with
                                     respect to the applicable mortgage loan
                                     undertaken by or on behalf of the
                                     applicable mortgage loan seller;

                                   - generally, unaudited operating statements
                                     for the mortgaged properties related to the mortgage loans supplied by the borrowers;

                                   - appraisals for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only);

                                   - engineering reports and environmental
                                     reports for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were prepared in connection with origination; and

                                   - information supplied by entities from which
                                     Bank of America, N.A. or Prudential
                                     Mortgage Capital Funding, LLC acquired, or which currently service, certain of the mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. All of the mortgage loans were originated during the preceding 24 months.

BORROWER LITIGATION MAY
AFFECT TIMING OR PAYMENT ON
  YOUR CERTIFICATES..........    Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

                                 There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

RELIANCE ON A SINGLE TENANT
OR A SMALL GROUP OF TENANTS
  MAY INCREASE THE RISK OF
  LOSS.......................    A deterioration in the financial condition of a
                                 tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see "Risk
                                 Factors -- Risks Related to the Mortgage
                                 Loans -- Risks Related to Retail Properties" and "-- Risks Related to Office Properties" in this prospectus supplement.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES WITH
  TENANTS PRESENT SPECIAL
  RISK.......................    The income from, and market value of, the
                                 mortgaged properties leased to various tenants would be adversely affected if:

                                 - space in the mortgaged properties could not
                                   be leased or re-leased;

                                 - tenants were unable to meet their lease
                                   obligations;

                                 - a significant tenant were to become a debtor
                                   in a bankruptcy case; or

                                 - rental payments could not be collected for
                                   any other reason.

                                 Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

MORTGAGED PROPERTIES WITH
  MULTIPLE TENANTS MAY
  INCREASE RE-LEASING COSTS
  AND REDUCE CASH FLOW.......    If a mortgaged property has multiple tenants,
                                 re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

TENANT BANKRUPTCY ADVERSELY
  AFFECTS PROPERTY
  PERFORMANCE................    The bankruptcy or insolvency of a major tenant,
                                 or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                 (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).

ONE ACTION RULES MAY LIMIT
  REMEDIES...................    Several states (including California) have laws
                                 that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT
  PROTECT YOUR CERTIFICATES
  FROM LOSS IN THE EVENT OF
  CASUALTY OR LOSS...........    The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Oregon, Texas, and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature
                                 (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

                                 In light of the recent terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies after December 31, 2001. In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance if the master servicer or special servicer has determined in accordance with the servicing standard that either --

                                   - such insurance is not available at
                                     commercially reasonable rates,

                                   - such insurance is not available at any
                                     rate, or

                                   - the master servicer or the special servicer
                                     has determined in accordance with the
                                     servicing standard that such insurance is not required pursuant to the loan documents.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ZONING LAWS AND USE
  RESTRICTION, MAY AFFECT THE
  OPERATION OF A MORTGAGED
  PROPERTY OR THE ABILITY TO
  REPAIR OR RESTORE A
  MORTGAGED PROPERTY.........    Certain of the mortgaged properties may not
                                 comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements.

                                 Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent alternative uses. See "Risk Factors -- Risks Related to the Mortgage Loans -- Zoning Compliance and Use Restrictions" in this prospectus supplement.

APPRAISALS ARE LIMITED IN
  REFLECTING THE VALUE OF A
  MORTGAGED PROPERTY.........    Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

NO MORTGAGE LOAN INCLUDED IN
  THE TRUST FUND HAS BEEN
  REUNDERWRITTEN.............    We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See
                                 "Description of the Mortgage
                                 Pool -- Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 118 multifamily and commercial mortgage loans. Forty-seven of the Mortgage Loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators (other than Bridger Commercial Funding LLC ("Bridger"), the parent of BCRF). The Mortgage Loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "BOA Originated Mortgage Loans". Twenty seven mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans" and together with the BOA Originated Mortgage Loans, the "Bank of America Mortgage Loans"). The Bank of America Mortgage Loans represent approximately 60.6% of the Initial Pool Balance. Forty-four multifamily and commercial mortgage loans were acquired by Prudential Mortgage Capital Funding, LLC ("PMCF") from Prudential Mortgage Capital Company, LLC ("PMCC") or Prudential Mortgage Capital Company, Inc. and represent 39.4% of the Initial Pool Balance (the "PMCF Mortgage Loans") and collectively with the Bank of America Mortgage Loans, the "Mortgage Loans"). The Mortgage Loans have an aggregate Cut-off Date Balance of $1,124,328,641 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of May 1, 2002 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance.

     Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings (a "Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a "Multifamily Loan") (53 Mortgage Loans, representing 35.2% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, land, an industrial or warehouse building or a self-storage facility (a "Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a "Commercial Loan") (65 Mortgage Loans, representing 64.8% of the Initial Pool Balance).

     Two Mortgage Loans (each, a "Cross-Collateralized Mortgage Loan") are partially cross-defaulted and partially cross-collateralized with each other. This set represents 1.6% of the Initial Pool Balance. One Crossed-Collateralized Mortgage Loan (the "Large Crossed Loan"), representing 1.4% of the Initial Pool Balance provides credit support to the other Crossed Collateralized Mortgage Loan ("Small Crossed Loan"), representing 0.2% of the Initial Pool Balance and a default under the Small Crossed Loan will trigger a default under the Large Crossed Loan. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant partial cross-collateralization and partial cross-default arrangements. One Mortgage Loan, which represents 3.5% of the Initial Pool Balance, is evidenced by seven separate Mortgage Notes, each of which is secured by a separate Mortgage, and all of which Mortgage Notes and Mortgages are cross-defaulted and cross-collateralized. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     Seventeen of the Mortgaged Properties, which constitute security for approximately 13.2% of the Initial Pool Balance, are located in California; 17 of the Mortgaged Properties, which constitute security for 12.2% of the Initial Pool Balance, are located in Florida; 3 of the Mortgaged Properties, which constitute security for 10.3% of the Initial Pool Balance, are located in Virginia; 14 Mortgaged Properties, which constitute security for 6.8% of the Initial Pool Balance, are located in Texas; and 4 of the Mortgaged Properties, which constitute security for 6.1% of the Initial Pool Balance, are located in Michigan. The remaining Mortgaged Properties are located throughout 26 other states, with no more than 5.7% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, Bank of America will transfer the Bank of America Mortgage Loans, and PMCF will transfer the PMCF Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" and "-- Assignment of the Mortgage Loans; Repurchases" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date") except that, as described below, each ARD Loan may require that certain additional amounts be paid each month following its applicable Anticipated Repayment Date. In addition, 14 Mortgage Loans representing 9.5% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each of the ARD Loans will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on the ARD Loans after such date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.500% per annum to 8.430% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.150%. No Mortgage Loan, other than an ARD Loan, permits negative amortization or the deferral of accrued interest.

     One hundred eighteen Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 100% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Hyperamortization. Two of the Mortgage Loans (each a "Bank of America ARD Loan"), which represent 2.5% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if they are not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, each Bank of America ARD Loan generally will bear interest at a fixed per annum rate (the "Bank of America Revised Rate") equal to its Mortgage Rate plus 1% in the first two years following the Anticipated Repayment Date and 2.5% thereafter until final maturity. Interest received on a Bank of America ARD Loan after its Anticipated Repayment Date will be applied as follows: first, to the payment of all interest due but not yet paid at the Mortgage Rate in effect immediately prior to the Anticipated Repayment Date, second, to the payment of interest due but not yet paid at the Excess Interest Rate, third, to the payment of Default Interest, if any, due in respect of the amount described in priority first, and fourth, to the payment of Default Interest, if any, due in respect of the amount described in priority second. Amounts described in priorities second and fourth are referred to in this prospectus supplement as "Bank of America Excess Interest". "Bank of America Excess Interest Rate" shall mean the difference in rate of the Revised Rate over the Mortgage Rate. In addition to paying interest (at the Revised Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Bank of America Excess Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on such Bank of America ARD Loan as called for in the related loan documents. Nine of the Mortgage Loans (each a "PMCF ARD Loan"), which represent 9.6% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if not paid in full by each such PMCF ARD Loan's Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, each PMCF ARD Loan generally will bear interest at a fixed per annum rate (the "PMCF Revised Rate") equal to its Mortgage Rate plus 2%, or the interest rate applicable for certain non-callable U.S. treasury obligations of comparable terms plus 2%, whichever is greater. The interest accrued at the excess of the PMCF Revised Rate over the Mortgage Rate (such interest, the "PMCF Excess Interest"; and such difference in rate, the "PMCF Excess Interest Rate") will be deferred until the principal of such PMCF ARD Loan is paid in full and, except where limited by applicable laws, will itself accrue interest at the Revised Rate. Non-payment of such PMCF Excess Interest will not constitute a default under such PMCF ARD Loan prior to the related maturity date. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage
Rate) and principal (based on the amortization schedule), the borrower generally will be required to apply all remaining monthly cash flow from the related Mortgage Property, if any, after paying all permitted operating expenses and capital expenditures, to pay principal on the PMCF ARD Loan until the PMCF ARD Loan is paid in full. As used in this prospectus supplement, (i) "ARD Loan" shall mean collectively each of the Bank of America ARD Loans and the PMCF ARD Loans; (ii) "Revised Rate" shall mean collectively the Bank of America Revised Rate and the PMCF Revised Rate; (iii) "Excess Interest" shall mean collectively the Bank of America Excess Interest and the PMCF Excess Interest; and (iv) "Excess Interest Rate" shall mean collectively the Bank of America Excess Interest Rate and the PMCF Excess Interest Rate.

     Amortization of Principal. One hundred seven Mortgage Loans, which represent 88.0% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Eleven Mortgage Loans, which represent 12.0% of the Initial Pool Balance, are ARD loans.

     The original term to stated maturity of each Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date was between 60 and 180 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 180 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, to its Anticipated Repayment Date will range from 48 to 175 months, and the weighted average remaining term to stated maturity of the Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date will be 109 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 173 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 340 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments and ARD Loans" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally 2 to 7 months before the final payment date of such Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 17 months to 168 months, with a weighted average remaining Lock-out Period of 101 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from two months to seven months prior to stated maturity or, in the case of an ARD Loan, the Anticipated Repayment Date, with a weighted average Open Period of four months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred seven Mortgage Loans, representing 92.2% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). One Mortgage Loan, which represents 0.4% of the Initial Pool Balance:
(a) has an initial Lock-out Period, (b) is then subject after expiration of the initial Lock-out Period to a period where the borrower has an option either to
(i) prepay such Mortgage Loan subject to a Prepayment Premium or (ii) defease such Mortgage Loan, and (c) is subject to an Open Period thereafter. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date,
     (b) in amounts at least equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the securities or the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the anticipated repayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

                                                                          LOAN       CUT-OFF     LTV
                                MORTGAGE    CUT-OFF                    BALANCE PER    DATE     RATIO AT
                                  LOAN        DATE        PROPERTY      SF/UNIT/       LTV     MATURITY   UNDERWRITING   MORTGAGE
          LOAN NAME              SELLER     BALANCE         TYPE        ROOM/PADS     RATIO     OR ARD        DSCR         RATE
          ---------             --------  ------------   -----------   -----------   -------   --------   ------------   --------
Regency Square................  BofA      $ 82,083,574     Retail       $    177      61.9%     54.0%         1.66x      6.750%
Town Center East..............  PMCF        45,300,487      Land        $     39      71.4%     61.8%         1.15x      6.500%
MICC Adler Portfolio            BofA        43,723,691     Office       $     70      74.4%     69.0%         1.40x      7.010%
New Potomac Portfolio.........  PMCF        38,967,597   Multifamily    $ 31,199      74.5%     65.1%         1.44x      6.880%
200 Docks Corner Road.........  PMCF        36,640,623   Industrial     $     30      72.8%     67.2%         1.31x      6.980%
84 William Street.............  BofA        32,845,972   Multifamily    $271,454      79.5%     70.0%         1.23x      7.125%
Williamsburg Outlet Center....  PMCF        32,288,033     Retail       $    118      51.3%     42.2%         1.80x      7.690%
880 Troy Corporate Center.....  BofA        31,851,704     Office       $    171      73.7%     62.8%         1.26x      7.110%
The Plaza at Citrus Park......  PMCF        29,896,007     Retail       $     92      74.7%     65.1%         1.46x      6.760%
840 Troy Corporate Center.....  BofA        27,941,839     Office       $    150      72.8%     64.0%         1.26x      7.110%
                                          ------------
TOTAL/WTD. AVG..........................  $401,539,527                                69.8%     61.4%         1.42X      6.944%
                                          ============

Regency Square Mall

     The Loan. The Mortgage Loan (the "Regency Square Mall Loan") is secured by a first mortgage encumbering an anchored regional mall located in Richmond, Virginia. The Regency Square Mall Loan represents approximately 7.3% of the Initial Pool Balance. Originated on October 19, 2001, the Regency Square Mall Loan has a principal balance of $82,083,574 as of the Cut-off Date. The Regency Square Mall Loan was made to Taubman Regency Square Associates, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Regency Square Mall Loan.

     The Regency Square Mall Loan has a remaining term of 114 months and matures on November 1, 2011. The Regency Square Mall Loan may not be prepaid on or prior to May 1, 2011. The Regency Square Mall Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Property. The Regency Square Mall is situated on 38.16 acres and was constructed in 1975 and renovated in 1987 as a retail shopping center with both anchor and in-line spaces totaling 779,604 square feet. The Mortgaged Property securing the Regency Square Mall Loan totals 464,861 net rentable square feet. As of December 31, 2001, the occupancy rate for the Mortgaged Property securing the Regency Square Mall Loan was 97.5%.

     The Mortgaged Property is situated in Henrico County and is the primary mall within the suburban area of Richmond commonly referred to as the West End. The primary market competitors include Chesterfield Town Center (10 miles South) and Virginia Center Commons (10 miles North East). These primary market competitors generate average mall store sales of $370 and $350 per square foot, respectively, with similar anchor stores, compared to average mall store sales of over $450 per square foot in 2001 for the Mortgaged Property securing the Regency Square Mall Loan. Comparable average mall store sales have exceeded $400 per square foot at the Mortgaged Property for three consecutive years. The Mortgaged Property's Hecht's stores rank (when combined) as one of the top performing locations in the Hecht's chain with 2001 sales of $66.55 million or $297 per square foot over the combined North and South store area of 223,823 square feet.

     The following table presents information relating to the anchor and major tenants at the Mortgaged Property:

                         YEAR END      % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                 2001 SALES/SF    REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                 -------------   ----------   ------------   -------------   -------------   -----------
Hechts North.........      $226           5.17%       123,537          26.58%        10/14/25        $ 6.69
Hechts South.........      $385           0.24%       100,286          21.57%        10/15/15        $ 3.17
The Limited..........      $351           4.04%        15,298           3.29%         1/31/07        $45.33
Lerner New York......      $213           2.91%        11,541           2.48%         1/31/04        $42.83
Abercrombie &
  Fitch..............      $327           2.66%         9,274           2.00%         1/31/08        $45.83

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves in the event that the debt service coverage ratio, as computed by the lender, is less than 1.30x. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are released to the borrower until such time as: (i) the debt service coverage ratio, as computed by the lender, is less than 1.30x, or (ii) the occurrence of an event of default pursuant to the Regency Square Mall Loan documents at which time such funds shall be applied as described in the Regency Square Mall Loan documents.

     Sponsor. The sponsor of the borrower is the Taubman Realty Group Limited Partnership, the managing general partner of which is Taubman Centers Inc., a REIT that is publicly traded on the New York Stock Exchange. Taubman Centers Inc. operates manages, leases, acquires, develops and expands regional shopping centers across the country. The company generated revenues of $341 million for the year ended December 31, 2001 and had a market capitalization of $751 million as of April 23, 2002.

     Property Management. Taubman Company Limited Partnership is the property manager. As of December 31, 2001, Taubman Company Limited Partnership managed 20 urban and suburban retail centers located in 10 states and provided third-party management for 11 super-regional (non-owned) retail centers. The property manager is affiliated with the borrower.

     Financial Information.

                                                       MOST RECENT
                                                       (12/31/01)
                                        UNDERWRITTEN   (FULL YEAR)
                                        ------------   -----------
Effective Gross Income................  $16,800,774    $16,283,705
Total Expenses........................  $ 5,638,415    $ 5,272,075
Net Operating Income (NOI)............  $11,162,359    $11,011,630
Cash Flow (CF)........................  $10,687,422    $11,011,630
DSCR on NOI...........................         1.74x          1.71x
DSCR on CF............................         1.66x          1.71x

Town Center East

     The Loan. The Mortgage Loan (the "Town Center East Loan") is secured by a first mortgage encumbering six land parcels in Foster City, California. The Town Center East Loan represents approximately 4.0% of the Initial Pool Balance. Originated on November 15, 2001, the Town Center East Loan has a principal balance of $45,300,487 as of the Cut-off Date. The Town Center East Loan was made to Metro TCE LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Center East Loan.

     The Town Center East Loan has a remaining term to Anticipated Repayment Date of 115 months with an Anticipated Repayment Date of December 1, 2011, and matures on December 1, 2031. The Town Center East Loan may not be prepaid prior to September 1, 2011. The Town Center East Loan is subject to defeasance with United States government obligations beginning on the date that is the earlier to occur of four years following November 15, 2001, or 25 months after the Delivery Date.

     The Property. The Mortgaged Property securing the Town Center East Loan consists of six land parcels with an aggregate area of 26.50 acres which are subject to long-term ground leases. Under the terms of the ground leases, the ground tenants, which include Equity Office Properties, Orchard Supply Hardware and Wells Fargo Bank, pay ground rent to the borrower on a triple net basis. The improvements on the Mortgaged Property, which are not currently collateral for the Town Center East Loan but which are subject to a reversionary interest in favor of the borrower, were constructed between 1985 and 1989 as a mixed-use facility with retail spaces totaling approximately 98,700 net rentable square feet and office spaces totaling approximately 676,230 net rentable square feet.

     The Mortgaged Property has an appraised value (as encumbered by the ground leases) of $63.4 million. This valuation excludes the value of the improvements (six buildings), four of which were purchased by Spieker Properties (which was subsequently acquired by Equity Office Properties) in 1998 for $131 million. Two of the ground tenants are investment grade rated by at least one major rating agency (Equity Office Properties is rated "BBB+" by S&P and Wells Fargo Bank is rated "AA" by Fitch, "Aa2" by Moody's and "A+" by S&P). The third tenant, Orchard Supply Hardware, is an affiliate of Sears, Roebuck and Co., an entity rated "A-" by Fitch, "A3" by Moody's and "A-" by S&P, although Sears has not guaranteed the Orchard Supply Hardware lease obligations.

     Escrows. Due to the triple net nature of the leases, the loan documents do not provide for escrows or reserves so long as the ground leases are in effect. The Town Center East Loan replacement reserves and tax and insurance reserves would be required at such time as any ground lease is no longer in effect and/or, with respect to the insurance reserve, if the borrower elects to maintain a blanket policy of insurance.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account may be withdrawn by the borrower until the earlier to occur of: (i) the Anticipated Repayment Date, or
(ii) the occurrence of an event of default pursuant to the Town Center East Loan documents, at which time such funds shall be applied as described in the Town Center East Loan documents.

     Property Management. Transpacific Development Co. is the property manager. Established in 1954, Transpacific Development Co. has developed approximately 10 million square feet of office, retail, and industrial space. The property manager is affiliated with the borrower.

     Financial Information.

                                                      MOST RECENT (12/31/01)
                                       UNDERWRITTEN    (1 MONTH ANNUALIZED)
                                       ------------   ----------------------
Effective Gross Income...............   $4,014,220          $4,014,220
Total Expenses.......................   $   40,142          $        0
Net Operating Income (NOI)...........   $3,974,078          $4,014,220
Cash Flow (CF).......................   $3,974,078          $4,014,220
DSCR on NOI..........................         1.15x               1.16x
DSCR on CF...........................         1.15x               1.16x

MICC Adler Portfolio

     The Loan. The Mortgage Loan (the "MICC Adler Loan") is secured by a first mortgage on a portfolio of 15 office, office-flex/warehouse and single tenant buildings in Miami, Florida. The MICC Adler Loan represents approximately 3.9% of the Initial Pool Balance. Originated on August 15, 2001, the MICC Adler Loan has a principal balance of $43,723,691 as of the Cut-off Date. The MICC Adler Loan was made to Adler Office Associates, Ltd., a Florida limited partnership, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the MICC Adler Loan.

     The MICC Adler Loan has a remaining term of 76 months and matures on September 1, 2008. The MICC Adler Loan may not be prepaid on or prior to July 1, 2008. The MICC Adler Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     Ownership Interest. All the Mortgaged Properties securing the MICC Adler Loan, except 8095 Northwest 12th Street, are owned by the Borrower as fee simple interests. The Borrower holds a leasehold interest in 8095 Northwest 12th Street pursuant to a ground lease that continues through September 24, 2048 with no renewal options. The ground lessor is an affiliate of the borrower and has mortgaged the fee interest in support of the MICC Adler Loan.

     The Properties. The Mortgaged Properties securing the MICC Adler Loan are situated on 38.10 acres and were constructed between 1979 and 2000 (in various phases) as fifteen office buildings with 626,945 net rentable square feet. The buildings located on the Mortgaged Property range from one to four-stories and 2,494 parking spaces are available for tenants and/or customers. As of January 4, 2002, the weighted average occupancy rate for the Mortgaged Properties securing the MICC Adler Loan was 91.6%.

     The Mortgaged Properties are situated in Miami-Dade County, which is the largest metropolitan area in the State of Florida and is located along the southeast coast of the United States of America. Tourism continues to be an economic mainstay, with construction, trade, international commerce and finance growing. More than 100 multinational corporations have offices in Miami-Dade County. The county is served by major roads including US-1, I-395, I-195, I-95, I-75, the Florida Turnpike and the Palmetto Expressway.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                         % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE    RENT
TENANT                                    REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     PER SF
------                                   ----------   ------------   -------------   -------------   ------
Parcel 1 -- Electronic Data Systems....     7.17%        45,510         100.00%         5/11/03      $15.28
Parcel 2 -- ITT Technical Institute....     4.06%        26,387          37.24%         7/12/06      $12.00
Parcel 3 -- FL Department of Revenue...     7.14%        36,200          54.27%         3/31/06      $17.03
Parcel 4 -- United Health Care
  Services.............................     3.42%        16,043          37.77%         2/28/06      $20.24
Parcel 5 -- Dade County Public
  Safety...............................     3.25%        17,430          19.44%        10/31/05      $18.27
Parcel 6 -- Metro Dade Corrections.....     1.53%         8,400          10.57%         1/25/03      $17.37
Parcel 7 -- Bally Total Fitness........     7.11%        36,000         100.00%        10/14/06      $18.77
Parcel 8 -- Equitrac Corporation.......     2.38%        16,288          25.92%        11/30/03      $14.50
Parcel 9 -- GSA Drug Enforcement.......     1.22%        11,900           8.92%        12/31/05      $16.18

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves. The insurance reserve has been waived due to the availability of a blanket insurance policy. See Annex B in this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. The borrower has established an account with the agent into which all rents and other revenues will flow upon the occurrence of an event of default pursuant to the MICC Adler Loan documents, through the lock box account. These funds will then be applied as described in the MICC Adler Loan documents.

     Property Management. Adler Management Services is the property manager. Established in 1978, Adler Management Services currently manages over 7,500,000 square feet of industrial and office space.

     Financial Information.

                                                             MOST RECENT
                                                             (12/31/01)
                                              UNDERWRITTEN   (FULL YEAR)
                                              ------------   -----------
Effective Gross Income......................   $8,746,520    $8,969,175
Total Expenses..............................   $3,093,566    $3,084,956
Net Operating Income (NOI)..................   $5,652,954    $5,884,219
Cash Flow (CF)..............................   $4,913,996    $5,884,219
DSCR on NOI.................................         1.61x         1.67x
DSCR on CF..................................         1.40x         1.67x

New Potomac Portfolio

     The Loan. The Mortgage Loan (the "New Potomac Portfolio Loan") is evidenced by seven individual promissory notes, each secured by a first mortgage encumbering one of seven multifamily properties in Prince George's and Montgomery Counties, Maryland. The notes and mortgages are cross-defaulted and cross-collateralized. The New Potomac Portfolio Loan represents approximately 3.5% of the Initial Pool Balance. Originated on December 18, 2001, the New Potomac Portfolio Loan has a principal balance of $38,967,597 as of the Cut-off Date. The New Potomac Portfolio Loan was made to New Potomac Limited Partnership, a Delaware limited partnership, which is a special purpose, bankruptcy remote entity with an independent director.

     The New Potomac Portfolio Loan has a remaining term of 116 months and matures on January 1, 2012. The New Potomac Portfolio Loan may not be prepaid prior to October 1, 2011. The New Potomac Portfolio Loan is subject to defeasance with United States government obligations beginning on the date that is the earlier to occur of four years following December 18, 2001, or 25 months after the Delivery Date.

     The Property. The Mortgaged Properties securing the New Potomac Portfolio Loan were originally constructed between 1943 and 1967, and consist of seven complexes ranging from two to four stories in height and totaling 1,249 units. All of the Mortgaged Properties securing the New Potomac Portfolio Loan are located in Maryland (4 in Hyattsville, and one each in Silver Spring, Brentwood, and Landover), all of which are approximately seven miles outside of the Washington, DC central business district. As of January 31, 2002, the weighted average occupancy rate for the Mortgaged Properties securing the New Potomac Portfolio Loan was 99.1%.

     Since 1998, the Mortgaged Properties have undergone approximately $2.2 million ($1,753/unit) of renovations, including replacement of carpeting, cabinets, flooring, refrigerators and ranges, as well as painting. The renovations have allowed rents at the Mortgaged Properties to be increased by an annual average of approximately 14% since 1998.

     The following table presents information relating to the unit configuration of the Mortgaged Properties:

                                                       1 BEDROOM   2 BEDROOM   3 BEDROOM
                                                       ---------   ---------   ---------
Number of Units......................................     535         700           14
Average Rent($)......................................     704         870        1,079

     Release Provisions. The entire New Potomac Portfolio Loan may be defeased or all of the Mortgaged Properties transferred in connection with an assumption of the entire New Potomac Portfolio Loan, each in accordance with the terms of the loan documents. In addition a one-time transfer of each individual Mortgaged Property, and the release of the Mortgaged Property(ies) from the cross-collateralization and cross-default provisions of the New Potomac Portfolio Loan, or the defeasance of each individual Note, and the release of the related Mortgaged Property(ies) from the cross-collateralization and cross-default provisions are allowed subject to certain conditions stated in the loan documents including: (i) the payment of 125% of the loan amount allocated to said property, and (ii) a debt service coverage ratio of at least 1.25x and a maximum loan to value ratio of 80% for the remaining Mortgaged Properties.

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement reserves. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Property Management. Sawyer Property Management of Maryland, LLC is the property manager and an affiliate of Sawyer Realty Holdings, LLC. Established in 1992, Sawyer Realty Holdings, LLC currently manages 33 properties consisting of 7,288 multifamily units. The property manager is affiliated with the borrower.

     Financial Information.

                                                            MOST RECENT
                                                            (12/31/01)
                                             UNDERWRITTEN   (FULL YEAR)
                                             ------------   -----------
Effective Gross Income.....................  $10,712,628    $10,689,395
Total Expenses.............................  $ 5,812,076    $ 5,841,208
Net Operating Income (NOI).................  $ 4,900,552    $ 4,848,187
Cash Flow (CF).............................  $ 4,442,359    $ 4,414,050
DSCR on NOI................................         1.59x          1.57x
DSCR on CF.................................         1.44x          1.43x

200 Docks Corner Road

     The Loan. The Mortgage Loan (the "Docks Corner Road Loan") is secured by a first mortgage encumbering an industrial warehouse building in South Brunswick, New Jersey. The Docks Corner Road Loan represents approximately 3.3% of the Initial Pool Balance. Originated on August 24, 2001, the Docks Corner Road Loan has a principal balance of $36,640,623 as of the Cut-off Date. The Docks Corner Road Loan was made to AMB-SGP Docks, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent special manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Docks Corner Road Loan.

     The Docks Corner Road Loan has a remaining term of 55 months and matures on December 1, 2006. The Docks Corner Road Loan may not be prepaid on or prior to October 1, 2003. If such prepayment occurs after October 1, 2003, but before November 1, 2006, the borrower will be required to pay a prepayment premium equal to the greater of: (A) 0.75% of the principal amount prepaid, or (B) an amount sufficient to equal the net present value of the future cash flow from the loan had such prepayment not occurred, discounted at the treasury rate (interpolated based on the yield on the U.S. Treasury issue having a maturity date closest to the maturity date for the loan).

     The Property. The Mortgaged Property securing the Docks Corner Road Loan is situated on 80.88 acres and was constructed in 1957 and 1997 as an industrial warehouse building with 1,205,621 net rentable square feet. As of January 31, 2002, the occupancy rate for the Mortgaged Property securing the Docks Corner Road Loan was 75.0%, however, the Mortgaged Property is 100.0% leased to 6 tenants, including a master lease of the currently unoccupied 25% by an affiliate of the borrower.

     The borrower under the Docks Corner Road Loan is affiliated with each of AMB Property Corporation (rated "Baa1" by Moody's, "BBB" by S&P) and GIC Real Estate, Inc., a real estate investment company controlled by the Government of Singapore. The Mortgaged Property securing the Docks Corner Road Loan is situated in New Jersey's Middlesex County, between New York City and Philadelphia. In addition to containing the largest amount of industrial space in New Jersey with over 210 million square feet, Middlesex County is also recognized as a major transportation corridor, with the New Jersey Turnpike, I-287, and the Garden State Parkway intersecting in the eastern part of the county. The Mortgaged Property has undergone an extensive capital renovation program, culminating in the 1997 construction of a 649,638 square foot addition.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                             % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE   ANNUAL
TENANT                        REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT/SF
------                       ----------   ------------   -------------   -------------   -------
Cooper Tire & Rubber
  Company..................    27.65%       329,202          27.31%        09/30/08       $4.18
AMB-SGP Operating
  Partnership..............    24.40%       303,843          25.20%        09/30/06       $4.00
Barnes & Noble.............    14.70%       172,249          14.29%        05/31/03       $4.25
Home Depot USA, Inc........    13.05%       162,478          13.48%        03/04/03       $4.00
Franco Apparel Group,
  Inc......................    12.20%       148,187          12.29%        10/31/09       $4.10
Total Logistic Control.....     6.30%        89,662           7.44%        08/31/02       $3.50

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement and tenant improvement/leasing commission reserves. In lieu of funded insurance escrows, the borrower deposited three months of insurance premiums into an insurance reserve. In addition, the borrower posted a $1,660,000 letter of credit for costs associated with leasing the unoccupied space. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account may be withdrawn by the borrower until such time as: (i) the debt service coverage ratio, as computed by the lender, is less than 1.10x, or (ii) the occurrence of an event of default pursuant to the Docks Corner Road Loan documents, at which time such funds shall be applied as described in the Docks Corner Road Loan documents.

     Property Management. Matrix Realty, Inc. is the property manager. Matrix Realty, Inc. is an affiliate of Matrix Development Group. Matrix Development Group has over 21 years of real estate experience and has developed a diversified portfolio of over 10 million square feet of commercial space.

     Financial Information.

                                                      MOST RECENT (12/31/01)
                                       UNDERWRITTEN    (9 MOS. ANNUALIZED)
                                       ------------   ----------------------
Effective Gross Income...............   $6,008,796          $5,916,526
Total Expenses.......................   $1,475,023          $1,333,091
Net Operating Income (NOI)...........   $4,533,773          $4,583,435
Cash Flow (CF).......................   $4,099,750          $4,038,871
DSCR on NOI..........................         1.45x               1.46x
DSCR on CF...........................         1.31x               1.29x

84 William Street

     The Loan. The Mortgage Loan (the "84 William Street Loan") is secured by a first mortgage encumbering a multifamily property in New York, New York. The 84 William Street loan represents approximately 2.9% of the Initial Pool Balance. Originated on October 15, 2001, the 84 William Street Loan has a principal balance of $32,845,972 as of the Cut-off Date. The 84 William Street Loan was made to 84 William Street Associates, LLC, a New York limited liability company, which is a special purpose, bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 84 William Street Loan.

     The 84 William Street Loan has a remaining term of 114 months and matures on November 1, 2011. The 84 William Street Loan may not be prepaid on or prior to August 1, 2011. The 84 William Street Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Property. The Mortgaged Property securing the 84 William Street Loan is situated on 0.17 acres and was constructed in 1907 as an office building in the financial district of Manhattan. The Mortgaged Property consists of a seventeen-story apartment building that was recently converted to an 121 unit apartment building with 111,184 square feet above grade and 5,500 square feet of ground floor retail space. One hundred and twenty-one units are fully leased for student housing under a lease for a ten-year term with one ten-year renewal option with New School University, which was founded in 1919 and has a current enrollment of 25,000 graduate and undergraduate students. As of January 30, 2002, the occupancy rate for the Mortgaged Property securing the 84 William Street Loan was 100.0%.

     The Mortgaged Property is situated on the southeast corner of William Street and Maiden Lane in Manhattan. It is within five blocks of the major subway lines connecting the downtown financial district to the rest of Manhattan, Brooklyn, the Bronx and Queens.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                              1 BEDROOM   2 BEDROOM
                                                              ---------   ---------
Number of Units.............................................      119           2
Average Rent ($)............................................    2,998       4,106

     Escrows. The loan documents provide for replacement reserves. Beginning in year 6 and continuing through year 9, the borrower will deposit $8,333 on each scheduled payment date. In the event the master lessee does not renew on or prior to the commencement of the 10th year of the loan term, the borrower will deposit on each scheduled payment date $50,000 until the maturity date. See Annex B in this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are released to the borrower until such time as: (i) the debt service coverage ratio, as computed by the lender, is less than 1.10x, or (ii) the occurrence of an event of default pursuant to the 84 William Street Loan documents, at which time such funds shall be applied as described in the 84 William Street Loan documents.

     Sponsor. The principals of the borrower, Mr. Berman and Mr. Fromer have over twenty-five years of combined real estate experience, the majority of which has been in multifamily development. Mr. Berman is a principal of the Witkoff Group, a fully integrated real estate investment firm that owns a portfolio of real estate across the United States. Witkoff currently owns more than 24 properties in New York, New Jersey, Pennsylvania, Texas, Illinois, Michigan and England. Mr. Berman and Mr. Fromer have experience converting office buildings to residential buildings in New York City.

     Property Management. Metro Loft Management, LLC is the property manager. Established in 1996, Metro Loft Management, LLC currently manages approximately 300 multifamily units in 4 properties in the New York City market.

     Financial Information.

                                                        MOST RECENT (1/31/02)
                                         UNDERWRITTEN    (1 MO. ANNUALIZED)
                                         ------------   ---------------------
Effective Gross Income.................   $4,269,931         $4,234,536
Total Expenses.........................   $  945,056         $  378,612
Net Operating Income (NOI).............   $3,324,875         $3,855,924
Cash Flow (CF).........................   $3,288,575         $3,855,924
DSCR on NOI............................        1.25x              1.45x
DSCR on CF.............................        1.23x              1.45x

Williamsburg Outlet Center

     The Loan. The Mortgage Loan (the "Williamsburg Outlet Center Loan") is secured by a first mortgage encumbering a retail shopping center in Williamsburg, Virginia. The Williamsburg Outlet Center Loan represents approximately 2.9% of the Initial Pool Balance. Originated on October 19, 2001, the Williamsburg Outlet Center Loan has a principal balance of $32,288,033 as of the Cut-off Date. The Williamsburg Outlet Center Loan was made to Williamsburg Outlets, L.L.C., a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Williamsburg Outlet Center Loan.

     The Williamsburg Outlet Center Loan has a remaining term of 114 months and matures on November 1, 2011. The Williamsburg Outlet Center Loan may not be prepaid prior to August 1, 2011. The Williamsburg Outlet Center Loan is subject to defeasance with United States government obligations beginning on the date that is the earlier to occur of three years following October 19, 2001, or 25 months after the Delivery Date.

     The Property. The Mortgaged Property securing the Williamsburg Outlet Center Loan is situated on 38.32 acres and was constructed between 1988 and 1995 as a retail outlet mall with spaces totaling approximately 274,501 net rentable square feet. As of January 31, 2002, the occupancy rate for the Mortgaged Property securing the Williamsburg Outlet Center Loan was 97.7%.

     The Mortgaged Property is within a one-hour drive of both the Richmond and Norfolk metropolitan areas. Tourism is a major contributor to the local economy, with several tourist attractions nearby, including Busch Gardens and Water Country USA amusement parks, Jamestown and Yorktown historical parks, and the Colonial Williamsburg restoration area. The Mortgaged Property, which consists of more than 80 tenant spaces, has realized sales per square foot averaging approximately $400/square foot since 1998. The occupancy rate for the Mortgaged Property has been between 97%-100% since the Mortgaged Property was developed in 1988.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                SALES PER   % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE   ANNUAL
TENANT                             SF        REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT/SF
------                          ---------   ----------   ------------   -------------   -------------   -------
Reebok........................    $438         2.35%        10,000          3.64%         11/30/02      $13.00
Bass Company Store............    $310         2.64%         8,555          3.12%         10/31/02      $17.10
Nike..........................    $618         1.69%         8,200          2.99%         08/31/05      $11.40

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement and tenant improvement/leasing commission reserves. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are released to the borrower until such time as: (i) the debt service coverage ratio, as computed by the lender, is less than 1.30x, or (ii) the occurrence of an event of default pursuant to the Williamsburg Outlet Center Loan documents, at which time such funds shall be applied as described in the Williamsburg Outlet Center Loan documents.

     Sponsor. The members of the borrower are Triple Outlet World Joint Venture and Williamsburg Finance, Inc. The borrower is controlled by Lothar Estein, who is a partner of Estein & Associates, a Florida limited partnership that syndicates investments in commercial real estate. Mr. Estein and his partners have raised over $1 billion in equity for various investments since Estein & Associates was formed in 1974. Currently he and his partners own a controlling interest in 10 designer factory outlet shopping malls in the United States containing a total of 4.75 million square feet.

     Property Management. The Prime Outlets at Williamsburg, L.L.C. is the property manager, which is an affiliate of Prime Retail, L.P. As of December 31, 2000, Prime Retail, L.P. managed 48 outlet centers encompassing 13,500,000 square feet of space in 25 states and Puerto Rico. The property manager is affiliated with the borrower.

     Financial Information.

                                                             MOST RECENT
                                                             (12/31/01)
                                              UNDERWRITTEN   (FULL YEAR)
                                              ------------   -----------
Effective Gross Income......................   $7,769,520    $8,143,499
Total Expenses..............................   $2,163,658    $2,161,216
Net Operating Income (NOI)..................   $5,605,862    $5,982,283
Cash Flow (CF)..............................   $5,269,573    $5,927,371
DSCR on NOI.................................         1.91x         2.04x
DSCR on CF..................................         1.80x         2.02x

880 Troy Corporate Center

     The Loan. The Mortgage Loan (the "880 Troy Corporate Center Loan") is secured by a first mortgage encumbering an office building in Troy, Michigan. The 880 Troy Corporate Center Loan represents approximately 2.8% of the Initial Pool Balance. Originated on November 30, 2001, the 880 Troy Corporate Center Loan has a principal balance of $31,851,704 as of the Cut-off Date. The 880 Troy Corporate Center Loan was made to 880 West Long Lake Associates, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 880 Troy Corporate Center Loan.

     The 880 Troy Corporate Center Loan has a remaining term of 115 months and matures on December 1, 2011. The 880 Troy Corporate Center Loan may not be prepaid on or prior to September 1, 2011. The 880 Troy Corporate Center Loan is subject to defeasance with the United States government obligations beginning two years after the Delivery Date.

     The Property. The Mortgaged Property securing the 880 Troy Corporate Center Loan is situated on 11.18 acres and was constructed in 1999 as a six-story office building with 186,565 net rentable square feet. As of February 12, 2002, the occupancy rate for the Mortgaged Property securing the 840 Troy Corporate Center Loan was 100.0%.

     The Mortgaged Property is situated in the northwest portion of Troy, a suburban community outside of Detroit. The population in Troy is projected to increase and average income levels are higher than those in the Detroit metropolitan statistical area. The majority of the local population is employed in a service industry, including finance, insurance and real estate. The companies that provide employment in these categories require their employees to work in office space. The only tenant, InterOne/Omnicom Group, is rated "A3" by Moody's and "A" by S&P. Omnicom Group Inc. is a listed marketing and corporate communications company with strategic holdings in over 1,500 agencies operating in approximately 100 countries. For the year ended December 31, 2001 the company posted revenues of $6.9 billion and had a market capitalization of $17.6 billion as of April 23, 2002.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                 % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE    RENT
TENANT                            REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     PER SF
------                           ----------   ------------   -------------   -------------   ------
InterOne/Omnicom Group.........    100.00%      186,565         100.00%        12/31/19      $27.01

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves. See Annex B in this prospectus supplement for information regarding escrow reserves.

     Early Termination Provision. The InterOne/Omnicom Group lease has an early termination provision should InterOne/Omnicom Group's business relationship with DaimlerChrysler be completely terminated. The termination provision provides that in the event InterOne/Omnicom Group no longer provides services to DaimlerChrysler, Interone has the right to terminate the lease any time on or after the 10th anniversary of the commencement date (ie. January 2010), upon six-months notice. InterOne/Omnicom Group must pay a termination fee in the amount of: (i) unamortized cost of the tenant improvement costs, (ii) any brokers fees, and (iii) the basic rent, additional expenses and additional taxes in effect for the six-month period after such termination. The termination fee will be assigned to the lender to cover releasing costs and debt service payments. In addition, upon notice, a cash sweep through the cash management agreement will be implemented that provides additional reserves. The total reserve may be used, at the lender's discretion, for either: (a) debt service payments, up to 18-months, with the balance of the funds dedicated to tenant improvement and leasing commission costs to re-tenant the vacated space, or (b) reimbursements to the borrower for tenant improvement and leasing commission costs if the borrower is not in default under the 880 Troy Corporate Center Loan. The termination fee amounts to approximately $6.4 million.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are swept into a collection account monthly for disbursement as described in the 840 Troy Corporate Center Loan documents. The lender has control over both the lock box and collection accounts.

     Sponsor. The sponsor of the borrower is Michael Kojaian, a principal of the Kojaian Companies, a national operation offering a full range of real estate services. The Kojaian Companies own approximately 25 million square feet of real estate in 10 states. In addition Mr. Kojaian sits on the board of the property management company, Grubb & Ellis, and recently invested an additional $15.2 million in the company through Kojaian Ventures, positioning Kojaian with the opportunity to exercise the voting power of a majority stockholder.

     Property Management. Grubb & Ellis Management Services, Inc. is the property manager. Established in 1958, Grubb & Ellis Management Services, Inc. currently manages 150 million square feet of space with 18 million square feet in the local market.

     Financial Information.

                                                       MOST RECENT (1/31/02)
                                        UNDERWRITTEN    (1 MO. ANNUALIZED)
                                        ------------   ---------------------
Effective Gross Income................   $4,959,844         $5,044,584
Total Expenses........................   $1,547,522         $1,688,952
Net Operating Income (NOI)............   $3,412,322         $3,355,632
Cash Flow (CF)........................   $3,253,590         $3,355,632
DSCR on NOI...........................         1.32x              1.30x
DSCR on CF............................         1.26x              1.30x

The Plaza at Citrus Park

     The Loan. The Mortgage Loan (the "Plaza at Citrus Park Loan") is secured by a first mortgage encumbering a retail shopping center in Tampa, Florida. The Plaza at Citrus Park Loan represents approximately 2.7% of the Initial Pool Balance. Originated on December 20, 2001, The Plaza at Citrus Park Loan has a principal balance of $29,896,007 as of the Cut-off Date. The Plaza at Citrus Park Loan was made to KIR Tampa 003, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to borrower delivered a non-consolidation opinion in connection with the origination of the Mortgage Loan.

     The Plaza at Citrus Park Loan has a remaining term to Anticipated Repayment Date of 116 months with an Anticipated Repayment Date of January 1, 2012, and matures on January 1, 2032. The Plaza at Citrus Park Loan may not be prepaid prior to October 1, 2011. The Plaza at Citrus Park Loan is subject to defeasance with United States government obligations beginning on the date that is the earlier to occur of four years following December 20, 2001, or 25 months after the Delivery Date.

     The Property. The Mortgaged Property securing The Plaza at Citrus Park Loan is situated on 72.80 acres and was constructed between 1999 and 2000 as a retail shopping center with both anchor and in-line spaces totaling approximately 324,846 net rentable square feet. As of January 28, 2002, the occupancy rate for the Mortgaged Property securing The Plaza at Citrus Park Loan was 97.5%.

     The borrower under the Plaza at Citrus Park Loan is an affiliate of Kimco Realty Corporation (rated "A3" by Moody's, "A-" by S&P), a REIT that is publicly traded on the New York Stock Exchange. Kimco Realty Corporation is an owner and operator of neighborhood and community shopping centers. The Mortgaged Property is situated adjacent to the Citrus Park Town Center Mall, a regional mall which contains 1.1 million square feet of retail space.

     The following table presents information relating to the anchor and major tenants at the Mortgaged Property:

                                                               NET        % OF
                                      SALES       % OF      RENTABLE      NET       DATE OF
                                       PER       GROSS        AREA      RENTABLE     LEASE      ANNUAL
TENANT                                  SF      REVENUE       (SF)        AREA     EXPIRATION   RENT/SF
------                                ------   ----------   ---------   --------   ----------   -------
Best Buy............................   $759      14.83%      46,121      14.20%     01/31/16    $12.75
Jo-Ann Fabrics......................   $112      11.59%      45,965      14.15%     01/31/16    $10.00
Bed, Bath & Beyond..................   $162      11.85%      40,852      12.58%     01/31/15    $11.50
The Sports Authority................   $141       9.17%      38,284      11.79%     07/31/10    $ 9.50
Ross Stores.........................   $240       7.04%      30,233       9.31%     01/31/10    $ 9.24
PetsMart............................   $133       9.05%      26,085       8.03%     01/31/15    $13.75
Staples.............................    UAV       6.66%      24,006       7.39%     10/31/10    $11.00

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement and tenant improvement/leasing commissions reserves. Insurance escrows are not required as long as borrower remains under the control of Kimco Income Operating Partnership, L.P. and delivers to the Master Servicer evidence of insurance payments either annually or semi-annually. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Lock Box Account. The Plaza at Citrus Park Loan is structured with a lockbox that becomes effective on the earlier to occur of: (i) an event of default under the Plaza at Citrus Park Loan documents, (ii) failure of the borrower to provide the Master Servicer with a loan commitment for refinancing on or prior to October 1, 2011, (iii) the loan commitment provided pursuant to clause (ii) above terminating or becoming void prior to funding, or (iv) the Anticipated Repayment Date, at which time such funds shall be applied as described in The Plaza at Citrus Park Loan documents

     Property Management. Kimco Realty Corporation is the property manager. Kimco Realty Corporation currently manages a portfolio of approximately 500 retail centers encompassing 66,000,000 square feet of space in 41 states. The property manager is affiliated with the borrower.

     Financial Information.

                                                      MOST RECENT (12/31/01)
                                       UNDERWRITTEN    (5 MOS. ANNUALIZED)
                                       ------------   ----------------------
Effective Gross Income...............   $4,844,094          $4,507,083
Total Expenses.......................   $1,223,014          $  789,000
Net Operating Income (NOI)...........   $3,621,080          $3,718,083
Cash Flow (CF).......................   $3,422,664          $3,718,083
DSCR on NOI..........................         1.55x               1.59x
DSCR on CF...........................         1.46x               1.59x

840 Troy Corporate Center

     The Loan. The Mortgage Loan (the "840 Troy Corporate Center Loan") is secured by a first mortgage encumbering an office building in Troy, Michigan. The 840 Troy Corporate Center Loan represents approximately 2.5% of the Initial Pool Balance. Originated on November 30, 2001, the 840 Troy Corporate Center Loan has a principal balance of $ 27,941,839 as of the Cut-off Date. The 840 Troy Corporate Center Loan was made to 840 West Long Lake Associates, LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 840 Troy Corporate Center Loan.

     The 840 Troy Corporate Center Loan has a remaining term of 115 months and matures on December 1, 2011. The 840 Troy Corporate Center Loan may not be prepaid on or prior to September 1, 2011. The 840 Troy Corporate Center Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Property. The Mortgaged Property securing the 840 Troy Corporate Center Loan is situated on 11.18 acres and was constructed in 1999 as a six-story office building with 186,565 net rentable square feet. As of February 4, 2002, the occupancy rate for the Mortgaged Property securing the 840 Troy Corporate Center Loan was 100.0%.

     The Mortgaged Property is situated in the northwest portion of Troy, a suburban community outside of Detroit. The population in Troy is projected to increase and average income levels are higher than those in the Detroit metropolitan statistical area. The majority of the local population is employed in a service industry, including finance, insurance and real estate. The companies that provide employment in these categories require their employees to work in office space. The major tenant at the Mortgaged Property securing the 840 Troy Corporate Center Loan, Omnicom Group Inc., is rated "A3" by Moody's and "A" by S&P. Omnicom Group Inc. is a listed marketing and corporate communications company with strategic holdings in over 1,500 agencies operating in approximately 100 countries. For the year ended December 31, 2001 the company posted revenues of $6.9 billion and had a market capitalization of $17.6 billion as of April 23, 2002.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                                 % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE    RENT
TENANT                            REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     PER SF
------                           ----------   ------------   -------------   -------------   ------
InterOne/Omnicom Group.........    55.39%       110,158          59.05%        12/31/19      $27.28
Miller Canfield................    12.99%        24,815          13.30%        10/31/14      $23.07
Textron Fastening Systems......     9.69%        17,606           9.44%         3/31/05      $27.69

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves. See Annex B in this prospectus supplement for information regarding escrows and reserves.

     Early Termination Provisions. The InterOne/Omnicom Group lease has two termination provisions. The first, on January 1, 2010, the tenant has a one time option to vacate any or all of the occupied space with 12 months notice. If notice is given, tenant improvement/leasing commission reserves will be escrowed from available cash flow in amounts adequate to cover the costs of re-leasing the vacated space. The second, should InterOne/Omnicom Group's business relationship with DaimlerChrysler be completely terminated. The termination provision provides that in the event InterOne/Omnicom Group no longer provides services to DaimlerChrysler Interone has the right to terminate the lease any time on or after the 10th anniversary of the commencement date (ie. January
2010), upon six-months notice. InterOne/Omnicom Group must pay a termination fee in the amount of: (i) unamortized cost of the tenant improvement costs, (ii) any brokers fees, and (iii) the basic rent, additional expenses and additional taxes in effect for the six-month period after such termination. The termination fee will be assigned to the lender to cover releasing costs and debt service payments. In addition, upon notice, a cash sweep through the cash management agreement will be implemented that provides additional reserves. The total reserve may be used, at the lender's discretion, for either: (a) debt service payments, up to 18-months, with the balance of the funds dedicated to tenant improvement and leasing commission costs to re-tenant the vacated space, or (b) reimbursements to the borrower for tenant improvement and leasing commission costs if the borrower is not in default under the 880 Troy Corporate Center Loan. The termination fee amounts to approximately $4.7 million.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are swept into a collection account monthly for disbursement as described in the 840 Troy Corporate Center Loan documents. The lender has control over both the lock box and collection accounts.

     Sponsor. The sponsor of the borrower is Michael Kojaian, a principal of the Kojaian Companies, a national operation offering a full range of real estate services. The Kojaian Companies own approximately 25 million square feet of real estate in 10 states. In addition Mr. Kojaian sits on the board of the property management company, Grubb & Ellis, and recently invested an additional $15.2 million in the company through Kojaian Ventures, positioning Kojaian with the opportunity to exercise the voting power of a majority stockholder.

     Property Management. Grubb & Ellis Management Services, Inc. is the property manager. Established in 1958, Grubb & Ellis Management Services, Inc. currently manages 150 million square feet of space with 18 million square feet in the local market.

     Financial Information.

                                                             MOST RECENT
                                                              (1/31/02)
                                           UNDERWRITTEN   (1 MO. ANNUALIZED)
                                           ------------   ------------------
Effective Gross Income...................   $4,800,829        $4,901,916
Total Expenses...........................   $1,701,713        $1,595,436
Net Operating Income (NOI)...............   $3,099,116        $3,306,480
Cash Flow (CF)...........................   $2,854,392        $3,306,480
DSCR on NOI..............................         1.37x             1.46x
DSCR on CF...............................         1.26x             1.46x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 24 months prior to the Cut-off Date.

     Tenant Matters. Fifty-seven of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 48.7% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The six concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 128,090,534 of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Four Mortgaged Properties, which represent 2.9% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, in each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related

Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. One of the above mentioned four Mortgaged Properties, representing 1.1% of the Initial Pool Balance, is secured primarily by a mortgage on the borrower's fee interest in the Mortgaged Property. An unimproved portion of the Mortgaged Property (one of five entrances to the Mortgaged Property) is secured by a ground lease that was given no value in the underwriting process. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than three of the Mortgage Loans, representing 2.2% of the Initial Pool Balance, which permit additional unsecured debt. In addition, one Mortgaged Loan, representing 1.5% of the Initial Pool Balance, permits additional secured debt under certain circumstances. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. The borrower under 1 of the Mortgage Loans, representing 0.6% of the Initial Pool Balance, has existing unsecured indebtedness in addition to trade debt. One Mortgage Loan, representing 1.1% of the Initial Pool Balance, provides that the members of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related loan documents. Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Each of the Mortgaged Properties (except 4 Mortgaged Properties, representing 1.3% of the Initial Pool Balance, which are subject to environmental insurance policies in lieu of Phase I site assessments) was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally one or more of the following was the case: (A) a party not related to the related borrower was identified as a responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was not greater than two percent of the outstanding principal balance of the related Mortgage Loan, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

     The 4 mortgaged properties, representing 1.3% of the initial pool balance, referenced in the preceding paragraph that are subject to environmental insurance have environmental insurance policies with American International Specialty Lines Insurance Company in an amount equal to 125% of the original loan principal balance with (i) a term that extends 5 years beyond the maturity date for the related Mortgage Loan, (ii) no deductible, and (iii) standard industry exclusions.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. (In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is between 12 and 18 months old, only an updated data base will be required.) Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal Aspects of Mortgage
Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain of the Bank of America Mortgage Loans having an initial principal balance of $2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies

     An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties, except that in connection with certain of the BOA Originated Mortgage Loans and BOA-Bridger Mortgage Loans having an initial principal balance of $2,000,000 or less, no independent market study was performed prior to origination of such Mortgage Loan. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America).

       Zoning and Building Code Compliance. Bank of America, with respect to the Bank of America Mortgage Loans and PMCF, with respect to PMCF Mortgage Loans, have generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Sellers may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, but none of Bank of America, with respect to the Bank of America Mortgage Loans or PMCF with respect to PMCF Mortgage Loans has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect
(i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, Bank of America, with respect to the Bank of America Mortgage Loans has determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) the extent of the nonconformity is not material,

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full,

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan, or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     PMCF with respect to PMCF Mortgage Loans where the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use has generally required the related borrower to obtain law and ordinance insurance coverage unless PMCF determined in its reasonable business judgment that (i) the extent of the nonconformity was not material, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law should constitute adequate security for the related Mortgage Loan or
(iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state was remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged Property (other than one Mortgaged Property which, while located in a flood zone, has no flood insurance due to, among other reasons, an elevation study conducted in connection with this property that concluded the property's lowest elevation exceeds the base flood elevation) securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of

          (1) in the case of Bank of America Mortgage Loans: (a) the outstanding principal balance of the related Bank of America Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property; or

          (2) in the case of the PMCF Mortgage Loans: (a) the outstanding principal balance of the related PMCF Mortgage Loan, (b) the minimum amount required under the terms of the coverage to compensate for any damage or loss on a replacement basis, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-five of the Mortgaged Properties, securing 16.8% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. No Mortgaged Property has a "probable maximum loss" "PML" in excess of 20% except one Mortgaged Property, securing 1.4% of the Initial Pool Balance, which has a PML of 23% and which the Mortgage Loan required earthquake insurance.

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF maintains its principal office in Newark, New Jersey. It is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC which is also a limited liability company organized under the laws of the State of Delaware.

     The information set forth herein concerning Bank of America has been provided by Bank of America. The information concerning PMCF has been provided by PMCF. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Sellers (except as described in the next paragraph) will assign and transfer the Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Bank of America Mortgage Loan and PMCF will be required to deliver the following documents among others to the Trustee with respect to each PMCF Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease; and

          (9) in those cases where applicable, an original of any letter of credit relating to a Mortgage Loan.

     The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Bank of America Mortgage Loan and PMCF with respect to each PMCF Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the related Mortgage Loan Seller as generally described in items (1) through (9) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan) or PMCF (if, but only if, the affected Mortgage Loan is a PMCF Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein), any interest on any Advances and any related unreimbursed Additional Trust Fund Expenses, or (3) substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the 90 day period and Bank of America or PMCF as the case may be, has commenced and is diligently proceeding with the cure of such defect or breach within such 90 day period, then Bank of America or PMCF as the case may be, shall have, with respect to such Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). A "Qualified Substitute Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgage Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgage Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgage Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller affecting the substitution).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated above, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and the related Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans as to which a breach had occurred without regard to this paragraph: (i) (a) the debt service coverage ratio for any related Crossed-Collateralized Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than 1.25x, and
(b) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans is not greater than 75% and (ii) the then debt service coverage ratio and the loan-to-value ratio for the related Cross-Collateralized Mortgage Loans is no worse than the debt service coverage ratio and the loan-to-value ratio for the related Cross-Collateralized Mortgage Loans immediately prior to the repurchase or substitution for such affected Crossed-Collateralized Mortgage Loan. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans. Notwithstanding the foregoing, if (a) any Mortgage Loan is required to be repurchased or substituted as contemplated above, and (b) such Mortgage Loan is the Small Crossed Loan, then the applicable defect or breach will not be deemed to constitute a defect or breach (as the case may be) for the Large Crossed Loan, and the related Mortgage Loan Seller which sold the Large Crossed Loan to the Depositor will only be required to repurchase or substitute for the Small Crossed Loan.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to forebear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     The respective repurchase, substitution or cure obligations of the Mortgage Loan Sellers described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of Bank of America or PMCF, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if Bank of America or PMCF as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then Bank of America or PMCF will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of Bank of America (with respect to the Bank of America Mortgage Loans only) or PMCF (with respect to the PMCF Mortgage Loans only). See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to a separate mortgage loan purchase and sale agreement (each a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to the related Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant solely with respect to the Bank of America Mortgage Loans and PMCF will represent and warrant solely with respect to the PMCF Mortgage Loans, in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Delivery Date;

          (2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization or other laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) to the knowledge of the Mortgage Loan Seller, there is no valid right of offset or rescission, defense or counterclaim available to the related borrower with respect to any Mortgage Loan or Mortgage Note;

          (6) to the knowledge of the Mortgage Loan Seller, based solely upon inquiry of its servicer, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

          (7) in the case of each Mortgage Loan, the related Mortgage Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) there is any damage at any Mortgaged Property that is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgaged Loan;

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

          (9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or had a transaction screen has been performed with respect to each Mortgaged Property, and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

          (11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no requirement for future advances with respect thereto;

          (12) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in the related Mortgage File;

          (13) to the Mortgage Loan Seller's actual knowledge there are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

          (15) no Mortgage Loan contains any equity participation by the lender, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "-- Certain Terms and Conditions of the Mortgage
     Loans -- Hyperamortization" in this prospectus supplement; and

          (16) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the related Mortgage Loan Purchase and Sale Agreement, the applicable Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it (but only by it). Bank of America will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Bank of America Mortgage Loans, Bank of America had good and marketable title to, and was the sole owner of, each Bank of America Mortgage Loan and had full right and authority to sell, assign and transfer such Bank of America Mortgage Loan. PMCF will also represent and warrant, as of the Delivery Date, that immediately prior to the transfer of the PMCF Mortgage Loans, PMCF had good and marketable title to the PMCF Mortgage Loans, and was the sole owner of each such PMCF Mortgage Loan and had the full right and authority to sell, assign and transfer such PMCF Mortgage Loan.

     If Bank of America discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Bank of America Mortgage Loan or PMCF discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any PMCF Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then either Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan or PMCF (if, but only if the affected Mortgage Loan is a PMCF Mortgage Loan) will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and Bank of America or PMCF as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, Bank of America or PMCF as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if Bank of America or PMCF as applicable, defaults on its obligation to do so. Bank of America and PMCF will be the sole Warranting Parties (as defined in the accompanying prospectus) in respect of the Mortgage Loans, Bank of America being the sole Warranting Party with respect to the Bank of America Mortgage Loans and PMCF being the sole Warranting Party with respect to the PMCF Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by Bank of America or PMCF is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and Bank of America or PMCF as applicable will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders, as a collective whole, on a present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and
(8) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

          (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan documents, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the Mortgage Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

          (e) the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

             (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

             (x) in the case of the circumstances described in clauses (b), (d),
        (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

             (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

             (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. The Directing Certificateholder may object in writing via facsimile or e-mail to any Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, will determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard, makes a determination that (i) such objection is not in the best interests of the Certificateholders or (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders, and it has made a reasonable effort to contact the Directing Certificateholder.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class Q Certificates.

     The Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated by the prior paragraph or this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     The Directing Certificateholder will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, each Certificateholder agrees to take no action against the Directing Certificateholder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A. will be the Master Servicer thru its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 333 South Beaudry Avenue, 26th Floor, Los Angeles, California 90017. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of December 21, 2001, BOA-CMSG acted as a full, master or primary servicer on 22 CMBS transactions which aggregate to approximately 3,219 loans. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in: (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which the Company has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, the Special Servicer and its affiliates were managing a portfolio which included an original count of 12,800 assets in most states with an original face value of over 66 billion, most of which are commercial real estate assets. Included in this managed portfolio are $64 billion of commercial real estate assets representing 82 securitization transactions, for which the Special Servicer is servicer or special servicer.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling

Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with May 2002 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Loan, as the case may be. The "Master Servicing Fee Rate" will range from approximately .050% to .140% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of .093% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at

0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer. A "Balloon Payment Interest Shortfall" is, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the holder or holders of Certificates evidencing a majority interest in the Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any

Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or condemnation proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Sellers, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) only after such Default Interest has been applied: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to the related Mortgage Loan, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Interest collected on such Mortgage Loan, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other expenses incurred with respect to any Mortgage Loan since the Delivery Date, which expense if paid from a source of funds other than Default Interest collected on such Mortgage Loan, is or will be an Additional Trust Fund Expense. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master

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Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2003, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans which are not Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder and to each of the following limitations, conditions and restrictions:

          (i) with limited exception the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or affect the security for such Mortgage Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby (which request must be made in writing no more than five business days after receipt of the Master Servicer's recommendation) and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

          (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable good faith judgment of the Special Servicer would materially impair the security for such Mortgage Loan, unless a
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     material default on such Mortgage Loan, has occurred or, in the reasonable good faith judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iii) the Special Servicer shall not extend (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date, and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to either REMIC I or REMIC II or an adverse grantor trust event with respect to the grantor trust;

          (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan unless all related fees and expenses are paid by the related borrower;

          (vi) except for substitutions contemplated by the terms of the Mortgage Loans, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan unless the Special Servicer shall have first determined in its good faith reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

          (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in
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respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan.

     With respect to any ARD Loan, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (ii) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

     The Master Servicer will not be required to seek the consent of any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect or have an adverse effect on the grantor trust, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be
                                       S-96
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assignable after such option arises) (a "Purchase Option") to purchase the
Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses,

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except in limited circumstances set forth in the Pooling Agreement; and
provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not bid less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

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INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2003, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) and 60 days after delinquency at its sole expense (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Interest and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

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                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2002-PB2, on May 23, 2002 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2002, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) certain rights under the Swap Contract; and (iv) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account, and the Excess Interest Distribution Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 26 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-4F Certificates (collectively, the "Class A Certificates" and together with the Class XC and the Class XP Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class Q Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class XP Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class Z-I and Class Z-II Certificates; and (v) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates (and the Class A-4F Regular Interest) is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class Z-I and Class Z-II Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

     On the Delivery Date, the "Class A-4F Regular Interest" will also be issued by the Trust Fund as an uncertificated regular interest in REMIC II. The Class A-4F Regular Interest is not offered hereby. The Depositor will cause the transfer of the Class A-4F Regular Interest and will direct the Trustee to enter into the Swap Contract in exchange for the Class A-4F Certificates. The Class A-4F Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-4F Regular Interest and the Swap Contract. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-4F Regular Interest and the Class X Certificates are referred to in this Prospectus Supplement as the "Senior Interests". The REMIC Regular Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest are referred to herein as the "REMIC II Regular Interests".

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates. The Offered Certificates will be issued in fully registered physical form.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Certificates will have the following Certificate Balances or Notional Amounts (in each case, subject to a variance of plus or minus 5%):

                                                                 APPROXIMATE
                                             CERTIFICATE        PERCENTAGE OF    APPROXIMATE
                                             BALANCE OR             POOL           CREDIT
                  CLASS                    NOTIONAL AMOUNT         BALANCE         SUPPORT
                  -----                    ---------------      -------------    -----------
A-1......................................  $   63,228,491           5.62%          22.50%
A-2......................................  $  172,175,646          15.31%          22.50%
A-3......................................  $   90,950,559           8.09%          22.50%
A-4......................................  $  545,000,000          48.47%          22.50%
A-4F.....................................  $          TBD               %          22.50%
B........................................  $   50,594,789           4.50%          18.00%
C........................................  $   16,864,930           1.50%          16.50%
D........................................  $   14,054,108           1.25%          15.25%
E........................................  $   19,675,751           1.75%          13.50%
F........................................  $   11,243,286           1.00%          12.50%
G........................................  $   14,054,108           1.25%          11.25%
H........................................  $   16,864,930           1.50%           9.75%
J........................................  $   14,054,108           1.25%           8.50%
K........................................  $   16,864,930           1.50%           7.00%
L........................................  $   19,675,751           1.75%           5.25%
M........................................  $    8,432,465           0.75%           4.50%
N........................................  $   13,276,452           1.18%           3.32%
O........................................  $    7,234,924           0.64%           2.68%
P........................................  $    4,823,283           0.43%           2.25%
Q........................................  $   25,260,130           2.25%           0.00%
XC.......................................  $1,124,328,641(1)          N/A             N/A
XP.......................................  $  810,221,499(1)          N/A             N/A

---------------

(1) Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates and the Class A-4F Regular Interest outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates and the Class A-4F Regular Interest will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. Realized Losses and Additional Trust Fund Expenses allocated in reduction of the Class A-4F Regular Interest Certificate Balance will result in corresponding reduction of the Certificate Balance of the Class A-4F Certificates. See "-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-4F Regular Interest outstanding from time to time. The initial Notional Amount of the Class XC Certificates will be approximately $1,124,328,641, although it may be as much as 5% larger or smaller.

     The Notional Amount of the Class XP Certificates will equal:

     - during the period from the date of initial issuance of the Certificates through and including the distribution date in May 2006, the sum of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4F Regular Interest outstanding from time to time;

     - during the period following the distribution date in May 2006 through and including the distribution date in May 2007, the sum of (a) the lesser of
       $[          ] and the Certificate Balance of the Class A-3 Certificates
       outstanding from time to time, (b) the total Certificate Balance of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4F Regular Interest outstanding
       from time to time and (c) the lesser of $[          ] and the Certificate
       Balance of the Class K Certificates outstanding from time to time;

     - during the period following the distribution date in May 2007 through and including the distribution date in May 2008, the sum of (a) the lesser of
       $[          ] and the Certificate Balance of the Class A-3 Certificates
       outstanding from time to time, (b) the Certificate Balance of the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-4F Regular Interest outstanding from time to
       time and (c) the lesser of $[          ] and the Certificate Balance of
       the Class J Certificates outstanding from time to time;

     - during the period following the Distribution Date in May 2008 through and including the distribution date in May 2009, the sum of (a) the lesser of
       $[          ] and the Certificate Balance of the Class A-4 Certificates
       and the Class A-4F Regular Interest outstanding from time to time, (b) the Certificate Balance of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-4F Regular Interest
       outstanding from time to time and (c) the lesser of $[          ] and the
       Certificate Balance of the Class H Certificates outstanding from time to time; and

     - following the payment date in May 2009, $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $810,221,449, although it may be as much as 10% larger or smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates on any Distribution Date will be the pass-through rates indicated on the cover page of this prospectus supplement. The Pass-Through Rate applicable to Class A-4F Certificates with respect to any Distribution Date will be a per annum rate
equal to LIBOR + [     ]%. The Pass-Through Rate of the Class A-4F Regular
Interest will be a fixed rate equal to [     ]% per annum.

     The term "LIBOR" means, with respect to the Class A-4F Certificates and each interest accrual period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time.

     The "Interest Reset Date" is the first day of each interest accrual period for the Class A-4F Certificates and, with respect to the first interest accrual period, the Delivery Date. A "Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England, Chicago, Illinois and New York City, New York.

     The Pass-Through Rate for the Class XP Certificates, for each interest accrual period through and including the May 2009 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "-- Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for the Certificates or Class A-4F Regular Interest whose Certificate Balance or a designated portion thereof, comprises such component.

     Following the May 2009 interest accrual period, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the June 2009 interest accrual period and for each interest accrual period thereafter.

     The Pass-Through Rate for the Class XC Certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates and the Class A-4F Regular Interest. In general, the Certificate Balance of certain Classes of Certificates or the Class A-4F Regular Interest will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "-- Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent another separate component of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2009 interest accrual period, on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (3) if such particular component consists of the entire Certificate Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the Class XC Certificates during each interest accrual period subsequent to the May 2009 interest accrual period, the Certificate Balance of each Class of Certificates (other than the Class A-2F, Class R-I, Class R-II, Class XP, Class XC, Class Z-I and Class Z-II Certificates) will constitute a single separate component of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates or Class A-4F Regular Interest whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each Component (other than the Class A-4F Component) will be the Pass-Through Rate of the corresponding Class of Certificates. In the case of the Class A-4F Component, the Pass-Through Rate for the Class A-4F Component will be the Pass-Through Rate of the Class A-4F Regular Interest.

     The Pass-Through Rate applicable to the Class G Certificates will be
[     ]% per annum. The Pass-Through Rate applicable to the Class H Certificates
will equal [     ]%. However, the Pass-Through Rates of the Class G and Class H
Certificates will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date. The Pass-Through Rate of the Class J Certificates will equal
the Weighted Average Net Mortgage Rate on any Distribution Date less [     ]%
per annum. The Pass-Through Rate applicable to the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, for any Distribution
Date, each be equal to [     ]% per annum.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 6.448% per annum to 8.288% per annum, with a weighted average Net Mortgage Rate of 7.055% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in June 2002. The "Determination Date" for each Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 11th day of each month or, if any such 11th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in June 2002. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. Notwithstanding the preceding sentence with respect to the Initial Distribution Date, the Record Date will be May 31, 2002.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) Excess Interest (which is distributable to the Class Q Certificates as hereinafter described);

          (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (vi) amounts deposited in the Certificate Account in error; and

          (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount.

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class XC Certificates and Class XP Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal sequentially first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates, third to the holders of the A-3 Certificates and fourth pro rata to the Class A-4 Certificates and Class A-4F Regular Interest up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class and (b) the remaining portion of the Principal Distribution Amounts (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding

     Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C

     Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (43) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (45) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (46) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay Certificates or Class A-4F Regular Interest will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     The amount allocated to the Class A-4F Regular Interest on the Master Servicer Remittance Date as defined herein shall be deposited into the Floating Rate Account on such date and the portion of such interest, if any, which is equal to the net swap payment due to the Swap Counterparty (the "Net Swap Payment") will be applied to make payments under the Swap Contract as provided under "Description of the Swap Contract" in this prospectus supplement. The amounts remaining in the Floating Rate Account, including any net payment received under the Swap Contract from the Swap Counterparty, will be distributed to the Holders of the Class A-4F Certificates on the related Distribution Date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates and the Class A-4F Regular Interest for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates or the Class A-4F Regular Interest for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. On each Distribution Date, Holders of the Class A-4F Certificates will be entitled to receive distributions of interest equal to the Class A-4F Interest Distribution Amount. See "-- The Class A-4F Certificates" below and "Description of the Swap Contract -- Distributions from the Floating Rate Account" in this prospectus supplement.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates or Class A-4F Regular Interest for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest. The Accrued Certificate Interest in connection with the Class A-4F Certificates will be calculated on the basis of a 360-day year and the actual number of days in the relevant period of accrual; provided that if the Pass-Through Rate converts to a fixed rate as described in this prospectus supplement, the Class A-4F Certificates will accrue interest on the same basis as the Class A-4F Regular Interest. Accrued Certificate Interest in respect of the Class A-4F Certificates for each Distribution Date will be equal to the amount of interest accrued from and including the Distribution Date in the immediately preceding month prior to the month of the relevant Distribution Date (or the Delivery Date in the case of the initial period) to but excluding the relevant Distribution Date.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC Regular Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class XC and Class XP Certificates and other than the Class A-4F Regular Interest) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-4F Regular Interest and the Class XC and Class XP Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-4F Regular Interest could result in a shortfall in interest paid by the Swap Counterparty to the Class A-4F Certificateholders.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     The Class A-4F Certificates. On each Distribution Date, the Trustee will distribute the applicable Class A-4F Available Funds for such Distribution Date to the holders of record of the Class A-4F Certificates in the following amounts: (i) the Class A-4F Interest Distribution Amount; and (ii) Class A-4F Principal Distribution Amount.

     The Class A-4F Certificates will accrue interest on their Floating Rate
Certificate Notional Amount at a rate equal to LIBOR plus [       ]%; provided,
that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Swap Contract or if there are insufficient funds in the Certificate Account to pay the Swap Counterparty the full amount due under the Swap Contract.

     In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4F Certificates will accrue interest at the Pass-Through Rate of the Class A-4F Regular Interest, which is [ ]% per annum, to the extent of the Class A-4F Available Funds. In the case that there are insufficient funds in the Certificate Account to pay the Swap Counterparty, the amount of interest payable on the Class A-4F Certificates will be reduced in proportion to the amount of interest shortfall on the related Class A-4F Regular Interest.

     For a further discussion, see "Description of the Swap Contract" in this prospectus supplement.

     Excess Interest. On each Distribution Date, Excess Interest received during the related Collection Period with respect to the Bank of America Mortgage Loans will be distributed solely to the Class Z-I Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates. Excess Interest received during the related Collection Period with respect to the PMCF Mortgage Loans will be distributed solely to the Class Z-II Certificateholder to the extent set forth in the Pooling Agreement and will not be available for distribution to holders of the Offered Certificates.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates (other than the Class A-4F Certificates), the Class A-4F Regular Interest, the Class G Certificates, the Class H Certificates and the Class J Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4F Regular Interest, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-4F Regular Interest on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Prepayment Period. In connection with the Class A-4F Regular Interest, so long as the Swap Contract is in effect, any Prepayment Premium distributable in respect of the Class A-4F Regular Interest will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. If the Swap Contract is no longer in effect, any Prepayment Premium paid to the Class A-4F Regular Interest will be paid to the holders of the Class A-4F Certificates. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O, Class P Certificates or Class Q Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-4F Regular Interest have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,

Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-4F Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-4F Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan (REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections,
(v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee -- Indemnification" and under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust

Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class Z-I and Class Z-II Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. The Trustee may invest amounts on deposit in the Excess Interest Distribution Account in Permitted Investments for its own account.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Trustee may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the

Stated Principal Balance of such Mortgage Loan. See "Description of the Certificates -- Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "The Trustee -- The Trustee" in this prospectus supplement.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest. The Master Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of: (1) any Mortgage Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan remains unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; or (5) the related Mortgaged Property becoming an REO Property (an "Appraisal Trigger Event") with respect to any Mortgage Loan (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing Certificateholder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal
Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer and the Directing Certificateholder. If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder shall have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholder. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged

Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date ("Payment After Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days,
     (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date and, with respect to the Class A-4F Certificates, to the extent applicable, notification that the amount of interest distributed thereon is the respective Fixed Interest Distribution which is being paid as a result of a Swap Default; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgage Property; (xxi) the ratings from all Rating Agencies for all classes of Certificates; (xxii) LIBOR as calculated for the related Distribution Date; (xxiii) the amounts received and paid in respect of the Swap Contract; (xxiv) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract; (xxv) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (C) collateral posted in connection with any Rating Agency Trigger Event; and (xxvi) the amount of and identification of any payments on the Class A-4F Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the second Business Day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a CMSA Loan Setup File, a CMSA Loan Periodic Update File, a CMSA Property File, and a CMSA Financial File (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

     The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Closing Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Sellers and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA Loan Setup File, CMSA Loan Periodic Update File, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.ctslink.com/cmbs". In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" in this
                                      S-122
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prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information -- Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the REMIC Residual Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Sellers) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the aggregate outstanding principal balance of the Mortgage Loans as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                                  THE TRUSTEE
THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., ("Wells Fargo"), a national banking association will act as Trustee on behalf of the certificateholders. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562 (prior to May 6, 2002) or 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (on and after May 6, 2002). As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     Wells Fargo Bank Minnesota, N.A. is rated "Aa" by Moody's and "AA-" by S&P.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

INDEMNIFICATION

     The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                        DESCRIPTION OF THE SWAP CONTRACT
GENERAL

     On the Delivery Date, the Depositor will transfer the Class A-4F Regular Interest to the Trust Fund in exchange for the Class A-4F Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-4F Regular Interest and the Swap Contract.

     The Trustee, on behalf of the Trust, will enter into a swap agreement (the "Swap Contract"), related to the Class A-4F Regular Interest, with Bank of America, N.A. (the "Swap Counterparty"), who will also be a Mortgage Loan Seller and is an affiliate of one of the underwriters, Banc of America Securities LLC. The Swap Contract will have a maturity date of the Distribution Date on June 11, 2035 (the same date as the Rated Final Distribution Date of the Class A-4F Certificates). Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the Trustee including LIBOR as applicable to the next interest accrual period for the Class A-4F Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The Trustee shall be entitled to conclusively rely on such report.

     With respect to the Class A-4F Certificates, the Trustee will cause to be established and maintained in the name of the Trustee, in trust for Holders of the Class A-4F Certificates, an account (the "Floating Rate Account"), which may be a subaccount of the Certificate Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-4F Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account.

     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the Holders of the Class A-4F Certificates the Class A-4F Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling Agreement.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

     On each Distribution Date the Trustee will distribute the Class A-4F Available Funds for such Distribution Date to the Holders of record of the Class A-4F Certificates as of the related Record Date (or the Settlement Date in the case of the initial Distribution Date) in the following amounts: (i) the Class A-4F Interest Distribution Amount on such Distribution Date; and (ii) the Class A-4F Principal Distribution Amount on such Distribution Date.

     For purposes hereof, "Class A-4F Available Funds" means, for each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the Swap Counterparty under the Swap Contract) on or in respect of the Class A-4F Regular Interest received by or on behalf of the Trustee after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Contract, but excluding all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract.

     The "Class A-4F Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the aggregate amount of interest received by the Trustee from the Swap Counterparty pursuant to the terms of the Swap Contract and (ii) amounts in respect of interest received on the Class A-4F Regular Interest not required to be paid to the Swap Counterparty. If the Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs, the Class A-4F Interest Distribution Amount will equal the Fixed Interest Distribution.

     The "Class A-4F Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal the aggregate amount of the principal payments received on the Class A-4F Regular Interest on such payment date.

THE SWAP CONTRACT

     The Swap Contract will provide that, on the Master Servicer Remittance Date, commencing in June 2002, the Trustee will pay or cause to be paid interest to the Swap Counterparty at a fixed interest rate equal to the Pass-Through Rate of the Class A-4F Regular Interest (the "Fixed Interest Distribution"), on a notional amount equal to the Certificate Balance of the Class A-4F Regular Interest (the "Floating Rate Certificate Notional Amount"), and on the second Business Day preceding each Distribution Date, the Swap Counterparty will pay interest on such Floating Rate Certificate Notional Amount to the Trustee, for the benefit of the Holders of the Class A-4F Certificates, at a rate equal to the applicable Pass-Through Rate. The Pass-Through Rate for the Class A-4F
Certificates is LIBOR plus [     ]%. Required payments under the Swap Contract
with respect to each Distribution Date will be made by the Swap Counterparty or the Trustee on a net basis.

     The Certificate Balance of the Class A-4F Regular Interest will be (i) prior to the first Distribution Date, an amount equal to the initial Certificate Balance of the Class A-4F Certificates as shown on the front cover of this Prospectus Supplement, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of the Class A-4F Regular Interest on the Distribution Date immediately prior to such date of determination after giving effect to any principal distributions and allocations of Realized Losses and Additional Trust Fund Expenses made on such Distribution Date.

     If the Swap Counterparty's long-term and short-term senior unsecured deposit ratings fall below "Aa3" and "P-1", respectively, by Moody's, or if the Swap Counterparty's long-term and short-term senior unsecured debt ratings fall below "AA-" and "A-1", respectively, by S&P (each, a "Rating Agency Trigger Event"), the Swap Counterparty will be required to: (i) give notice to the trust of the occurrence of such event; and (ii) at the Swap Counterparty's option and expense (a) post collateral or (b) find (and transfer its rights and obligations under the Swap Contract to) a replacement swap counterparty that would not cause another Rating Agency Trigger Event with respect to such replacement swap counterparty. If the Swap Counterparty's long-term senior unsecured deposit rating falls below "A3" by Moody's or if the Swap Counterparty's long-term senior unsecured debt rating falls below "A-" by S&P, the Swap Counterparty will no longer have the option to post collateral (as described above) but rather will be required to use reasonable efforts to transfer its rights and obligations to an eligible swap counterparty within 20 days of the publication date of such ratings downgrade. In the event that the Swap Counterparty fails to either post acceptable collateral or find (and transfer its rights and obligations under the Swap Contract to) an acceptable replacement swap counterparty (a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace periods), unless otherwise directed in writing by the holders of 25% of the Class A-4F Certificates, to enforce the rights of the Trust Fund under the Swap Contract as may be permitted by the terms thereof and by the terms of the Pooling Agreement and use any termination fees received from the Swap Counterparty (as described herein) to enter into a replacement interest rate swap contract on substantially identical terms. A Swap Default may, under appropriate circumstances, also occur pursuant to the terms of the Swap Documents upon the occurrence of certain events of bankruptcy with respect to the Trust or the Swap Counterparty, the failure on the part of the Trust or the Swap Counterparty to make any payment within the applicable grace periods, a change in law making it illegal with respect to, or imposing indemnifiable taxes upon, the Trust or the Swap Counterparty, a material breach of agreement or misrepresentation on the part of the Swap Counterparty or as a result of additional termination events specified in the Swap Documents. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds, if any, will instead be distributed to the holders of the Class A-4F Certificates. Following the termination of the Swap Contract (and during the period when the Trustee is pursuing remedies under the Swap Contract) the Class A-4F Interest Distribution Amount for the Class A-4F Certificates will be equal to the Fixed Interest Distribution for the Class A-4F Regular Interest and such Class A-4F Certificates will accrue interest on the same basis and in the same manner as the Class A-4F Regular Interest. Any such conversion of the Class A-4F Certificates to a fixed interest rate will become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any termination payments, if any, to the holders of the Class A-4F Certificates. Any such Swap Default and the consequent change to a Fixed Interest Distribution will not constitute a default under the Pooling Agreement. Any such conversion to a fixed rate might result in a temporary delay of the Holders of the Class A-4F Certificates to receive payment of the Fixed Interest Distribution if DTC is not given sufficient notice of the resulting change in payment terms to the Class A-4F Certificates in sufficient time prior to the related Distribution Date.

     In addition, if the funds allocated to payment of the Fixed Interest Distribution of the Class A-4F Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4F Interest Distribution Amount to the Class A-4F Certificates, the Swap Counterparty may be required to remit only a reduced payment under the Swap Contract, and holders of the Class A-4F Certificates will experience a shortfall.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the related interest payment on the Class A-4F Regular Interest is actually received by the Trustee; provided, however, that the Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Contract.

TERMINATION FEES

     In the event of the termination of the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the Trust Fund generally designed to compensate the Trust Fund for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty. Any termination payments due to the Swap Counterparty under the Swap Contract shall be payable solely from a portion, if any, of the Fixed Interest Distribution remaining after all other amounts have been paid under the Class A-4F Regular Interest (including all principal amounts outstanding).

THE SWAP COUNTERPARTY

     Bank of America, N.A. ("Bank of America") is the Swap Counterparty under the Swap Contract. Bank of America is also a Mortgage Loan Seller and an affiliate of one of the Underwriters.

     Bank of America is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2001, Bank of America had consolidated assets of $564 billion, consolidated deposits of $384 billion and shareholder equity of $51 billion based on regulatory accounting principles.

     The long-term certificates of deposit of Bank of America are rated "Aa1" by Moody's. The long-term senior unsecured debt rating of Bank of America by S&P is "AA-". The short-term certificates of deposit of Bank of America are rated "P-1" by Moody's. The short-term senior unsecured debt rating of Bank of America by S&P is "A-1+." There can be no assurances that such ratings will be maintained.

     Bank of America Corporation files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. In addition, the yield to investors in the Class A-4F Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-4F Regular Interest until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-4F Regular Interest, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under each ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-4F Regular Interest up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-4F Regular Interest could result in a shortfall in interest paid by the Swap Counterparty to the Class A-4F Certificateholders.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of a ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that an ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates,

Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-4F Regular Interest may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest. The weighted average life of the Class A-4F Certificates will be the same as the weighted average life of the Class A-4F Regular Interest.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class B, Class C, Class D, Class E and Class F Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"),
(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, commencing in May 2002, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, and, an ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by either Mortgage Loan Seller or the Bridger Support Party, as applicable, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no

Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 11th day of each month, commencing in June 2002 and (xii) the Offered Certificates are settled on May 23, 2002 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-4, Class A-4F, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                 CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
May 11, 2003.....................................
May 11, 2004.....................................
May 11, 2005.....................................
May 11, 2006.....................................
May 11, 2007.....................................
May 11, 2008.....................................
May 11, 2009.....................................
May 11, 2010.....................................
May 11, 2011.....................................
May 11, 2012.....................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00   100.00   100.00   100.00   100.00
May 11, 2003..........................................
May 11, 2004..........................................
May 11, 2005..........................................
May 11, 2006..........................................
May 11, 2007..........................................
May 11, 2008..........................................
May 11, 2009..........................................
May 11, 2010..........................................
May 11, 2011..........................................
May 11, 2012..........................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00   100.00   100.00   100.00   100.00
May 11, 2003..........................................
May 11, 2004..........................................
May 11, 2005..........................................
May 11, 2006..........................................
May 11, 2007..........................................
May 11, 2008..........................................
May 11, 2009..........................................
May 11, 2010..........................................
May 11, 2011..........................................
May 11, 2012..........................................
Weighted Average Life (years).........................

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II" respectively. The assets of REMIC I will generally include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC Regular Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the REMIC Residual Certificates represent the sole class of "residual interests" in the related REMICs. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class Z-I and Class Z-II Certificates will evidence beneficial ownership of such Excess Interest and Excess Interest Distribution Account. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus. The grantor trust will also hold the Class A-4F Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-4F Certificates will represent undivided beneficial interests in those assets. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates (other than the Class A-4F Certificates) and the Class A-4F Regular Interest generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR (except that an ARD Loan will be assumed to be repaid in full on its Anticipated Repayment Date). For purposes of this discussion and the discussion in the Prospectus, holders of the Class A-4F Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-4F Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-4F Certificates, and references in such discussion to the REMIC Regular Certificates are to the Class A-4F Regular Interest and amounts allocable thereto. See "Yield and Maturity
Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Any prepayment premium paid to the Swap Counterparty with respect to the Class A-4F Regular Interest will be treated as a periodic payment by the holders of the Class A-4F Certificates under the Swap Contract. See "Taxation of the Swap Contract" below.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-4F Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-4F Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4F Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4F Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-4F Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-4F Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-4F Certificates and the Class A-4F Regular Interest, it is anticipated that the Class A-4F Regular Interest will be issued at a premium and that an equivalent Swap Premium will be deemed to be paid to the holders of the Class A-4F Certificates, resulting in a net price of par. The holder of a Class A-4F Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-4F Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4F Certificates.

     Any termination payment received by the holder of a Class A-4F Certificate upon termination of the Swap Contract or any amount of proceeds from the sale, redemption or retirement of a Class A-4F Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have received from the purchaser would be considered a "termination payment" allocable to that Class A-4F Certificate under Treasury Regulations. A holder of a Class A-4F Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a holder who is a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-4F Certificates, representing a beneficial ownership in the Class A-4F Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-4F Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4F

Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property. As of the Cut-off Date, 31.1% and 4.1%, of the Initial Pool Balance represented Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. The holder of a Class A-4F Certificate will not be eligible for the foregoing treatments to the extent of the portion of its basis allocable to its interest in the Swap Contract. In addition, none of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates (other than the Class A-4F Certificates) will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "-- Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. The Trustee will report annually to holders of the Class A-4F Certificates with respect to payments made or received under the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, and to Merrill Lynch & Co., PTE 90-29, each as amended by PTE 97-34 and PTE 2000-58 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) Merrill Lynch & Co., (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or Merrill Lynch & Co., and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Inc. ("Fitch"), Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Sellers, the Swap Counterparty, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-4F Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

        - a "qualified professional asset manager" (as defined in PTE 84-14);

        - an "in-house asset manager" (as defined in PTE 96-23); or

        - a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Delivery Date. However, any Plan contemplating purchase of the Class A-4F Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-4F Certificates.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Sellers or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor, Banc of America Securities LLC ("Banc of America"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc. ("JP Morgan" and together with Banc of America Securities and Merrill Lynch, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Merrill Lynch and JP Morgan and each of Banc of America, Merrill Lynch and JP Morgan have agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

                                     BANC OF AMERICA   MERRILL LYNCH, PIERCE, FENNER     J.P. MORGAN
CLASS                                SECURITIES LLC        & SMITH INCORPORATED        SECURITIES INC.
-----                                ---------------   -----------------------------   ---------------
Class A-1..........................   $   [      ]              $   [      ]            $   [      ]
Class A-2..........................   $   [      ]              $   [      ]            $   [      ]
Class A-3..........................   $   [      ]              $   [      ]            $   [      ]
Class A-4..........................   $   [      ]              $   [      ]            $   [      ]
Class A-4F.........................   $   [      ]              $   [      ]            $   [      ]
Class B............................   $   [      ]              $   [      ]            $   [      ]
Class C............................   $   [      ]              $   [      ]            $   [      ]
Class D............................   $   [      ]              $   [      ]            $   [      ]
Class E............................   $   [      ]              $   [      ]            $   [      ]
Class F............................   $   [      ]              $   [      ]            $   [      ]

     Banc of America Securities LLC is acting as sole lead manager and sole
bookrunner with respect to the offering of the Class [   ], Class [   ] and
Class [   ] Certificates. Banc of America Securities LLC and Merrill Lynch,
Pierce, Fenner & Smith Incorporated are acting as joint lead managers and joint
bookrunners with respect to the offering of the Class [   ] and Class [   ]
Certificates.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
[     ]% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by such Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating Agencies"):

CLASS                                                           MOODY'S    S&P
-----                                                           -------    ---
Class A-1...................................................      Aaa      AAA
Class A-2...................................................      Aaa      AAA
Class A-3...................................................      Aaa      AAA
Class A-4...................................................      Aaa      AAA
Class A-4F..................................................      Aaa      AAA
Class B.....................................................      Aa2      AA
Class C.....................................................      Aa3      AA-
Class D.....................................................      A1       A+
Class E.....................................................      A2       A
Class F.....................................................      A3       A-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date on June 11, 2035 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest. A security rating on the Class A-4F Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-4F Certificates, the Rating Agencies are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-4F Regular Interest. In addition, the ratings on the Class A-4F Certificates do not address (i) the likelihood of receipt by the holders of the Class A-4F Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms or,
(ii) in the event that the Swap Counterparty defaults on its obligations under a Swap Contract, the likelihood that the holders of the Class A-4F Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the related Swap Contract that were not recovered from the related Swap Counterparty.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                    PAGE
                                    ----
30/360 Basis.................             S-56
84 William Street Loan.......             S-66
840 Troy Corporate Center
  Loan.......................             S-71
880 Troy Corporate Center
  Loan.......................             S-69
Accrued Certificate
  Interest...................            S-112
ACMs.........................             S-75
Actual/360 Basis.............             S-56
Actual/360 Mortgage Loans....             S-56
Additional Trust Fund
  Expenses...................            S-116
Administrative Fee Rate......       S-105, A-1
Administrative Fees..........            S-125
Advances.....................             S-92
Annual Debt Service..........              A-1
Annualized Most Recent.......              A-3
Anticipated Repayment Date...             S-56
Appraisal Reduction Amount...            S-118
Appraisal Trigger Event......            S-118
Appraisal Value..............              A-1
ARD Loan.....................             S-57
Asset Status Report..........             S-87
Assumed Monthly Payment......            S-113
Available Distribution
  Amount.....................            S-106
Balloon......................              A-1
Balloon Loan.................             S-57
Balloon Payment..............             S-57
Balloon Payment Interest
  Shortfall..................             S-91
Banc of America..............            S-142
Bank of America..............      S-55, S-127
Bank of America ARD Loan.....             S-56
Bank of America Excess Cash
  Flow.......................             S-57
Bank of America Excess
  Interest...................             S-57
Bank of America Excess
  Interest Rate..............             S-57
Bank of America Mortgage
  Loans......................             S-55
Bank of America Revised
  Rate.......................             S-56
Banking Day..................            S-103
Base Interest Fraction.......            S-114
BCRF.........................             S-55
BOA-Bridger Mortgage Loans...             S-55
BOA-CMSG.....................             S-89
BOA Originated Mortgage
  Loans......................             S-55
Bridger......................             S-55
Cash Flow....................              A-1

                                    PAGE
                                    ----
Certificate Balance..........            S-102
Certificate Owner............     S-101, S-122
Certificate Registrar........            S-101
Class........................            S-100
Class A-4F Available Funds...            S-126
Class A-4F Interest
  Distribution Amount........            S-126
Class A-4F Principal
  Distribution Amount........            S-126
Class A-4F Regular
  Interest...................            S-100
Class A Certificates.........            S-100
Class X Certificates.........            S-100
Class XC Strip Rate..........            S-104
Class XP Strip Rate..........            S-103
CMSA NOI Adjustment
  Worksheet..................            S-122
CMSA Operating Statement
  Analysis Report............            S-122
Code.........................             S-80
Collateral Substitution
  Deposit....................             S-58
Collection Period............            S-106
Commercial Loan..............             S-55
Commercial Mortgaged
  Property...................             S-55
Compensating Interest
  Payment....................             S-90
Controlling Class............             S-88
Controlling Class
  Certificateholder..........             S-88
Corrected Mortgage Loan......             S-87
Cross-Collateralized Mortgage
  Loans......................             S-55
Cut-off Date.................             S-55
Cut-off Date Balance.........             S-55
Cut-off Date Loan-to-Value
  Ratio......................              A-2
Cut-off Date LTV.............              A-2
Cut-off Date LTV Ratio.......              A-2
Default Interest.............             S-92
Defaulted Mortgage Loan......             S-96
DEFEASANCE...................              A-2
Defeasance Lock-Out Period...             S-58
Defeasance Option............             S-58
Definitive Certificate.......            S-101
Delivery Date................            S-100
Depositor....................              S-8
Determination Date...........            S-106

                                    PAGE
                                    ----
Directing
  Certificateholder..........             S-88
Discount Rate................              A-2
Distributable Certificate
  Interest...................            S-112
Distribution Date............            S-105
Distribution Date
  Statement..................            S-112
Docks Corner Road Loan.......             S-65
DTC..........................            S-101
Due Date.....................             S-56
Emergency Advance............             S-93
ERISA........................            S-139
Excess Interest..............             S-57
Excess Interest Distribution
  Account....................            S-117
Excess Interest Rate.........             S-57
Excluded Plan................            S-141
Exemption-Favored Party......            S-139
Exemption....................            S-139
Expenses.....................              A-1
Fitch........................            S-139
Fixed Interest
  Distribution...............            S-126
Floating Rate Account........            S-125
Floating Rate Certificate
  Notional Amount............            S-126
Form 8-K.....................             S-85
Full Year....................              A-3
Full Year Cash Flow..........              A-2
Full Year End Date...........              A-2
Full Year Expenses...........              A-2
Full Year Revenues...........              A-2
Fully Amortizing.............              A-2
GAAP.........................              A-2
Hyper Amortizing.............              A-2
Initial Certificate
  Balance....................            S-131
Initial Pool Balance.........             S-55
Interest Diff (BEY)..........              A-2
Interest Diff (MEY)..........              A-3
Interest Reserve Account.....            S-117
Interest Reset Date..........            S-103
JP Morgan....................            S-142
Large Crossed Loan...........             S-55
Leasable Square Footage......              A-3
LIBOR........................            S-103
Liquidation Fee..............             S-91
Liquidation Fee Rate.........             S-92
LNR..........................             S-89
LOC Loans....................              A-5
Lock-out Period..............             S-58
LOP..........................            S-131
MAI..........................             S-76

                                    PAGE
                                    ----
Major Tenants................             S-73
Master Servicer..............              S-8
Master Servicer Remittance
  Date.......................            S-117
Master Servicing Fee.........             S-90
Master Servicing Fee Rate....             S-90
Maturity.....................              A-3
Maturity Assumptions.........            S-131
Maturity Date................              A-3
Maturity Date Balance........              A-3
Maturity Date Loan-to-Value
  Ratio......................              A-2
Maturity Date LTV............              A-2
Merrill Lynch................            S-142
MICC Adler Loan..............             S-62
Modified Mortgage Loan.......            S-119
Monthly Payments.............             S-56
Moody's......................            S-143
Mortgage.....................             S-55
Mortgage Loan Purchase and
  Sale Agreement.............             S-82
Mortgage Loan Schedule.......             S-82
Mortgage Loan Sellers........              S-8
Mortgage Loans...............             S-55
Mortgage Note................             S-55
Mortgage Pool................             S-55
Mortgage Rate................             S-56
Mortgaged Property...........             S-55
Most Recent Cash Flow........              A-3
Most Recent DSCR.............              A-3
Most Recent End Date.........              A-3
Most Recent Expenses.........              A-3
Most Recent Revenues.........              A-3
Most Recent Statement Type...              A-3
Multifamily Loan.............             S-55
Multifamily Mortgaged
  Property...................             S-55
Net Aggregate Prepayment
  Interest Shortfall.........            S-112
Net Mortgage Rate............            S-105
Net Rentable Area (SF).......              A-3
Net Swap Payment.............            S-112
New Potomac Portfolio Loan...             S-64
Nonrecoverable Advances......            S-118
Nonrecoverable P&I Advance...            S-118
Nonrecoverable Servicing
  Advance....................             S-93
Non-Specially Serviced
  Mortgage Loan..............             S-94
Notional Amount..............            S-102
NPV (BEY)....................              A-4
Occupancy%...................              A-4

                                    PAGE
                                    ----
Occupancy Percent............              A-4
Offered Certificates.........            S-100
OPEN.........................              A-4
Open Period..................             S-58
Option Price.................             S-97
P&I Advance..................            S-117
Pads.........................              A-4
Participants.................            S-101
Party in Interest............            S-141
Payment After Determination
  Date Report................            S-112
Payment Differential.........              A-4
Periodic Treasury Yield......              A-4
Permitted Encumbrances.......             S-83
Permitted Investments........             S-90
Plan.........................            S-139
Plan Assets..................            S-139
Plaza at Citrus Park Loan....             S-70
PMCC.........................             S-55
PMCF.........................             S-55
PMCF ARD Loan................             S-57
PMCF Excess Interest.........             S-57
PMCF Excess Interest Rate....             S-57
PMCF Mortgage Loans..........             S-55
PMCF Revised Rate............             S-57
Pooling Agreement............            S-100
Prepayment Interest Excess...             S-90
Prepayment Interest
  Shortfall..................             S-90
Prepayment Premium...........             S-58
Prepayment Premium Period....             S-58
Primary Collateral...........             S-81
Principal Distribution
  Amount.....................            S-113
Private Certificates.........            S-100
PTE..........................            S-139
Purchase Option..............             S-97
Purchase Price...............             S-80
Qualified Substitute Mortgage
  Loan.......................             S-80
Rated Final Distribution
  Date.......................            S-143
Rating Agencies..............            S-143
Rating Agency Trigger
  Event......................            S-126
Realized Losses..............            S-116
Regency Square Mall Loan.....             S-60
Reimbursement Rate...........            S-118
Reinvestment Yield...........              A-4
Reference Bank...............            S-103
Record Date..................            S-106
Related Loans................              A-4
Related Proceeds.............             S-92

                                    PAGE
                                    ----
Release Date.................             S-58
REMIC........................            S-136
REMIC Administrator..........            S-125
REMIC I......................            S-136
REMIC II.....................            S-136
REMIC II Regular Interests...            S-100
REMIC Regular Certificates...            S-100
REMIC Residual
  Certificates...............            S-100
REO Extension................             S-97
REO Loan.....................            S-116
REO Property.................             S-86
REO Tax......................            S-138
Required Appraisal Loan......            S-118
Restricted Group.............            S-139
Revenues.....................              A-1
Revised Rate.................             S-57
S&P..........................            S-143
Senior Certificates..........            S-100
Senior Interests.............            S-100
Sequential Pay
  Certificates...............            S-100
Servicing Advances...........             S-92
Servicing Standard...........             S-85
Servicing Transfer Event.....             S-86
Settlement Date..............            S-132
Similar Law..................            S-141
Small Crossed Loan...........             S-55
Special Servicer.............              S-8
Special Servicing Fee........             S-91
Special Servicing Fee Rate...             S-91
Specially Serviced Mortgage
  Loan.......................             S-86
Startup Day..................            S-136
Stated Principal Balance.....            S-105
Subordinate Certificates.....            S-107
Substitution Shortfall
  Amount.....................             S-80
Sub-Servicer.................             S-89
Sub-Servicing Agreement......             S-89
Sub-Servicing Fee Rate.......              A-1
Swap Contract................            S-125
Swap Counterparty............            S-125
Swap Default.................            S-126
Swap Premium.................            S-137
Town Center East Loan........             S-61
Trailing 12..................              A-4
Trust........................            S-100
Trust Fund...................            S-100
Trustee......................              S-8
Trustee Fee..................            S-125
Underwriters.................            S-142
Underwriting Agreement.......            S-142

                                    PAGE
                                    ----
Underwriting Cash Flow.......              A-5
Underwriting Debt Service
  Coverage Ratio.............              A-5
Underwriting DSCR............              A-5
Units........................              A-4
UPB..........................              A-4
USPAP........................             S-77
UST..........................             S-75
U/W Cash Flow................              A-5
U/W DSCR.....................              A-5
U/W Expenses.................              A-5
U/W Replacement Reserves.....              A-6
U/W Replacement Reserves Per
  Unit.......................              A-6

                                    PAGE
                                    ----
U/W Revenues.................              A-5
Voting Rights................            S-123
Wells Fargo..................            S-124
Weighted Average Net Mortgage
  Rate.......................            S-105
Williamsburg Outlet Center
  Loan.......................             S-67
Withheld Amount..............            S-117
Workout Fee..................             S-91
Workout Fee Rate.............             S-91
YM...........................              A-6
YMP..........................            S-131

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loans.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; and (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor.

          In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

           6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Cut-off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan.

           7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

           8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

          9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

          12. "Hyper Amortizing" means ARD Loan.

          13. "Interest Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
     (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                  1-(1+r)(-n)
                                  ------------
                                       r

     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

          As used herein, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth Business Day preceding the date the prepayment is required in the related Mortgage Loan documents.

          14. "Interest Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid in connection with Mortgage Loan No. 6104365 and 0.75% in connection with Mortgage Loan No. 6104395, or (b) the present value of a series of payments each equal to the Payment Differential and payable on each date that payment is required under the related Mortgage Loan documents over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans.

          15. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

          16. "LOC Loans" means Mortgage Loan Nos. 55792, 55810, 55817, 55819,
     55821 and 55826 representing 4.18% of the Initial Pool Balance.

          17. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or in the case of an ARD Loan, the Anticipated Repayment Date.

          18. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          19. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          20. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          21. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          22. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

          23. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

             (i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending December 31, 2001.

             (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

             (iii) "Trailing 12" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

          24. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

          25. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          26. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          27. "Payment Differential" shall mean an amount equal to (a) the interest rate under the relevant Mortgage Note less the Reinvestment Yield, divided by 12 and multiplied by (b) the principal sum outstanding under the related Mortgage Note after application of the constant monthly payment due under the related Mortgage Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

          28. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

          29. "Reinvestment Yield" shall mean an amount equal to the lesser of
     (a) the yield on the United States Treasury issue with a maturity date closest to the maturity date of the related Mortgage Loan or (b) the yield on the United States Treasury issue with a term equal to the remaining average life of the indebtedness evidenced by the related Mortgage Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

          30. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          31. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          32. "Units" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); and (ii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

          33. "U/W DSCR", "Underwriting DSCR", "Underwritten DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

          34. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated
        (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          35. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          36. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet or Pads, as applicable.

          37. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

          38. With respect to Mortgage Loan No. 6104480, the "Town Center East", the information displayed in this Annex A relates to the mortgaged collateral rather than the improvements located on the Mortgaged Property.

          39. Column AD (CurrentInterestRate) -- The interest rate for the Mortgage Loan No. 6104477 was 7.69% from the origination date until 2/15/02. From and after 2/15/02 the interest rate is 7.54%. Payment in month 1 was $111,890.57, payment in month 2 was $110,998.20. Monthly payments for the remainder of the term of the loan are $110,296.18. All payments are based on an original 360 month amortization term.

          40. Column AD (CurrentInterestRate) -- The interest rate for the Mortgage Loan No. 6104526 was 7.69% from the origination date until 2/15/02. From and after 2/15/02 the interest rate is 7.54%. Payment in month 1 was $12,699.78, payment in month 2 was $12,598.49. Monthly payments for the remainder of the term of the loan are $12,518.82. All payments are based on an original 360 month amortization term.

          41. Mortgage Loan Nos. 6104526 and 6104477 are partially cross-collateralized and cross-defaulted with each other. A default under Mortgage Loan No. 6140526 will trigger a default under Mortgage Loan No. 6104477; however, a default under Mortgage Loan No. 6104477 will not trigger a default under Mortgage Loan No. 6104526.

          42. Mortgage Loan No. 56050 provides that after the 60th payment the amortization term resets from an amortization schedule of 30 years to an amortization schedule of 22 years and the payment resets to $227,503.74 per month.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                  BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)
                               ALL MORTGAGE LOANS

                                               MAY-02      MAY-03      MAY-04      MAY-05      MAY-06      MAY-07     MAY-08
                                              ---------   ---------   ---------   ---------   ---------   ---------   -------
Locked Out..................................     100.00%     100.00%      96.57%      93.71%      92.26%      95.17%    95.39%
Yield Maintenance...........................       0.00%       0.00%       3.43%       6.29%       7.74%       4.83%     4.61%
No Penalty..................................       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%     0.00%
                                              ---------   ---------   ---------   ---------   ---------   ---------   -------
Total.......................................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%   100.00%
                                              =========   =========   =========   =========   =========   =========   =======
Total Beginning Balance (in millions).......  $1,124.33   $1,113.42   $1,101.38   $1,087.79   $1,058.68   $1,006.56   $988.64
Percent of Initial Balance..................     100.00%      99.03%      97.96%      96.75%      94.16%      89.53%    87.93%

                                              MAY-09    MAY-10    MAY-11    MAY-12   MAY-13   MAY-14   MAY-15   MAY-16   MAY-17
                                              -------   -------   -------   ------   ------   ------   ------   ------   ------
Locked Out..................................    95.43%    94.11%    76.89%  88.66%   56.12%   55.64%   55.08%    0.00%     0.00%
Yield Maintenance...........................     4.57%     4.55%     1.69%  11.34%   43.88%   44.36%   44.92%   45.56%     0.00%
No Penalty..................................     0.00%     1.34%    21.42%   0.00%    0.00%    0.00%    0.00%   54.44%     0.00%
                                              -------   -------   -------   ------   ------   ------   ------   ------   ------
Total.......................................   100.00%   100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%    0.00%
                                              =======   =======   =======   ======   ======   ======   ======   ======   ======
Total Beginning Balance (in millions).......  $897.59   $880.61   $805.58   $40.14   $10.15   $9.81    $9.44    $9.05    $ 0.00
Percent of Initial Balance..................    79.83%    78.32%    71.65%   3.57%    0.90%    0.87%    0.84%    0.80%     0.00%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, (except that an ARD Loan will be repaid in full on its Anticipated Repayment
    Date), if any.

(2) For purpose of this table Mortgage Loan No. 55953 has been assumed that if the prepayment option were exercised that the Borrower would prepay with a yield maintenance premium and not defease such Mortgage Loan.

                                PROPERTY TYPE(1)

                                                          % OF         WEIGHTED                      WEIGHTED
                        NUMBER OF      AGGREGATE        INITIAL        AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                        MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE       PROPERTIES      BALANCE         BALANCE          DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------       ----------   --------------   ------------   ------------   ------------   ------------   ------------
Multifamily...........      54       $  349,421,057       31.1%          1.30x       1.17/1.64x        76.6%       48.3/86.1x
Retail................      30          304,601,402       27.1           1.50x       1.20/1.80x        68.2%       51.3/79.5x
  Anchored............      22          239,396,235       21.3           1.47x       1.20/1.66x        70.1%       61.9/79.5x
  Unanchored..........       3           38,057,510        3.4           1.74x       1.37/1.80x        53.9%       51.3/71.2x
  Shadow Anchored.....       5           27,147,658        2.4           1.46x       1.25/1.54x        70.8%       61.0/79.4x
Office................      24          204,367,909       18.2           1.32x       1.10/2.20x        71.9%       39.9/76.6x
Industrial............      18          155,612,140       13.8           1.32x       1.23/1.41x        73.4%       52.5/80.9x
Manufactured
  Housing.............      10           46,229,854        4.1           1.36x       1.26/1.44x        72.7%       67.0/78.6x
Land..................       1           45,300,487        4.0           1.15x       1.15/1.15x        71.4%       71.4/71.4x
Self-Storage..........       6           18,795,791        1.7           1.43x       1.25/1.51x        68.4%       66.6/69.6x
                           ---       --------------      -----
Total/Wtd Avg.........     143       $1,124,328,641      100.0%          1.36x       1.10/2.20x        72.5%       39.9/86.1x
                           ===       ==============      =====

                        WEIGHTED
                        AVERAGE
                        MORTGAGE
    PROPERTY TYPE         RATE
    -------------       --------
Multifamily...........   7.196%
Retail................   7.181%
  Anchored............   7.033%
  Unanchored..........   7.686%
  Shadow Anchored.....   7.772%
Office................   7.180%
Industrial............   7.109%
Manufactured
  Housing.............   7.176%
Land..................   6.500%
Self-Storage..........   7.302%
Total/Wtd Avg.........   7.150%

---------------

(1) For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on the individual property's appraised value as a percentage of the total appraised value of the related Mortgage Loan.

                             CUT-OFF DATE BALANCES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          BALANCES               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
 $1,183,293 --  $1,999,999...      11      $   18,221,787      1.6%       1.30x          69.9%       7.398%
 $2,000,000 --  $2,999,999...      16          40,277,907      3.6        1.32x          72.1%       7.313%
 $3,000,000 --  $3,999,999...      16          55,095,521      4.9        1.30x          74.4%       7.252%
 $4,000,000 --  $4,999,999...      12          53,356,585      4.7        1.35x          75.4%       7.181%
 $5,000,000 --  $7,499,999...      17         105,914,830      9.4        1.36x          71.3%       7.221%
 $7,500,000 --  $9,999,999...      14         120,433,026     10.7        1.31x          74.1%       7.249%
$10,000,000 -- $14,999,999...      13         166,077,247     14.8        1.33x          74.2%       7.249%
$15,000,000 -- $19,999,999...       8         136,013,718     12.1        1.29x          76.3%       7.396%
$20,000,000 -- $29,999,999...       3          85,236,340      7.6        1.36x          73.9%       6.936%
$30,000,000 -- $82,083,574...       8         343,701,681     30.6        1.43x          69.1%       6.947%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%       1.36x          72.5%       7.150%
                                  ===      ==============    =====

                                     ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  SE-      LOAN
QUENCE    NUMBER                         PROPERTY NAME                                          PROPERTY ADDRESS
------    -------     ----------------------------------------------------   -------------------------------------------------------
P1.1      6104459     New Potomac Portfolio - Finchley Square Apartments     4000 38th Street
P1.2      6104459     New Potomac Portfolio - Victoria Station Apartments    1407 1/2 Merrimac Drive
P1.3      6104459     New Potomac Portfolio - Paddington Square Apartments   8800 Lanier Drive
P1.4      6104459     New Potomac Portfolio - Eaton Square Apartments        7888 Sheriff Road
P1.5      6104459     New Potomac Portfolio - Bedford Station Apartments     1400 East University Boulevard
P1.6      6104459     New Potomac Portfolio - Newbury Square Apartments      6803 Riggs Road
P1.7      6104459     New Potomac Portfolio - Edmonton Station Apartments    5360 Quincy Place
 P1       6104459     NEW POTOMAC PORTFOLIO (ROLL-UP)

 A1         55567     84 William Street                                      84 William Street
 A2         53445     The Brook at Colonial Park/Kushner                     4212 Williamsburg Drive
 A3         55954     Gainesville Place                                      2800 SW 35th Place
 A4         55893     Meadow Wood Village                                    1613 Ximeno Avenue
 A5         55015     The Reserve                                            175 International Drive
 A6         55362     RCA Portfolio 2 - Ambassador Apartments                2400 Timberline Drive

P2.1      6104485     CJB Apartments- Silvertree Apartments                  2600-3001 North Silvertree Lane
P2.2      6104485     CJB Apartments- Windsong Apartments                    2100-2240 North Oakwood Ave
P2.3      6104485     CJB Apartments- Autumn Breeze Apartments               2810-2860 North Everbrook Lane
P2.4      6104485     CJB Apartments- Sunreach Apartments                    1801-1821 West Royale Road
P2.5      6104485     CJB Apartments- Everbrook Townhouses                   2600-2806 North Everbrook Lane
P2.6      6104485     CJB Apartments- Cardinal Villa                         1200 West Bethel Ave
 P2       6104485     CJB APARTMENTS (ROLL-UP)

 A7         55412     Campus Village Housing Apartments                      111 N.Mills St., 110, 118 N.Brooks St., 1002 Springs
                                                                             St., 1, 2, 9, 10 Gerry Ct.
 A8         55819     CLK - Charter Pointe                                   919 Ballard Street
 A9         55810     CLK - Charlestown of Douglass Hills                    407 Charlestown Court
 P3       6104518     Columbiana Lakes Apartments                            250 Crossbow Drive
 B1     324010357     Saddle Ridge Crossing Townhomes                        4 Tether Court
A10         55364     RCA Portfolio 2 - Landing at Westchase                 9797 Meadowglen Lane
A11         53425     Mapleton Square Apartments/Kushner                     115 Willis Road
 B2     317010356     Park Apartments                                        10623 East Exposition Avenue
 P4       6104457     Cypress Gates Apartments                               299 Carmel Avenue
A12         55365     RCA Portfolio 2 - Royal Wildewood Manor                201 Dixie Drive
A13         55826     CLK - Cardinal Woods                                   1331 Wicklow Court
 P5       6104446     Hillbrook Apartments                                   478 South Raccoon Road
 B3     820010338     Whispering Pines                                       75 Yotzonot Drive/1 - 12 Christopher Drive
A14         55817     CLK - Arlington Village                                1733 Arlin Place
 P6       6104440     Grand Summit Apartments                                601 Friendway Road
 B4     317010321     James River Apartments                                 868 Wilton Lane NW
A15         55821     CLK - Cambridge                                        360 Piccadilly Square
 B5     820010343     Parkway Apartments                                     1801 - 1821 Parkway Court
A16         55792     CLK - Breckenridge                                     3209 Glendale Place
A17         55953     La Mirage Apartments                                   610 East Gilbert Drive
 B6     400010330     Paradise Palms Apartments                              17646 North Cave Creek Road
 B7     820010334     Twin Oaks Apartments                                   2415 - 2435 W. Bradley Avenue
 B8     400010336     Ashton Meadows Apartments                              3950 Cabot Drive
 B9     820010342     Ravenwood Townhomes                                    3516 South Park Avenue, 1601-1645 Westchester Boulevard
B10     800010352     Ashwood Downs Apartments                               1900 Ashwood Downs Lane
 P7       6104345     Green Lake Apartments                                  10250 NW 80th Court
 P8       6104350     Bentwood Subdivision                                   Scott Hamilton Avenue, Bentwood Lane, Burrwood Drive
B11     415010319     Montebello Apartments                                  1055 South Mollison Avenue
B12     415010326     Bellagio Apartments                                    435 South Detroit Street
B13     415010325     Monet Apartments                                       630 - 636 Hauser Boulevard
A18         55367     RCA Portfolio 2 - Braeburn Villa                       9600 Braes Bayou Drive
 P9       6104385     Meadowbrook Apartments                                 One Meadows Boulevard
B14     415010328     Casa California Apartments                             285 West California Avenue
A19         55368     RCA Portfolio 2 - Parkwest Place Apts                  10161 Westpark Drive
P10       6104346     Sunset on the Lakes Apartments                         7805-7815 SW 152nd Avenue
A20         55739     Regency Square                                         1420 Parham Road
P11       6103802     Williamsburg Outlet Center                             5715 Richmond Road
P12       6104484     The Plaza at Citrus Park                               12601-12925 Citrus Park Drive
P13       6104434     Forest Promenade Shopping Plaza                        965 Richmond Avenue
A21         54043     Gravois Bluffs I (Lowe's)                              1-45 Gravios Bluffs Boulevard
P14       6104442     The Plaza at Brandon Town Center                       320 Brandon Town Center Drive
A22         52628     Edwards Fresno Stadium 21 Cinema                       7750 North Blackstone Avenue
P15       6104429     Ross Center                                            11211-11245 SE 82nd Avenue
B15     100010329     Tanglewood Square                                      8515 - 8575 Tanglewood Square
P16       6104427     Vancouver Park Place                                   8101 Northeast Parkway Drive
A23         54480     Ahoskie Commons                                        1400-1530 East Memorial Drive
A24         54504     Rancho Cotati Shopping Center                          500-590 East Cotati Avenue
P17       6104430     Silverdale Ross Plaza                                  10410 Silverdale Way, NW
B16     100010335     West Valley Tops                                       371 Bagley Road

                                                                                                                    CUT-OFF
                                                              ZIP               PROPERTY         ORIGINAL            DATE
    COUNTY                   CITY               STATE        CODE                 TYPE            BALANCE           BALANCE
---------------          -------------          -----        -----            ------------       ----------       ----------
Prince George's          Brentwood               MD          20722             Multifamily
Prince George's          Hyattsville             MD          20783             Multifamily
Montgomery               Silver Spring           MD          20910             Multifamily
Prince George's          Landover                MD          20785             Multifamily
Prince George's          Hyattsville             MD          20783             Multifamily
Prince George's          Hyattsville             MD          20783             Multifamily
Prince George's          Hyattsville             MD          20784             Multifamily
                                                                               Multifamily       39,100,000       38,967,597

New York                 New York                NY          10038             Multifamily       33,000,000       32,845,972
Dauphin                  Harrisburg              PA          17109             Multifamily       19,691,998       19,691,998
Alachua                  Gainesville             FL          32608             Multifamily       17,840,000       17,753,618
Los Angeles              Long Beach              CA          90804             Multifamily       15,500,000       15,403,921
Clarke                   Athens                  GA          30605             Multifamily       15,280,000       15,145,054
Tarrant                  Grapevine               TX          76051             Multifamily       14,371,000       14,371,000

Delaware                 Muncie                  IN          47304             Multifamily
Delaware                 Muncie                  IN          47304             Multifamily
Delaware                 Muncie                  IN          47304             Multifamily
Delaware                 Muncie                  IN          47304             Multifamily
Delaware                 Muncie                  IN          47304             Multifamily
Delaware                 Muncie                  IN          47304             Multifamily
                                                                               Multifamily       13,500,000       13,480,962

Dane                     Madison                 WI          53715             Multifamily       13,250,000       13,185,977
Seminole                 Altamonte Springs       FL          32701             Multifamily       10,030,000       10,030,000
Jefferson                Louisville              KY          40243             Multifamily        9,180,000        9,180,000
Lexington                Columbia                SC          29212             Multifamily        9,150,000        9,126,698
New Castle               Wilmington              DE          19808             Multifamily        9,000,000        8,987,951
Harris                   Houston                 TX          77042             Multifamily        8,800,000        8,800,000
Kent                     Dover                   DE          19901             Multifamily        8,263,043        8,263,043
Arapahoe                 Aurora                  CO          80012             Multifamily        7,600,000        7,575,544
Monterey                 Marina                  CA          93933             Multifamily        7,500,000        7,462,874
Brazoria                 Clute                   TX          77531             Multifamily        7,176,000        7,176,000
Wake                     Cary                    NC          27511             Multifamily        6,885,000        6,885,000
Mahoning                 Austintown              OH          44515             Multifamily        6,700,000        6,673,040
McLean                   Bloomington             IL          61704             Multifamily        6,140,000        6,111,341
Greene                   Fairborn                OH          45324             Multifamily        5,397,500        5,397,500
Guilford                 Greensboro              NC          27410             Multifamily        5,100,000        5,074,151
Gwinnett                 Lilburn                 GA          30047             Multifamily        4,600,000        4,569,790
Clarke                   Athens                  GA          30605             Multifamily        4,505,000        4,505,000
McLean                   Normal                  IL          61761             Multifamily        4,300,000        4,280,659
Jefferson                Birmingham              AL          35243             Multifamily        4,165,000        4,165,000
Maricopa                 Tempe                   AZ          85281             Multifamily        4,100,000        4,081,362
Maricopa                 Phoenix                 AZ          85022             Multifamily        4,000,000        3,985,226
Champaign                Champaign               IL          61821             Multifamily        3,600,000        3,581,475
Clark                    Springfield             OH          45503             Multifamily        3,400,000        3,386,578
Sangamon                 Springfield             IL          61704             Multifamily        3,000,000        2,986,144
Thurston                 Olympia                 WA          98501             Multifamily        2,990,000        2,980,806
Miami-Dade               Hialeah Gardens         FL          33016             Multifamily        2,800,000        2,789,364
Wood                     Bowling Green           OH          43402             Multifamily        2,785,000        2,762,292
San Diego                El Cajon                CA          92020             Multifamily        2,660,000        2,650,015
Los Angeles              Los Angeles             CA          90036             Multifamily        2,650,000        2,636,845
Los Angeles              Los Angeles             CA          90036             Multifamily        2,575,000        2,562,130
Harris                   Houston                 TX          77074             Multifamily        2,288,000        2,288,000
St. Tammany Parish       Slidell                 LA          70460             Multifamily        2,200,000        2,189,893
Los Angeles              Pasadena                CA          91105             Multifamily        2,000,000        1,987,790
Harris                   Houston                 TX          77042             Multifamily        1,725,000        1,725,000
Miami-Dade               Miami                   FL          33193             Multifamily        1,725,000        1,718,448
Henrico                  Richmond                VA          23229               Retail          82,500,000       82,083,574
James City               Williamsburg            VA          23188               Retail          32,500,000       32,288,033
Hillsborough             Tampa                   FL          33625               Retail          30,000,000       29,896,007
Richmond                 Staten Island           NY          10314               Retail          19,000,000       18,938,859
Jefferson                Fenton                  MO          63026               Retail          16,560,000       16,404,431
Hillsborough             Brandon                 FL          33511               Retail          13,390,000       13,334,738
Fresno                   Fresno                  CA          93720               Retail          13,035,339       12,865,985
Clackamas                Portland                OR          97266               Retail          11,775,000       11,736,809
Geauga                   Bainbridge              OH          40423               Retail           9,500,000        9,415,085
Clark                    Vancouver               WA          98662               Retail           7,600,000        7,574,415
Hertford                 Ahoskie                 NC          27910               Retail           6,850,000        6,773,887
Sonoma                   Cotati                  CA          94931               Retail           5,992,000        5,957,452
Kitsap                   Silverdale              WA          98383               Retail           5,700,000        5,681,513
Cuyahoga                 Berea                   OH          44017               Retail           5,500,000        5,462,022


MATURITY OR
ANTICIPATED
REPAYMENT                                                          ADMINI-            SUB-                 NET
   DATE                  LOAN                  MORTGAGE           STRATIVE         SERVICING            MORTGAGE
 BALANCE                 TYPE                    RATE            FEE RATE(I)       FEE RATE               RATE
-----------        ----------------            --------          ----------        ---------            --------
34,036,033            Balloon                    6.880%            0.092%            0.065%              6.788%

28,911,629            Balloon                    7.125%            0.142%            0.100%              6.983%
17,627,861         Hyper Amortizing              8.327%            0.142%            0.100%              8.185%
15,558,723            Balloon                    6.950%            0.082%            0.040%              6.868%
13,560,868            Balloon                    7.070%            0.142%            0.100%              6.928%
14,516,428            Balloon                    7.150%            0.142%            0.100%              7.008%
12,755,675            Balloon                    7.330%            0.072%            0.030%              7.258%

11,835,240            Balloon                    7.110%            0.052%            0.025%              7.058%

11,558,704            Balloon                    6.960%            0.092%            0.050%              6.868%
 9,255,989            Balloon                    6.990%            0.142%            0.100%              6.848%
 8,471,583            Balloon                    6.990%            0.142%            0.100%              6.848%
 8,046,692            Balloon                    7.280%            0.102%            0.075%              7.178%
 7,932,962            Balloon                    7.320%            0.077%            0.050%              7.243%
 7,810,865            Balloon                    7.330%            0.072%            0.030%              7.258%
 7,396,902         Hyper Amortizing              8.327%            0.142%            0.100%              8.185%
 6,660,768            Balloon                    7.140%            0.087%            0.060%              7.053%
 6,021,526            Balloon                    7.040%            0.052%            0.025%              6.988%
 6,369,405            Balloon                    7.330%            0.072%            0.030%              7.258%
 6,353,687            Balloon                    6.990%            0.142%            0.100%              6.848%
 5,838,831            Balloon                    6.910%            0.102%            0.075%              6.808%
 5,379,315            Balloon                    7.125%            0.077%            0.050%              7.048%
 4,720,006            Balloon                    6.990%            0.142%            0.100%              6.848%
 4,421,887            Balloon                    6.730%            0.052%            0.025%              6.678%
 4,043,815            Balloon                    7.250%            0.087%            0.060%              7.163%
 3,939,532            Balloon                    6.990%            0.142%            0.100%              6.848%
 3,784,163            Balloon                    7.300%            0.077%            0.050%              7.223%
 3,843,588            Balloon                    6.990%            0.142%            0.100%              6.848%
 3,793,524            Balloon                    7.250%            0.142%            0.100%              7.108%
 3,522,175            Balloon                    7.310%            0.117%            0.090%              7.193%
 3,165,241            Balloon                    7.250%            0.077%            0.050%              7.173%
 2,970,020            Balloon                    7.000%            0.117%            0.090%              6.883%
 2,631,714            Balloon                    7.175%            0.077%            0.050%              7.098%
 2,635,862            Balloon                    7.370%            0.077%            0.050%              7.293%
 2,457,352            Balloon                    7.180%            0.052%            0.025%              7.128%
 2,245,811            Balloon                    7.170%            0.102%            0.075%              7.068%
 2,337,780            Balloon                    7.235%            0.077%            0.050%              7.158%
 2,070,559            Balloon                    7.410%            0.077%            0.050%              7.333%
 2,009,315            Balloon                    7.380%            0.077%            0.050%              7.303%
 2,030,825            Balloon                    7.330%            0.072%            0.030%              7.258%
 1,931,161            Balloon                    7.200%            0.052%            0.025%              7.148%
 1,752,960            Balloon                    7.140%            0.077%            0.050%              7.063%
 1,531,108            Balloon                    7.330%            0.072%            0.030%              7.258%
 1,513,905            Balloon                    7.180%            0.052%            0.025%              7.128%
71,569,005            Balloon                    6.750%            0.092%            0.050%              6.658%
26,606,225            Balloon                    7.690%            0.052%            0.025%              7.638%
26,031,225         Hyper Amortizing              6.760%            0.052%            0.025%              6.708%
16,651,921            Balloon                    7.140%            0.052%            0.025%              7.088%
14,095,931            Balloon                    7.550%            0.092%            0.050%              7.458%
11,631,717         Hyper Amortizing              6.790%            0.052%            0.025%              6.738%
11,787,808            Balloon                    8.430%            0.142%            0.100%              8.288%
10,309,162            Balloon                    7.100%            0.052%            0.025%              7.048%
 7,727,457            Balloon                    7.470%            0.087%            0.060%              7.383%
 6,620,949            Balloon                    6.910%            0.052%            0.025%              6.858%
 6,035,843            Balloon                    7.360%            0.142%            0.100%              7.218%
 5,341,075            Balloon                    7.810%            0.142%            0.100%              7.668%
 4,990,423            Balloon                    7.100%            0.052%            0.025%              7.048%
 4,457,633            Balloon                    7.350%            0.087%            0.060%              7.263%

                                                             ORIGINAL          ORIGINAL
                 FIRST         INTEREST                      TERM TO         AMORTIZATION        INTEREST
  NOTE          PAYMENT         ACCRUAL       MONTHLY      MATURITY/ARD          TERM              ONLY          SEASONING
  DATE            DATE          METHOD        PAYMENT        (MONTHS)        (MONTHS) (II)        PERIOD          (MONTHS)
----------     ---------       --------       -------      ------------      -------------       --------        ---------
12/18/2001      2/1/2002        ACT/360       256,990           120              360                                  4

10/15/2001     12/1/2001        ACT/360       222,327           120              360                                  6
  9/8/2000     11/1/2000        ACT/360       157,070           120              295                36               19
10/19/2001     12/1/2001        ACT/360       118,092           120              360                                  6
  8/8/2001     10/1/2001        ACT/360       103,852           120              360                                  8
  4/2/2001      6/1/2001        ACT/360       103,202            60              360                                 12
 6/13/2001      8/1/2001        ACT/360        99,767           120              348                12               10

  2/4/2002      4/1/2002        ACT/360        90,815           120              360                                  2

 10/9/2001     12/1/2001        ACT/360        87,797           120              360                                  6
 9/21/2001     11/1/2001        ACT/360        70,315            84              306                24                7
 9/21/2001     11/1/2001        ACT/360        64,356            84              306                24                7
  1/9/2002      3/1/2002        ACT/360        62,605           120              360                                  3
  2/7/2002      4/1/2002        ACT/360        61,824           120              360                                  2
 6/13/2001      8/1/2001        ACT/360        61,092           120              348                12               10
  9/8/2000     11/1/2000        ACT/360        65,909           120              295                36               19
12/18/2001      2/1/2002        ACT/360        51,280           120              360                                  4
12/28/2001      2/1/2002        ACT/360        53,200           120              300                                  4
 6/13/2001      8/1/2001        ACT/360        49,818           120              348                12               10
 9/21/2001     11/1/2001        ACT/360        48,267            84              306                24                7
11/26/2001      1/1/2002        ACT/360        44,171           120              360                                  5
 10/2/2001     12/1/2001        ACT/360        41,366           120              360                                  6
 9/21/2001     11/1/2001        ACT/360        37,706           120              309                30                7
10/31/2001     12/1/2001        ACT/360        33,011           120              360                                  6
 7/27/2001      9/1/2001        ACT/360        31,380           120              360                                  9
 9/21/2001     11/1/2001        ACT/360        31,471           120              309                30                7
10/16/2001     12/1/2001        ACT/360        29,480           120              360                                  6
 9/21/2001     11/1/2001        ACT/360        29,199            84              306                24                7
10/19/2001     12/1/2001        ACT/360        27,969            84              360                                  6
11/27/2001      1/1/2002        ACT/360        27,450           120              360                                  5
 9/19/2001     11/1/2001        ACT/360        24,558           120              360                                  7
 11/6/2001      1/1/2002        ACT/360        22,620           120              360                                  5
10/10/2001     12/1/2001        ACT/360        20,313           120              360                                  6
12/11/2001      2/1/2002        ACT/360        20,641           120              360                                  4
11/30/2001      1/1/2002        ACT/360        18,968           120              360                                  5
 9/21/2001     11/1/2001        ACT/360        19,987           120              300                                  7
 10/5/2001      1/1/2002        ACT/360        18,119           120              360                                  5
  9/4/2001     11/1/2001        ACT/360        18,366           180              360                                  7
  9/4/2001     11/1/2001        ACT/360        17,794           180              360                                  7
 6/13/2001      8/1/2001        ACT/360        15,884           120              348                12               10
10/16/2001     12/1/2001        ACT/360        14,933           120              360                                  6
 8/15/2001     10/1/2001        ACT/360        13,495           120              360                                  8
 6/13/2001      8/1/2001        ACT/360        11,975           120              348                12               10
11/30/2001      1/1/2002        ACT/360        11,686           120              360                                  5
10/19/2001     12/1/2001        ACT/360       535,093           120              360                                  6
10/19/2001     12/1/2001        ACT/360       244,203           120              300                                  6
12/20/2001      2/1/2002        ACT/360       194,779           120              360                                  4
12/20/2001      2/1/2002        ACT/360       128,199           120              360                                  4
  2/8/2001      4/1/2001        ACT/360       116,357           144              360                                 14
11/30/2001      1/1/2002        ACT/360        87,204           120              360                                  5
 5/15/2000      7/1/2000        ACT/360        99,585           120              360                                 23
12/12/2001      2/1/2002        ACT/360        79,132           120              360                                  4
  8/8/2001     10/1/2001        ACT/360        70,019           120              300                                  8
12/18/2001      2/1/2002        ACT/360        50,104           120              360                                  4
 1/24/2001      3/1/2001        ACT/360        47,241           120              360                                 15
  7/2/2001      9/1/2001        ACT/360        43,176           120              360                                  9
12/12/2001      2/1/2002        ACT/360        38,306           120              360                                  4
10/30/2001     12/1/2001        ACT/360        40,109           120              300                                  6

REMAINING
 TERM TO         MATURITY OR
MATURITY/        ANTICIPATED
   ARD            REPAYMENT         CROSS-COLLATERALIZED             RELATED
(MONTHS)             DATE                   LOANS                     LOANS
---------        -----------        --------------------        ------------------
   116             1/1/2012                No                          No

   114            11/1/2011                No                          No
   101            10/1/2010                No                   Yes(BACM 02-PB2-D)
   114            11/1/2011                No                          No
   112             9/1/2011                No                          No
    48             5/1/2006                No                          No
   110             7/1/2011                No                   Yes(BACM 02-PB2-C)

   118             3/1/2012                No                          No

   114            11/1/2011                No                          No
    77            10/1/2008                No                   Yes(BACM 02-PB2-F)
    77            10/1/2008                No                   Yes(BACM 02-PB2-F)
   117             2/1/2012                No                          No
   118             3/1/2012                No                          No
   110             7/1/2011                No                   Yes(BACM 02-PB2-C)
   101            10/1/2010                No                   Yes(BACM 02-PB2-D)
   116             1/1/2012                No                          No
   116             1/1/2012                No                          No
   110             7/1/2011                No                   Yes(BACM 02-PB2-C)
    77            10/1/2008                No                   Yes(BACM 02-PB2-F)
   115            12/1/2011                No                          No
   114            11/1/2011                No                          No
   113            10/1/2011                No                   Yes(BACM 02-PB2-F)
   114            11/1/2011                No                          No
   111             8/1/2011                No                          No
   113            10/1/2011                No                   Yes(BACM 02-PB2-F)
   114            11/1/2011                No                   Yes(BACM 02-PB2-R)
    77            10/1/2008                No                   Yes(BACM 02-PB2-F)
    78            11/1/2008                No                          No
   115            12/1/2011                No                          No
   113            10/1/2011                No                   Yes(BACM 02-PB2-R)
   115            12/1/2011                No                          No
   114            11/1/2011                No                   Yes(BACM 02-PB2-R)
   116             1/1/2012                No                          No
   115            12/1/2011                No                   Yes(BACM 02-PB2-N)
   113            10/1/2011                No                          No
   115            12/1/2011                No                          No
   173            10/1/2016                No                   Yes(BACM 02-PB2-J)
   173            10/1/2016                No                   Yes(BACM 02-PB2-J)
   110             7/1/2011                No                   Yes(BACM 02-PB2-C)
   114            11/1/2011                No                          No
   112             9/1/2011                No                          No
   110             7/1/2011                No                   Yes(BACM 02-PB2-C)
   115            12/1/2011                No                   Yes(BACM 02-PB2-N)
   114            11/1/2011                No                          No
   114            11/1/2011                No                          No
   116             1/1/2012                No                   Yes(BACM 02-PB2-P)
   116             1/1/2012                No                          No
   130             3/1/2013                No                          No
   115            12/1/2011                No                   Yes(BACM 02-PB2-P)
    97             6/1/2010                No                          No
   116             1/1/2012                No                   Yes(BACM 02-PB2-Q)
   112             9/1/2011                No                          No
   116             1/1/2012                No                   Yes(BACM 02-PB2-Q)
   105             2/1/2011                No                          No
   111             8/1/2011                No                          No
   116             1/1/2012                No                   Yes(BACM 02-PB2-Q)
   114            11/1/2011                No                          No

                                   PREPAYMENT
  LOCKOUT                     PENALTY DESCRIPTION                          YIELD MAINTENANCE
EXPIRATION                          (MONTHS)                                     TYPE
----------       --------------------------------------------            ---------------------
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE

  8/1/2011                 LO(117)/OPEN(3)/DEFEASANCE
  8/1/2004               LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)                 Interest Diff (BEY)
  8/1/2011                 LO(117)/OPEN(3)/DEFEASANCE
  7/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
  3/1/2006                  LO(58)/OPEN(2)/DEFEASANCE
  5/1/2011                 LO(118)/OPEN(2)/DEFEASANCE

11/30/2011                 LO(116)/OPEN(4)/DEFEASANCE

  9/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
  7/1/2008                  LO(81)/OPEN(3)/DEFEASANCE
  7/1/2008                  LO(81)/OPEN(3)/DEFEASANCE
10/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
11/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
  5/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
  8/1/2004              LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)                    Interest Diff (BEY)
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
  5/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
  7/1/2008                  LO(81)/OPEN(3)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
  7/1/2011                 LO(117)/OPEN(3)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 4/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
  7/1/2011                 LO(117)/OPEN(3)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
  7/1/2008                  LO(81)/OPEN(3)/DEFEASANCE
 11/1/2004        LO(36)/GRTR1%PPMTorYM(46)/OPEN(2)/DEFEASANCE              Interest Diff (BEY)
11/30/2005             LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                        PV (BEY)
 6/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 6/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2005             LO(47)/GRTR1%PPMTorYM(129)/OPEN(4)                       PV (BEY)
 9/30/2005             LO(47)/GRTR1%PPMTorYM(129)/OPEN(4)                       PV (BEY)
  5/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 5/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
  5/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
  5/1/2011                 LO(114)/OPEN(6)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 11/1/2012                 LO(140)/OPEN(4)/DEFEASANCE
 8/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
  4/1/2010                 LO(118)/OPEN(2)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 5/31/2011                 LO(116)/OPEN(4)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 12/1/2010                 LO(118)/OPEN(2)/DEFEASANCE
  6/1/2011                 LO(118)/OPEN(2)/DEFEASANCE
 9/30/2011                 LO(116)/OPEN(4)/DEFEASANCE
 7/31/2011                 LO(116)/OPEN(4)/DEFEASANCE

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                                                                                                             CUT-OFF
                                                                                                              DATE
 SE-         LOAN                                                                   APPRAISAL    APPRAISAL    LTV       YEAR BUILT/
QUENCE      NUMBER                      PROPERTY NAME                                VALUE         DATE       RATIO      RENOVATED
------     ---------                    -------------                             -----------    ---------   -------    -----------
 P1.1        6104459    New Potomac Portfolio - Finchley Square Apartments          3,950,000    10/29/01                1943/2001
 P1.2        6104459    New Potomac Portfolio - Victoria Station Apartments         3,900,000    10/29/01                1948/2001
 P1.3        6104459    New Potomac Portfolio - Paddington Square Apartments        9,550,000    10/29/01                1960/2001
 P1.4        6104459    New Potomac Portfolio - Eaton Square Apartments             2,200,000    10/29/01                1967/2001
 P1.5        6104459    New Potomac Portfolio - Bedford Station Apartments         21,700,000    10/29/01                1947/2001
 P1.6        6104459    New Potomac Portfolio - Newbury Square Apartments           7,450,000    10/29/01                1947/2001
 P1.7        6104459    New Potomac Portfolio - Edmonton Station Apartments         3,550,000    10/29/01                1949/2001
  P1         6104459    NEW POTOMAC PORTFOLIO (ROLL-UP)                            52,300,000                  75%

  A1           55567    84 William Street                                          41,300,000    09/05/01      80%        1907/2000
  A2           53445    The Brook at Colonial Park/Kushner                         25,000,000    07/18/00      79%        1966/2000
  A3           55954    Gainesville Place                                          22,300,000    08/01/01      80%          2000
  A4           55893    Meadow Wood Village                                        21,625,000    02/26/01      71%          1986
  A5           55015    The Reserve                                                19,100,000    03/12/01      79%          1999
  A6           55362    RCA Portfolio 2 - Ambassador Apartments                    18,300,000    05/01/01      79%          1979

 P2.1        6104485    CJB Apartments- Silvertree Apartments                       6,100,000    11/09/01                 1985/2001
 P2.2        6104485    CJB Apartments- Windsong Apartments                         3,230,000    11/09/01                   1987
 P2.3        6104485    CJB Apartments- Autumn Breeze Apartments                    3,140,000    11/09/01                   1992
 P2.4        6104485    CJB Apartments- Sunreach Apartments                         2,120,000    11/09/01                   1984
 P2.5        6104485    CJB Apartments- Everbrook Townhouses                        1,470,000    11/09/01                   1989
 P2.6        6104485    CJB Apartments- Cardinal Villa                              1,120,000    11/09/01                   1992
  P2         6104485    CJB APARTMENTS (ROLL-UP)                                   17,180,000                  78%

  A7           55412    Campus Village Housing Apartments                          16,600,000    09/01/01      79%          2000
  A8           55819    CLK - Charter Pointe                                       11,800,000    05/16/01      80%        1973/1997
  A9           55810    CLK - Charlestown of Douglass Hills                        10,800,000    05/23/01      80%        1970/2000
  P3         6104518    Columbiana Lakes Apartments                                12,350,000    07/19/01      74%          1996
  B1       324010357    Saddle Ridge Crossing Townhomes                            11,300,000    02/01/02      80%          2001
 A10           55364    RCA Portfolio 2 - Landing at Westchase                     11,000,000    05/11/01      80%          1977
 A11           53425    Mapleton Square Apartments/Kushner                          9,600,000    07/17/00      86%          1969
  B2       317010356    Park Apartments                                            12,900,000    11/07/01      59%          1972
  P4         6104457    Cypress Gates Apartments                                   12,000,000    10/11/01      62%          1987
 A12           55365    RCA Portfolio 2 - Royal Wildewood Manor                     8,970,000    05/11/01      80%          1981
 A13           55826    CLK - Cardinal Woods                                        8,100,000    05/21/01      80%          1978
  P5         6104446    Hillbrook Apartments                                        8,900,000    09/14/01      75%        1970/1973
  B3       820010338    Whispering Pines                                            7,800,000    05/27/01      78%          2000
 A14           55817    CLK - Arlington Village                                     6,350,000    05/17/01      80%          1965
  P6         6104440    Grand Summit Apartments                                     6,450,000    09/19/01      79%          2001
  B4       317010321    James River Apartments                                      5,800,000    03/20/01      79%          1983
 A15           55821    CLK - Cambridge                                             5,300,000    05/18/01      80%          1971
  B5       820010343    Parkway Apartments                                          5,400,000    08/15/01      79%          1999
 A16           55792    CLK - Breckenridge                                          4,900,000    05/18/01      80%          1979
 A17           55953    La Mirage Apartments                                        5,425,000    08/22/01      75%          1987
  B6       400010330    Paradise Palms Apartments                                   5,150,000    07/12/01      77%          1984
  B7       820010334    Twin Oaks Apartments                                        4,500,000    08/02/01      80%          2001
  B8       400010336    Ashton Meadows Apartments                                   4,800,000    08/14/01      71%          1994
  B9       820010342    Ravenwood Townhomes                                         3,750,000    08/15/01      80%          1985
 B10       800010352    Ashwood Downs Apartments                                    3,800,000    11/01/01      78%          1995
  P7         6104345    Green Lake Apartments                                       3,740,000    07/03/01      75%          1989
  P8         6104350    Bentwood Subdivision                                        4,200,000    07/09/01      66%        1998/2001
 B11       415010319    Montebello Apartments                                       3,850,000    08/03/01      69%        1986/2000
 B12       415010326    Bellagio Apartments                                         5,300,000    07/03/01      50%          1992
 B13       415010325    Monet Apartments                                            5,300,000    07/03/01      48%          1992
 A18           55367    RCA Portfolio 2 - Braeburn Villa                            2,860,000    05/11/01      80%          1969
  P9         6104385    Meadowbrook Apartments                                      2,775,000    04/04/01      79%          1984
 B14       415010328    Casa California Apartments                                  3,000,000    05/22/01      66%        1928/1962
 A19           55368    RCA Portfolio 2 - Parkwest Place Apts                       2,250,000    05/11/01      77%          1984
 P10         6104346    Sunset on the Lakes Apartments                              2,405,000    07/03/01      71%          1989
 A20           55739    Regency Square                                            132,500,000    09/07/01      62%        1975/1987
 P11         6103802    Williamsburg Outlet Center                                 63,000,000    07/27/01      51%        1988/1995
 P12         6104484    The Plaza at Citrus Park                                   40,000,000    11/07/01      75%          2000
 P13         6104434    Forest Promenade Shopping Plaza                            25,600,000    09/16/01      74%          1994
 A21           54043    Gravois Bluffs I (Lowe's)                                  20,700,000    12/05/00      79%          2000
 P14         6104442    The Plaza at Brandon Town Center                           17,850,000    09/07/01      75%          1994
 A22           52628    Edwards Fresno Stadium 21 Cinema                           17,900,000    12/16/99      72%          1998
 P15         6104429    Ross Center                                                17,700,000    07/27/01      66%          1985
 B15       100010329    Tanglewood Square                                          13,000,000    04/24/01      72%        1972/2000
 P16         6104427    Vancouver Park Place                                       11,500,000    07/27/01      66%          1987
 A23           54480    Ahoskie Commons                                             8,600,000    01/02/01      79%          1987
 A24           54504    Rancho Cotati Shopping Center                               8,780,000    04/05/01      68%          1975
 P17         6104430    Silverdale Ross Plaza                                       7,950,000    07/24/01      71%          1985
 B16       100010335    West Valley Tops                                            7,000,000    08/27/01      78%          1999

                                                                                          TOTAL
                                                                                          UNITS/            SF/
 SE-         LOAN                                                                         SF/               UNITS/    NET RENTABLE
QUENCE      NUMBER                      PROPERTY NAME                                     PADS              PADS       AREA (SF)
------     ---------                    -------------                                     ------            ------    ------------
 P1.1        6104459    New Potomac Portfolio - Finchley Square Apartments                   115            Units        68,030
 P1.2        6104459    New Potomac Portfolio - Victoria Station Apartments                  101            Units        60,450
 P1.3        6104459    New Potomac Portfolio - Paddington Square Apartments                 166            Units       133,210
 P1.4        6104459    New Potomac Portfolio - Eaton Square Apartments                       48            Units        38,400
 P1.5        6104459    New Potomac Portfolio - Bedford Station Apartments                   487            Units       303,490
 P1.6        6104459    New Potomac Portfolio - Newbury Square Apartments                    213            Units       159,521
 P1.7        6104459    New Potomac Portfolio - Edmonton Station Apartments                  119            Units        72,401
  P1         6104459    NEW POTOMAC PORTFOLIO (ROLL-UP)                                    1,249            Units       835,502

  A1           55567    84 William Street                                                    121            Units       116,684
  A2           53445    The Brook at Colonial Park/Kushner                                   626            Units       514,686
  A3           55954    Gainesville Place                                                    168            Units       236,652
  A4           55893    Meadow Wood Village                                                  206            Units       146,778
  A5           55015    The Reserve                                                          200            Units       230,062
  A6           55362    RCA Portfolio 2 - Ambassador Apartments                              376            Units       287,152

 P2.1        6104485    CJB Apartments- Silvertree Apartments                                120            Units       114,000
 P2.2        6104485    CJB Apartments- Windsong Apartments                                   48            Units        50,400
 P2.3        6104485    CJB Apartments- Autumn Breeze Apartments                              48            Units        50,400
 P2.4        6104485    CJB Apartments- Sunreach Apartments                                   36            Units        37,800
 P2.5        6104485    CJB Apartments- Everbrook Townhouses                                  32            Units        30,912
 P2.6        6104485    CJB Apartments- Cardinal Villa                                        24            Units        19,200
  P2         6104485    CJB APARTMENTS (ROLL-UP)                                             308            Units       302,712

  A7           55412    Campus Village Housing Apartments                                    119            Units       115,535
  A8           55819    CLK - Charter Pointe                                                 312            Units       258,000
  A9           55810    CLK - Charlestown of Douglass Hills                                  244            Units       281,000
  P3         6104518    Columbiana Lakes Apartments                                          204            Units       209,096
  B1       324010357    Saddle Ridge Crossing Townhomes                                       81            Units       148,700
 A10           55364    RCA Portfolio 2 - Landing at Westchase                               304            Units       192,896
 A11           53425    Mapleton Square Apartments/Kushner                                   212            Units       187,580
  B2       317010356    Park Apartments                                                      321            Units       187,540
  P4         6104457    Cypress Gates Apartments                                             134            Units       101,580
 A12           55365    RCA Portfolio 2 - Royal Wildewood Manor                              260            Units       195,464
 A13           55826    CLK - Cardinal Woods                                                 184            Units       140,480
  P5         6104446    Hillbrook Apartments                                                 408            Units       264,100
  B3       820010338    Whispering Pines                                                     106            Units       142,240
 A14           55817    CLK - Arlington Village                                              164            Units       162,400
  P6         6104440    Grand Summit Apartments                                              120            Units       106,224
  B4       317010321    James River Apartments                                               104            Units       130,852
 A15           55821    CLK - Cambridge                                                      180            Units       154,200
  B5       820010343    Parkway Apartments                                                   116            Units        63,800
 A16           55792    CLK - Breckenridge                                                   120            Units       116,800
 A17           55953    La Mirage Apartments                                                  88            Units        69,592
  B6       400010330    Paradise Palms Apartments                                            141            Units       108,450
  B7       820010334    Twin Oaks Apartments                                                 114            Units        62,700
  B8       400010336    Ashton Meadows Apartments                                            144            Units       146,416
  B9       820010342    Ravenwood Townhomes                                                   86            Units        85,742
 B10       800010352    Ashwood Downs Apartments                                              96            Units        94,464
  P7         6104345    Green Lake Apartments                                                 63            Units        75,600
  P8         6104350    Bentwood Subdivision                                                  30            Units        59,400
 B11       415010319    Montebello Apartments                                                 53            Units        46,002
 B12       415010326    Bellagio Apartments                                                   39            Units        33,010
 B13       415010325    Monet Apartments                                                      39            Units        33,010
 A18           55367    RCA Portfolio 2 - Braeburn Villa                                      80            Units        74,968
  P9         6104385    Meadowbrook Apartments                                                83            Units        67,208
 B14       415010328    Casa California Apartments                                            20            Units        23,014
 A19           55368    RCA Portfolio 2 - Parkwest Place Apts                                 52            Units        32,500
 P10         6104346    Sunset on the Lakes Apartments                                        60            Units        32,560
 A20           55739    Regency Square                                                   464,861            SF          464,861
 P11         6103802    Williamsburg Outlet Center                                       274,501            SF          274,501
 P12         6104484    The Plaza at Citrus Park                                         324,846            SF          324,846
 P13         6104434    Forest Promenade Shopping Plaza                                  125,339            SF          125,339
 A21           54043    Gravois Bluffs I (Lowe's)                                        222,581            SF          222,581
 P14         6104442    The Plaza at Brandon Town Center                                 143,785            SF          143,785
 A22           52628    Edwards Fresno Stadium 21 Cinema                                 104,830            SF          104,830
 P15         6104429    Ross Center                                                      134,555            SF          134,555
 B15       100010329    Tanglewood Square                                                128,173            SF          128,173
 P16         6104427    Vancouver Park Place                                              77,944            SF           77,944
 A23           54480    Ahoskie Commons                                                  193,457            SF          193,457
 A24           54504    Rancho Cotati Shopping Center                                     69,340            SF           69,340
 P17         6104430    Silverdale Ross Plaza                                             67,287            SF           67,287
 B16       100010335    West Valley Tops                                                  55,450            SF           55,450



   LOAN                                                                                                                     U/W
 BALANCE PER                    OCCUPANCY                                                                    U/W         REPLACEMENT
  SF/UNIT/       OCCUPANCY        AS OF            U/W            U/W             U/W            U/W      REPLACEMENT     RESERVES
    PAD           PERCENT         DATE           REVENUES       EXPENSES        CASH FLOW        DSCR      RESERVES        PER UNIT
 -----------     ---------      ---------        --------       --------        ---------        ----     -----------    -----------
                   97%           01/31/02
                   99%           01/31/02
                   98%           01/31/02
                   100%          01/31/02
                   100%          01/31/02
                   100%          01/31/02
                   100%          01/31/02
    31,199         99%                           10,712,628     5,812,076        4,442,359        1.44      458,193         366.85

   271,454         100%          01/30/02         4,269,931       945,056        3,288,575        1.23       36,300         300.00
    31,457         94%           03/31/02         4,180,359     1,764,214        2,259,645        1.20      156,500         250.00
   105,676         99%           09/28/01         3,349,188     1,453,468        1,835,912        1.30       59,808         356.00
    74,776         99%           12/20/01         2,392,920       844,260        1,501,280        1.20       47,380         230.00
    75,725         85%           12/31/01         2,584,073       977,385        1,548,688        1.25       58,000         290.00
    38,221         96%           10/02/01         2,568,463     1,040,089        1,438,134        1.20       90,240         240.00

                   100%          02/15/02
                   100%          02/15/02
                   100%          02/15/02
                   100%          02/15/02
                   100%          02/15/02
                   100%          02/15/02
   43,769          100%                           2,653,406     1,033,031        1,520,275        1.40      100,100         325.00

  110,807          100%          09/01/01         2,013,384       620,785        1,350,949        1.28       41,650         350.00
   32,147          93%           02/28/02         2,221,764     1,090,368        1,055,580        1.25       75,816         243.00
   37,623          91%           02/28/02         1,869,995       898,536          908,019        1.18       63,440         260.00
   44,739          90%           02/04/02         1,634,668       639,621          949,147        1.26       45,900         225.00
  110,962          95%           01/09/02         1,311,863       313,927          960,676        1.29       37,260         460.00
   28,947          98%           10/02/01         1,797,410       831,757          891,173        1.22       74,480         245.00
   38,977          92%           03/31/02         1,418,651       442,746          922,905        1.17       53,000         250.00
   23,600          91%           01/30/02         1,971,977       931,188          960,539        1.56       80,250         250.00
   55,693          99%           02/01/02         1,351,036       438,737          878,799        1.38       33,500         250.00
   27,600          97%           10/09/01         1,421,744       640,354          720,290        1.20       61,100         235.00
   37,418          94%           02/28/02         1,358,714       594,386          713,053        1.23       51,275         278.67
   16,355          85%           02/12/02         1,983,455     1,151,237          730,218        1.38      102,000         250.00
   57,654          96%           2/20/02            953,154       318,925          604,997        1.22       29,232         275.77
   32,912          99%           02/28/02         1,027,990       400,989          585,113        1.29       41,888         255.41
   42,285          93%           01/31/02           880,440       295,842          560,598        1.42       24,000         200.00
   43,940          96%           02/28/02           859,360       278,820          538,940        1.43       41,600         400.00
   25,028          94%           02/28/02         1,096,900       485,193          557,707        1.48       54,000         300.00
   36,902          100%          03/01/02           692,949       226,038          437,911        1.24       29,000         250.00
   34,708          97%           02/28/02           777,283       294,295          452,028        1.29       30,960         258.00
   46,379          97%           01/22/02           747,745       297,658          423,687        1.26       26,400         300.00
   28,264          94%           10/31/01           807,329       364,650          394,175        1.20       48,504         344.00
   31,416          98%           02/28/02           623,719       210,919          384,300        1.30       28,500         250.00
   23,518          92%           12/25/01           838,809       463,776          336,873        1.24       38,160         265.00
   34,723          98%           02/28/02           546,857       213,714          308,013        1.26       25,130         292.21
   31,050          99%           02/28/02           648,094       310,445          308,849        1.25       28,800         300.00
   44,276          98%           01/25/02           498,774       178,514          304,510        1.34       15,750         250.00
   92,076          100%          02/01/02           461,760       125,515          324,245        1.35       12,000         400.00
   50,000          98%           02/04/02           505,533       186,194          306,089        1.41       13,250         250.00
   67,611          100%          03/03/02           560,785       198,900          346,090        1.57       15,795         405.00
   65,696          100%          12/31/01           557,935       192,216          349,924        1.64       15,795         405.00
   28,600          98%           10/02/01           516,555       264,538          232,177        1.22       19,840         248.00
   26,384          96%           12/28/01           507,423       255,816          230,289        1.29       21,318         256.84
   99,390          100%          03/07/02           328,971       107,840          213,031        1.32        8,100         405.00
   33,173          98%           10/02/01           368,462       184,035          172,727        1.20       11,700         225.00
   28,641          97%           01/25/02           382,993       177,453          190,540        1.36       15,000         250.00
      177          98%           12/31/01        16,800,774     5,638,415       10,687,422        1.66       92,745           0.20
      118          98%           01/31/02         7,769,520     2,163,658        5,269,573        1.80       41,100           0.15
       92          98%           01/28/02         4,844,094     1,223,014        3,422,664        1.46       48,727           0.15
      151          100%          02/05/02         3,518,278     1,175,106        2,194,876        1.43       18,801           0.15
       74          100%          10/15/01         2,459,988       639,244        1,780,802        1.28       22,258           0.10
       93          96%           01/28/02         2,343,895       641,106        1,553,499        1.48       21,568           0.15
      123          100%          10/22/01         2,470,061       491,057        1,844,644        1.54       26,208           0.25
       87          93%           12/31/01         2,092,127       580,722        1,377,372        1.45       33,639           0.25
       73          93%           03/06/02         1,538,663       395,047        1,060,896        1.26       12,846           0.10
       97          100%          12/31/01         1,339,152       383,864          868,279        1.44       15,589           0.20
       35          98%           12/31/01         1,121,543       287,972          768,273        1.36       38,691           0.20
       86          100%          12/31/01           845,515       181,176          621,778        1.20       11,440           0.16
       84          94%           12/31/01           998,780       285,199          648,646        1.41       16,822           0.25
       99          100%          04/23/01           722,784       101,491          615,748        1.28        5,545           0.10

           MOST
          RECENT                     MOST              MOST               MOST             MOST             MOST            FULL
         STATEMENT                  RECENT            RECENT             RECENT           RECENT           RECENT           YEAR
           TYPE                    END DATE          REVENUES           EXPENSES        CASH FLOW           DSCR          END DATE
         ---------                 --------          --------           --------        ---------          ------         --------







         Full Year                12/31/2001         10,689,395         5,841,208       4,414,050           1.43          12/31/2000

    Annualized Most Recent        01/31/2002         4,234,536            378,612       3,855,924           1.45
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
    Annualized Most Recent        09/30/2001         2,318,268            994,071       1,324,197           1.06          12/31/2000
    Annualized Most Recent        12/31/2001         2,563,331          1,253,959       1,309,372           1.06          12/31/2000
                                                                                                                          12/31/2001







           Full Year              12/31/2001         2,747,026            840,172       1,906,854           1.75          12/31/2000

    Annualized Most Recent        09/30/2001         2,008,571            328,620       1,671,552           1.59
    Annualized Most Recent        01/31/2002         2,392,921            653,183       1,739,739           2.06          12/31/2000
    Annualized Most Recent        01/31/2002         1,735,524            652,404       1,083,120           1.40          12/31/2000
         Full Year                12/31/2001         1,586,833            639,608         947,225           1.26          12/31/2000
    Annualized Most Recent        12/31/2001         1,388,100            294,980       1,093,120           1.47
                                                                                                                          12/31/2001
    Annualized Most Recent        09/30/2001         1,325,325            430,407         841,919           1.06          12/31/1999
    Annualized Most Recent        11/30/2001         2,037,122            923,686         780,284           1.27          12/31/2000
         Full Year                12/31/2001         1,336,414            403,316         872,622           1.37          12/31/2000
                                                                                                                          12/31/2001
    Annualized Most Recent        01/31/2002         1,147,500            531,960         615,540           1.06          12/31/2000
         Full Year                12/31/2001         1,960,584          1,146,784         715,586           1.35          12/31/2000
                                                                                                                          12/31/2001
    Annualized Most Recent        01/31/2002         1,108,026            293,970         814,056           1.80          12/31/2000
    Annualized Most Recent        12/31/2001           857,110            343,941         513,169           1.30
                                                                                                                          12/31/2001
    Annualized Most Recent        01/31/2002           954,168            285,828         668,340           1.77          12/31/2000
                                                                                                                          12/31/2001
    Annualized Most Recent        01/31/2002           805,380            232,584         572,796           1.63          12/31/2000
    Annualized Most Recent        09/30/2001           776,172            326,976         147,812           0.44          07/31/2001
    Annualized Most Recent        10/31/2001           803,639            363,712         395,409           1.20          12/31/2000
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
         Full Year                12/31/2001           489,078            142,719         346,359           1.52          12/31/2000
    Annualized Most Recent        12/31/2001           472,116             35,858         436,258           1.82
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
         Full Year                12/31/2001           510,278            247,263         256,112           1.43          12/31/2000
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
         Full Year                12/31/2001           376,740            155,585         221,155           1.58          12/31/2000
                                                                                                                          12/31/2001
         Full Year                12/31/2001         8,143,499          2,161,216       5,927,371           2.02          12/31/2000
    Annualized Most Recent        12/31/2001         4,507,083            789,000       3,718,083           1.59          12/31/2000
         Full Year                12/31/2001         3,264,514            576,603       2,669,245           1.74          12/31/2000
    Annualized Most Recent        09/30/2001         2,082,761            219,841       1,860,120           1.33
    Annualized Most Recent        12/31/2001         2,323,092            357,115       1,949,502           1.86          12/31/2000
    Annualized Most Recent        09/30/2001         2,874,267            752,172       2,122,095           1.78          12/31/2000
         Full Year                12/31/2001         2,037,088            568,086       1,469,002           1.55          12/31/2000
    Annualized Most Recent        12/31/2001         1,444,692            365,749       1,057,012           1.26          12/31/2000
         Full Year                12/31/2001         1,373,726            340,500       1,033,226           1.72          12/31/2000
                                                                                                                          12/31/2001
                                                                                                                          12/31/2001
         Full Year                12/31/2001         1,040,302            238,918         801,384           1.74          12/31/2000
                                                                                                                          12/31/2001

                                                                                                                           LARGEST
                                                                                                       LARGEST             TENANT
    FULL          FULL            FULL           FULL                                                  TENANT              % OF
    YEAR          YEAR            YEAR           YEAR                                                  LEASED              TOTAL
  REVENUES      EXPENSES        CASH FLOW        DSCR       LARGEST TENANT                               SF                SF
  --------      --------        ---------        ----       --------------                             -------             -------








  9,898,903    5,266,391        3,939,460        1.28


  4,011,247    1,823,936        2,030,807        1.08
  2,671,332    1,432,813        1,238,519        0.87
  2,381,867      877,870        1,387,357        1.11
  2,599,234      892,274        1,706,960        1.38
  2,647,390    1,044,456        1,602,934        1.34







  2,712,826      985,902        1,726,924        1.58


  2,199,835    1,060,561        1,139,274        1.35
  1,855,273      902,482          952,791        1.23
  1,535,772      706,424          829,348        1.10

  1,819,108      845,304          973,804        1.33
  1,237,315      345,354          891,961        1.13
  1,780,638      922,575          585,252        0.95
  1,214,455      343,870          789,509        1.24
  1,470,941      673,748          797,193        1.33
  1,308,520      596,772          711,748        1.23
  1,991,473    1,021,003          831,850        1.57
    916,730      315,019          601,711        1.21
  1,049,182      404,865          644,317        1.42

    922,472      222,326          640,667        1.70
  1,074,518      495,864          578,654        1.53
    626,644      190,728          428,809        1.21
    773,839      310,654          463,185        1.32
    755,503      241,626          513,877        1.53
    761,357      412,560          324,201        0.98
    517,940      197,855          318,680        1.08
    809,724      452,585          330,147        1.22
    523,960      215,717          286,605        1.18
    616,410      306,301          310,109        1.25
    478,026      124,306          353,720        1.55

    511,273      176,722          292,471        1.35
    538,534      190,417          323,809        1.47
    539,985      171,725          326,918        1.53
    524,847      277,900          246,947        1.30
    516,927      257,595          245,843        1.37
    318,689       87,399          212,485        1.31
    371,195      191,398          179,797        1.25
    360,379      129,489          230,890        1.65
 16,283,705    5,272,075       11,011,630        1.71       Hechts North                                     123,537       27%
  7,844,673    2,039,953        5,754,384        1.96       Reebok                                            10,000        4%
  2,088,800      647,700        1,441,100        0.62       Best Buy                                          46,121       14%
  3,096,019      595,763        2,454,586        1.60       ShopRite Stores                                   61,063       49%
                                                            Lowe's                                           137,000       62%
  2,370,800      477,467        1,883,333        1.80       Bed Bath & Beyond                                 40,000       28%
  3,086,253      725,585        2,360,668        1.98       Edwards Megaplex Holdings                        104,830      100%
  2,088,935      532,811        1,244,751        1.31       Ross Dress for Less #94                           32,000       24%
  1,655,031      464,822        1,180,497        1.40       Riser Foods Company, Inc. (Giant Eagle)           66,297       52%
  1,313,939      347,764          905,404        1.51       T.J. Maxx                                         24,900       32%
  1,031,175      265,525          765,650        1.35       Wal-Mart                                          75,137       39%
    945,284      206,992          738,292        1.42       Oliver's Market                                   35,136       51%
  1,001,915      216,953          715,064        1.56       Ross Dress For Less                               29,020       43%
    740,170      138,913          601,257        1.25       First National Supermarkets, Inc.                 55,450      100%

                                                                        SECOND             SECOND
     LARGEST                                      SECOND               LARGEST            LARGEST
     TENANT                                       LARGEST              TENANT             TENANT
      LEASE                                       TENANT               % OF                LEASE
     EXPIRA-       SECOND LARGEST                 LEASED               TOTAL              EXPIRA-
      TION             TENANT                       SF                  SF                  TION
     -------       --------------                 -------              -------            -------



























































    10/14/2025       Hechts South                       100,286        22%                10/15/2015
    11/30/2002       Bass Company Store                   8,555         3%                10/31/2002
    01/31/2016       Jo-Ann Fabrics                      45,965        14%                01/31/2016
    10/1/2014        Duane Reade                         11,921        10%                07/31/2005
    10/31/2020       Shop'N Save                         63,885        29%                09/11/2020
    01/31/2005       Ross Dress For Less                 25,106        17%                01/31/2005
    12/31/2019
    01/31/2006       Michael's                           21,331        16%                02/28/2008
    12/31/2017       Medic Drug, Inc.                    12,108         9%                06/30/2006
    01/31/2008       Pier 1 Imports                       9,038        12%                02/29/2004
    01/29/2013       Belk                                43,200        22%                07/27/2008
    08/21/2014       Video Droid                          5,160         7%                08/31/2003
    01/31/2006       Catherine's                          6,160         9%                03/31/2007
    10/31/2019

 SE-       LOAN
QUENCE    NUMBER                            PROPERTY NAME                                          PROPERTY ADDRESS
------   ---------    -----------------------------------------------------------    ---------------------------------------------
 A25         55786    Walgreens - Southfield, MI                                     28901 Greenfield Road
 P18       6103925    Champion Village Plaza                                         35 & 55 South Gibson Road
 P19       6104488    Walgreens - Salt Lake City                                     4046 W. 5415 South
 P20       6104489    Walgreens - Aurora                                             15301 E. Iliff Avenue
 P21       6104403    Parkway Plaza Phase II                                         520-530 Ed Noble Parkway
 A26         55915    CVS - Emerald Isle                                             87 Emerald Drive
 A27         53274    Walgreens - Saginaw, MI                                        409 West Genesee Avenue
 P22       6104374    Walgreens-Germantown                                           7790 Wolf River Parkway
 P23       6104441    Wolfchase Bed Bath, & Beyond                                   2810 North Germantown Parkway
 A28         55550    CVS - Henderson                                                109 Dabney Drive
 A29         54501    Village Corners Shopping Center                                3751 Main Street
 B17     445010349    CVS-Hagerstown                                                 940 S. Potomac Street
 A30         54009    CVS - Altavista                                                1100 Main Street
 P24       6104384    CVS Pharmacy - Clayton                                         308 Highway 441 South
 P25       6104433    Cobblewood Shops                                               1198 Smiley Avenue
 B18     400010309    Troy Retail Center                                             1416 U.S. Highway 231

A31.1        55546    MICC Adler Portfolio-7875, 7925 NW 12th Street                 7875 and 7925 Northwest 12th Street
A31.2        55546    MICC Adler Portfolio-2156-2298 NW 82nd Avenue                  2156-2298 Northwest 82nd Avenue
A31.3        55546    MICC Adler Portfolio-1200 NW 78th Ave., 7855 NW 12th Street    1200 Northwest 78th Avenue and 7855 Northwest
                                                                                       12th Street
A31.4        55546    MICC Adler Portfolio-8175 NW 12th Street                       8175 Northwest 12th Street
A31.5        55546    MICC Adler Portfolio-1701-1901 NW 82nd Avenue                  1701-1901 Northwest 82nd Avenue
A31.6        55546    MICC Adler Portfolio-8181 NW 12th Street                       8181 Northwest 12th Street
A31.7        55546    MICC Adler Portfolio-8000 NW 25th Street                       8000 Northwest 25th Street
A31.8        55546    MICC Adler Portfolio-7955, 7975 NW 12th Street                 7955 and 7975 Northwest 12th Street
A31.9        55546    MICC Adler Portfolio-8095 NW 12th Street                       8095 Northwest 12th Street
 A31         55546    MICC ADLER PORTFOLIO (ROLL-UP)

 A32         56050    880 Troy Corporate Center                                      880 West Long Lake Road
 A33         56044    840 Troy Corporate Center                                      840 West Long Lake Road
 P26       6104381    Commerce Park IV and V                                         23240 and 23250 Chagrin Boulevard
 A34         55936    Unigraphic Solutions Corporate Offices                         13690 Riverport Drive
 P27       6104111    16 Munson Road                                                 16 Munson Road
 B19     415010333    Walnut Creek Orthopedic Center                                 2405 Shadelands Drive
 P28       6104383    20 South Charles Street                                        20 South Charles Street
 B20     400010341    Safari Office Park                                             300, 310 and 320 Goddard
 A35         55566    Metairie Centre Office Building                                2424 Edenborn Ave.
 P29       6104478    104 East 40th Street                                           104 East 40th Street
 A36         54167    Market Court Office Building                                   537 Market Street
 A37         55668    Orchard One                                                    6143 South Willow Drive
 A38         55718    7700 East Arapahoe Road Office Building                        7700 E. Arapahoe Road
 A39         55657    1001 Hingham Street                                            1001 Hingham Street
 B21     800010327    Centralia DSHS Building                                        3401 Galvin Road
 P30       6104395    200 Docks Corner Road                                          200 Docks Corner Road
 A40         55236    Vornado Industrial - 901, 903-906 Murray Road                  901, 903-906 Murray Road

P31.1      6104477    Rio Grande Industrial Center                                   1900 Billy Mitchell Blvd./600-800 Elca Lane
P31.2      6104477    Rio Grande Distribution Center A&B                             200-235 Texas Avenue
P31.3      6104477    Rio Grande Distribution Center C                               5575 FM 802
P31.4      6104477    Rio Grande Distribution Center D                               1302 South 28th Street
 P31       6104477    RIO GRANDE INDUSTRIAL PORTFOLIO (ROLL-UP)

 P32       6104526    Rio Grande Industrial Center #4                                1900 C Billy Mitchell Boulevard
                      SUB-TOTAL CROSSED LOANS

 A41         55889    Hazard Commercial Complex                                      8810, 8825, 8830, 8845, 8880, and 8885 Rehco
                                                                                       Road
 P33       6104470    Interstate South Commerce Center                               9440-9456 Phillips Highway
 A42         55570    Old Gate Business Park                                         125 Old Gate Lane
 A43         55956    Shawnee North Business Center                                  305 and 315 Shawnee North Drive
 P34       6104439    Robertson Business Park                                        3700, 3710, 3750, 3760 Robertson Boulevard
 P35       6104469    Interstate Distribution Center                                 8475 Western Way
 A44         54290    Broadway Crossing                                              2950 East Broadway Road
 A45         55635    Burke Cerritos Business Center                                 12100-12114 Park Street and 16741-16755
                                                                                       Parkside Avenue
 A46         54755    1070 Northpoint Boulevard                                      1070 Northpoint Boulevard
 P36       6104373    DFW Business Park                                              1201 Ira East Woods Avenue
 P37       6104380    Stillwater Industrial Park                                     875-895 Stillwater Road
 P38       6104436    Eagle Point                                                    19119 Weiss Lane
 B22     400010323    Sugarberry Place                                               9850 Boudreaux Road
 P39       6104370    Ashley Pointe                                                  1300 Penile Road
 P40       6104369    Applewood Pointe                                               2100-2140 Spring Grove Lane
 B23     400010340    Summerset Mobile Estates                                       2052 Gold Street
 B24     400010346    Mooney Grove                                                   26814 S. Mooney Avenue
 P41       6104368    Heartland Pointe                                               113 Sioux Trail
 B25     400010332    Golden Horseshoe                                               6720 Mathias Road East
 B26     400010291    Crest Mobile Estates                                           512 Windsor Lane
 B27     400010331    Terra Vista Estates                                            3833 North Fairview Avenue


                                                                                                                 CUT-OFF
                                                    ZIP                PROPERTY              ORIGINAL             DATE
  COUNTY                CITY            STATE       CODE                 TYPE                 BALANCE            BALANCE
-----------        ---------------      -----       -----       ---------------------        ----------        ----------
Oakland            Southfield             MI        48076               Retail                4,850,000         4,835,057
Clark              Henderson              NV        89012               Retail                4,400,000         4,381,728
Salt Lake          Kearns                 UT        84118               Retail                4,000,000         3,983,813
Arapahoe           Aurora                 CO        80013               Retail                3,740,000         3,726,020
Cleveland          Norman                 OK        73702               Retail                3,600,000         3,584,351
Carteret           Emerald Isle           NC        28594               Retail                3,500,000         3,475,427
Saginaw            Saginaw                MI        48602               Retail                3,472,000         3,445,764
Shelby             Germantown             TN        38138               Retail                3,150,000         3,134,433
Shelby             Memphis                TN        38018               Retail                3,025,000         3,004,070
Vance              Henderson              NC        27536               Retail                2,880,000         2,859,780
Denton             The Colony             TX        75056               Retail                2,540,000         2,519,896
Washington         Hagerstown             MD        21740               Retail                1,750,000         1,737,021
Campbell           Altavista              VA        24517               Retail                1,500,000         1,484,150
Rabun              Clayton                GA        30525               Retail                1,462,000         1,446,041
Hamilton           Forest Park            OH        45240               Retail                1,395,000         1,387,749
Pike               Troy                   AL        30681               Retail                1,200,000         1,183,293

Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33122               Office
Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33122               Office
Miami-Dade         Miami                  FL        33126               Office
Miami-Dade         Miami                  FL        33126               Office
                                                                        Office               44,000,000        43,723,691

Oakland            Troy                   MI        48098               Office               31,975,000        31,851,704
Oakland            Troy                   MI        48098               Office               28,050,000        27,941,839
Cuyahoga           Beachwood              OH        44122               Office               17,100,000        17,012,984
St. Louis          Maryland Heights       MO        63043               Office               14,375,000        14,319,451
Hartford           Farmington             CT        06032               Office               11,700,000        11,577,305
Contra Costa       Walnut Creek           CA        94598               Office               10,000,000         9,871,410
Baltimore          Baltimore              MD        21201               Office                8,375,000         8,347,997
Orange             Irvine                 CA        92618               Office                8,070,000         8,038,143
Jefferson          Metairie               LA        70001               Office                7,160,000         7,123,402
New York           New York               NY        10016               Office                6,000,000         5,981,403
Hamilton           Chattanooga            TN        37402               Office                5,690,000         5,657,263
Arapahoe           Englewood              CO        80111               Office                4,425,000         4,402,229
Arapahoe           Centennial             CO        80112               Office                3,300,000         3,283,018
Plymouth           Rockland               MA        02370               Office                3,200,000         3,180,928
Lewis              Centralia              WA        98531               Office                2,100,000         2,055,143
Middlesex          South Brunswick        NJ        08810             Industrial             37,000,000        36,640,623
Morris             East Hanover           NJ        07936             Industrial             27,550,000        27,398,494

Cameron            Brownsville            TX        78521             Industrial
Cameron            Brownsville            TX        78521             Industrial
Cameron            Brownsville            TX        78521             Industrial
Hidalgo            Edinburg               TX        78539             Industrial
                                                                      Industrial             15,709,000        15,662,854

Cameron            Brownsville            TX        78521             Industrial              1,783,000         1,777,762
                                                                                             ----------        ----------
                                                                                             17,492,000        17,440,616

San Diego          San Diego              CA        92121             Industrial             13,950,000        13,906,677
Duval              Jacksonville           FL        32256             Industrial             13,500,000        13,444,498
New Haven          Milford                CT        06460             Industrial             12,000,000        11,962,139
Gwinnett           Suwanee                GA        30024             Industrial              8,900,000         8,858,678
Los Angeles        Culver City            CA        90232             Industrial              7,500,000         7,455,033
Duval              Jacksonville           FL        32256             Industrial              4,800,000         4,783,841
Maricopa           Phoenix                AZ        85040             Industrial              4,452,000         4,452,000
Los Angeles        Cerritos               CA        90703             Industrial              3,320,000         3,306,470
Lake               Waukegan               IL        60085             Industrial              2,207,000         2,188,538
Tarrant            Grapevine              TX        76051             Industrial              1,920,000         1,910,339
Yolo County        West Sacramento        CA        95605             Industrial              1,900,000         1,864,196
Travis             Pflugerville           TX        78660        Manufactured Housing        11,900,000        11,861,707
Harris             Tomball                TX        77375        Manufactured Housing         8,700,000         8,641,221
Jefferson          Louisville             KY        40272        Manufactured Housing         4,530,000         4,492,104
Butler             Middletown             OH        45044        Manufactured Housing         4,445,000         4,407,815
Santa Clara        Alviso                 CA        95002        Manufactured Housing         3,550,000         3,529,932
Tulare             Visalia                CA        93277        Manufactured Housing         3,300,000         3,289,992
Kenton             Elsmere                KY        41018        Manufactured Housing         3,225,000         3,198,021
Pierce             Graham                 WA        98338        Manufactured Housing         2,300,000         2,289,545
El Paso            Fountain               CO        80817        Manufactured Housing         2,300,000         2,280,737
Pima               Tucson                 AZ        85705        Manufactured Housing         2,250,000         2,238,780


MATURITY OR
ANTICIPATED
 REPAYMENT                                                   ADMINI-          SUB-            NET
   DATE                                      MORTGAGE       STRATIVE        SERVICING       MORTGAGE
  BALANCE               LOAN TYPE              RATE        FEE RATE(I)      FEE RATE          RATE
-----------         -----------------        --------      -----------      ---------       ---------
 4,274,488              Balloon               7.360%          0.142%          0.100%          7.218%
 3,665,843              Balloon               7.590%          0.102%          0.075%          7.488%
 3,366,937          Hyper Amortizing          7.000%          0.102%          0.075%          6.898%
 3,029,591          Hyper Amortizing          7.340%          0.102%          0.075%          7.238%
 3,180,890          Hyper Amortizing          7.460%          0.052%          0.025%          7.408%
 2,828,167              Balloon               7.250%          0.142%          0.100%          7.108%
 3,071,585              Balloon               7.500%          0.142%          0.100%          7.358%
 2,782,220          Hyper Amortizing          7.430%          0.102%          0.075%          7.328%
 2,594,511          Hyper Amortizing          7.280%          0.052%          0.025%          7.228%
 2,327,177              Balloon               7.250%          0.142%          0.100%          7.108%
 2,254,040              Balloon               7.610%          0.142%          0.100%          7.468%
 1,212,467              Balloon               7.360%          0.107%          0.080%          7.253%
 1,227,348              Balloon               7.650%          0.142%          0.100%          7.508%
 1,014,774          Hyper Amortizing          7.410%          0.102%          0.075%          7.308%
 1,149,070              Balloon               7.890%          0.102%          0.075%          7.788%
   842,326              Balloon               7.730%          0.127%          0.100%          7.603%

40,549,232              Balloon               7.010%          0.142%          0.100%          6.868%

27,135,969              Balloon               7.110%          0.092%          0.050%          7.018%
24,572,982              Balloon               7.110%          0.092%          0.050%          7.018%
15,054,051              Balloon               7.300%          0.102%          0.075%          7.198%
12,589,843              Balloon               7.100%          0.142%          0.100%          6.958%
10,435,529              Balloon               7.850%          0.082%          0.055%          7.768%
 6,904,805              Balloon               7.250%          0.067%          0.040%          7.183%
 7,338,101              Balloon               7.130%          0.052%          0.025%          7.078%
 7,049,428              Balloon               7.000%          0.107%          0.080%          6.893%
 6,300,130              Balloon               7.280%          0.142%          0.100%          7.138%
 5,284,032              Balloon               7.330%          0.052%          0.025%          7.278%
 5,021,498              Balloon               7.410%          0.142%          0.100%          7.268%
 3,890,610              Balloon               7.250%          0.112%          0.070%          7.138%
 2,901,471              Balloon               7.250%          0.112%          0.070%          7.138%
 2,812,653              Balloon               7.250%          0.142%          0.100%          7.108%
 1,006,346              Balloon               7.370%          0.077%          0.050%          7.293%
33,812,983              Balloon               6.980%          0.052%          0.025%          6.928%
24,035,118              Balloon               6.950%          0.092%          0.050%          6.858%

13,903,918              Balloon               7.540%          0.102%          0.075%          7.438%

 1,578,119              Balloon               7.540%          0.102%          0.075%          7.438%
15,482,037
----------

12,282,272              Balloon               7.320%          0.142%          0.100%          7.178%
11,022,746              Balloon               6.910%          0.052%          0.025%          6.858%
10,543,975              Balloon               7.240%          0.142%          0.100%          7.098%
 7,802,404              Balloon               7.150%          0.142%          0.100%          7.008%
 4,780,424              Balloon               7.050%          0.102%          0.075%          6.948%
 4,092,863              Balloon               6.910%          0.052%          0.025%          6.858%
 4,056,478              Balloon               7.250%          0.142%          0.100%          7.108%
 3,142,929              Balloon               6.850%          0.142%          0.100%          6.708%
 1,947,330              Balloon               7.380%          0.142%          0.100%          7.238%
 1,692,422              Balloon               7.350%          0.052%          0.025%          7.298%
   899,702              Balloon               7.100%          0.052%          0.025%          7.048%
10,429,361              Balloon               7.140%          0.052%          0.025%          7.088%
 7,623,573              Balloon               7.125%          0.102%          0.075%          7.023%
 3,636,236              Balloon               7.020%          0.102%          0.075%          6.918%
 3,568,007              Balloon               7.020%          0.102%          0.075%          6.918%
 2,882,494              Balloon               7.400%          0.117%          0.090%          7.283%
 2,914,248              Balloon               7.440%          0.117%          0.090%          7.323%
 2,588,712              Balloon               7.020%          0.102%          0.075%          6.918%
 2,021,520              Balloon               7.250%          0.127%          0.100%          7.123%
 2,133,331              Balloon               7.375%          0.127%          0.100%          7.248%
 1,985,307              Balloon               7.390%          0.127%          0.100%          7.263%


                                                              ORIGINAL   ORIGINAL                        REMAINING
                                                              TERM TO     AMORITI-                         TERM TO     MATURITY OR
                   FIRST          INTEREST                    MATURITY    ZATION      INTEREST    SEA-    MATURITY/    ANTICIPATED
   NOTE           PAYMENT          ACCRUAL        MONTHLY       ARD        TERM         ONLY     SONING      ARD        REPAYMENT
   DATE             DATE           METHOD         PAYMENT     (MONTHS)  (MONTHS)(II)   PERIOD   (MONTHS)  (MONTHS)        DATE
----------       ----------       --------        -------     --------  ------------  --------  -------- ----------    -----------
12/21/2001         2/1/2002        ACT/360         33,448        120        360                     4        116         1/1/2012
12/17/2001         2/1/2002        ACT/360         32,355        120        312                     4        116         1/1/2012
12/12/2001         2/1/2002        ACT/360         27,345        120        330                     4        116         1/1/2012
 1/31/2002         3/1/2002        ACT/360         27,250        120        300                     3        117         2/1/2012
 10/5/2001        12/1/2001        ACT/360         25,073        120        360                     6        114        11/1/2011
10/22/2001        12/1/2001        ACT/360         25,298        120        300                     6        114        11/1/2011
  5/8/2001         7/1/2001        ACT/360         24,277        120        360                    11        109         6/1/2011
  9/7/2001        11/1/2001        ACT/360         21,874        120        360                     7        113        10/1/2011
11/20/2001         1/1/2002        ACT/360         22,611         84        276                     5         79        12/1/2008
10/22/2001        12/1/2001        ACT/360         20,817        120        300                     6        114        11/1/2011
 4/25/2001         6/1/2001        ACT/360         17,952        120        360                    12        108         5/1/2011
12/21/2001         2/1/2002        ACT/360         13,948        120        240                     4        116         1/1/2012
 6/26/2001         8/1/2001        ACT/360         11,232        120        300                    10        110         7/1/2011
10/19/2001        12/1/2001        ACT/360         11,697        120        240                     6        114        11/1/2011
11/30/2001         1/1/2002        ACT/360         10,665        120        300                     5        115        12/1/2011
 8/15/2001        10/1/2001        ACT/360          9,837        120        240                     8        112         9/1/2011

 8/15/2001        10/1/2001        ACT/360        293,029         84        360                     8         76         9/1/2008

11/30/2001         1/1/2002        ACT/360        215,098        120        360                     5        115        12/1/2011
11/30/2001         1/1/2002        ACT/360        188,694        120        360                     5        115        12/1/2011
 9/18/2001        11/1/2001        ACT/360        117,233        120        360                     7        113        10/1/2011
11/20/2001         1/1/2002        ACT/360         96,605        120        360                     5        115        12/1/2011
12/28/2000         2/1/2001        ACT/360         84,630        120        360                    16        104         1/1/2011
 9/26/2001        11/1/2001        ACT/360         79,038        120        240                     7        113        10/1/2011
12/21/2001         2/1/2002        ACT/360         56,452        120        360                     4        116         1/1/2012
11/12/2001         1/1/2002        ACT/360         53,690        120        360                     5        115        12/1/2011
  9/7/2001        11/1/2001        ACT/360         48,990        120        360                     7        113        10/1/2011
12/19/2001         2/1/2002        ACT/360         41,257        120        360                     4        116         1/1/2012
  8/2/2001        10/1/2001        ACT/360         39,435        120        360                     8        112         9/1/2011
 9/28/2001        11/1/2001        ACT/360         30,186        120        360                     7        113        10/1/2011
 9/28/2001        11/1/2001        ACT/360         22,512        120        360                     7        113        10/1/2011
 8/30/2001        10/1/2001        ACT/360         21,830        120        360                     8        112         9/1/2011
 9/26/2001        11/1/2001        ACT/360         19,312        120        180                     7        113        10/1/2011
 8/24/2001        10/1/2001        ACT/360        261,036         63        300                     8         55        12/1/2006
 9/20/2001        11/1/2001        ACT/360        182,367        120        360                     7        113        10/1/2011

12/27/2001         2/1/2002        ACT/360        110,296        120        360                     4        116         1/1/2012

12/27/2001         2/1/2002        ACT/360         12,519        120        360                     4        116         1/1/2012

12/26/2001         2/1/2002        ACT/360         95,827        120        360                     4        116         1/1/2012
 12/6/2001         2/1/2002        ACT/360         91,493        132        330                     4        128         1/1/2013
12/13/2001         2/1/2002        ACT/360         81,780        120        360                     4        116         1/1/2012
 10/9/2001        12/1/2001        ACT/360         60,111        120        360                     6        114        11/1/2011
11/16/2001         1/1/2002        ACT/360         53,248        180        300                     5        175        12/1/2016
 12/6/2001         2/1/2002        ACT/360         31,645        132        360                     4        128         1/1/2013
  5/4/2001         7/1/2001        ACT/360         30,370        120        360          24        11        109         6/1/2011
 11/1/2001         1/1/2002        ACT/360         21,755         60        360                     5         55        12/1/2006
 4/27/2001         6/1/2001        ACT/360         15,251        120        360                    12        108         5/1/2011
 9/21/2001        11/1/2001        ACT/360         13,228        120        360                     7        113        10/1/2011
 10/9/2001        12/1/2001        ACT/360         17,184        120        180                     6        114        11/1/2011
 12/7/2001         2/1/2002        ACT/360         80,293        120        360                     4        116         1/1/2012
 7/30/2001         9/1/2001        ACT/360         58,614        120        360                     9        111         8/1/2011
 9/10/2001        11/1/2001        ACT/360         32,075        120        300                     7        113        10/1/2011
 9/10/2001        11/1/2001        ACT/360         31,473        120        300                     7        113        10/1/2011
11/28/2001         1/1/2002        ACT/360         26,004        120        300                     5        115        12/1/2011
12/18/2001         2/1/2002        ACT/360         22,939        120        360                     4        116         1/1/2012
 9/10/2001        11/1/2001        ACT/360         22,835        120        300                     7        113        10/1/2011
10/30/2001        12/1/2001        ACT/360         15,690        120        360                     6        114        11/1/2011
  4/4/2001         6/1/2001        ACT/360         15,886         84        360                    12         72         5/1/2008
  9/5/2001        11/1/2001        ACT/360         15,563        120        360                     7        113        10/1/2011


CROSS-COLLATERALIZED          RELATED              LOCKOUT                                                      YIELD MAINTENANCE
       LOANS                   LOANS             EXPIRATION        PREPAYMENT PENALTY DESCRIPTION (MONTHS)            TYPE
--------------------     ------------------      ----------        ---------------------------------------     -------------------
        No               Yes(BACM 02-PB2-A)       10/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-L)       10/31/2011            LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-P)       7/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-B)        9/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No               Yes(BACM 02-PB2-A)        3/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No               Yes(BACM 02-PB2-L)       6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-P)       8/31/2008              LO(80)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-B)        9/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No                3/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               12/31/2006         LO(59)/GRTR1%PPMTorYM(57)/OPEN(4)              PV (BEY)
        No                       No                5/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               7/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               8/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               8/31/2005          LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)              PV (BEY)

        No                       No                7/1/2008              LO(82)/OPEN(2)/DEFEASANCE

        No               Yes(BACM 02-PB2-I)        9/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No               Yes(BACM 02-PB2-I)        9/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No                       No               3/31/2011             LO(113)/OPEN(7)/DEFEASANCE
        No                       No               10/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               6/30/2010             LO(113)/OPEN(7)/DEFEASANCE
        No                       No               6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               8/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No                8/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No                7/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No               Yes(BACM 02-PB2-H)        8/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No               Yes(BACM 02-PB2-H)        8/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No                6/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No                       No               6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               10/1/2003        LO(25)/GRTR.75%PPMT or YM(36)/OPEN(2)       Interest Diff (MEY)
        No                       No                4/1/2011             LO(114)/OPEN(6)/DEFEASANCE

Yes(BACM 02-PB2-S)       Yes(BACM 02-PB2-K)       9/30/2011             LO(116)/OPEN(4)/DEFEASANCE

Yes(BACM 02-PB2-S)       Yes(BACM 02-PB2-K)       9/30/2011             LO(116)/OPEN(4)/DEFEASANCE

        No                       No               11/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No               Yes(BACM 02-PB2-M)       8/31/2012             LO(127)/OPEN(5)/DEFEASANCE
        No                       No               10/1/2011             LO(117)/OPEN(3)/DEFEASANCE
        No                       No                9/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               5/31/2016             LO(173)/OPEN(7)/DEFEASANCE
        No               Yes(BACM 02-PB2-M)       8/31/2012             LO(127)/OPEN(5)/DEFEASANCE
        No                       No                4/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               10/1/2006              LO(58)/OPEN(2)/DEFEASANCE
        No                       No                3/1/2011             LO(118)/OPEN(2)/DEFEASANCE
        No                       No               6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               7/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               4/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-O)       6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-O)       6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               8/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               9/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No               Yes(BACM 02-PB2-O)       6/30/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               7/31/2011             LO(116)/OPEN(4)/DEFEASANCE
        No                       No               4/30/2004          LO(35)/GRTR1%PPMTorYM(45)/OPEN(4)              PV (BEY)
        No                       No               6/30/2011             LO(116)/OPEN(4)/DEFEASANCE

                                                                                                                       CUT-OFF DATE
  SE-         LOAN                                                                         APPRAISAL        APPRAISAL      LTV
QUENCE       NUMBER                             PROPERTY NAME                                VALUE            DATE        RATIO
------     ---------      -----------------------------------------------------------      ----------       --------   ------------
 A25           55786      Walgreens - Southfield, MI                                        6,080,000        12/1/01        80%
 P18         6103925      Champion Village Plaza                                            6,470,000        11/6/01        68%
 P19         6104488      Walgreens - Salt Lake City                                        5,500,000        11/2/01        72%
 P20         6104489      Walgreens - Aurora                                                5,260,000       11/17/01        71%
 P21         6104403      Parkway Plaza Phase II                                            5,000,000        8/17/01        72%
 A26           55915      CVS - Emerald Isle                                                4,375,000        10/4/01        79%
 A27           53274      Walgreens - Saginaw, MI                                           4,340,000         1/2/01        79%
 P22         6104374      Walgreens-Germantown                                              4,400,000        7/19/01        71%
 P23         6104441      Wolfchase Bed Bath, & Beyond                                      4,000,000        9/23/01        75%
 A28           55550      CVS - Henderson                                                   3,600,000        10/3/01        79%
 A29           54501      Village Corners Shopping Center                                   3,175,000        2/14/01        79%
 B17       445010349      CVS-Hagerstown                                                    2,300,000        9/25/01        76%
 A30           54009      CVS - Altavista                                                   1,875,000        5/10/01        79%
 P24         6104384      CVS Pharmacy - Clayton                                            2,000,000        8/21/01        72%
 P25         6104433      Cobblewood Shops                                                  1,950,000        9/12/01        71%
 B18       400010309      Troy Retail Center                                                1,940,000         5/9/01        61%

A31.1          55546      MICC Adler Portfolio-7875, 7925 NW 12th Street                    8,700,000         6/7/01
A31.2          55546      MICC Adler Portfolio-2156-2298 NW 82nd Avenue                     8,100,000         6/7/01
A31.3          55546      MICC Adler Portfolio-1200 NW 78th Ave., 7855 NW 12th Street       7,000,000         6/7/01
A31.4          55546      MICC Adler Portfolio-8175 NW 12th Street                          7,000,000         6/7/01
A31.5          55546      MICC Adler Portfolio-1701-1901 NW 82nd Avenue                     6,100,000         6/7/01
A31.6          55546      MICC Adler Portfolio-8181 NW 12th Street                          5,700,000         6/7/01
A31.7          55546      MICC Adler Portfolio-8000 NW 25th Street                          5,700,000         6/7/01
A31.8          55546      MICC Adler Portfolio-7955, 7975 NW 12th Street                    5,500,000         6/7/01
A31.9          55546      MICC Adler Portfolio-8095 NW 12th Street                          5,000,000         6/7/01
 A31           55546      MICC ADLER PORTFOLIO (ROLL-UP)                                   58,800,000                       74%

 A32           56050      880 Troy Corporate Center                                        43,200,000        9/12/01        74%
 A33           56044      840 Troy Corporate Center                                        38,400,000        9/12/01        73%
 P26         6104381      Commerce Park IV and V                                           25,300,000        7/20/01        67%
 A34           55936      Unigraphic Solutions Corporate Offices                           19,400,000         9/4/01        74%
 P27         6104111      16 Munson Road                                                   15,700,000        11/1/00        74%
 B19       415010333      Walnut Creek Orthopedic Center                                   14,000,000         8/7/01        71%
 P28         6104383      20 South Charles Street                                          11,950,000        8/13/01        70%
 B20       400010341      Safari Office Park                                               11,240,000        8/16/01        72%
 A35           55566      Metairie Centre Office Building                                   9,300,000        6/28/01        77%
 P29         6104478      104 East 40th Street                                             15,000,000       10/19/01        40%
 A36           54167      Market Court Office Building                                      7,700,000        4/24/01        73%
 A37           55668      Orchard One                                                       5,925,000        7/31/01        74%
 A38           55718      7700 East Arapahoe Road Office Building                           4,400,000        7/26/01        75%
 A39           55657      1001 Hingham Street                                               4,500,000         7/1/01        71%
 B21       800010327      Centralia DSHS Building                                           2,900,000        7/19/01        71%
 P30         6104395      200 Docks Corner Road                                            50,300,000        7/11/01        73%
 A40           55236      Vornado Industrial - 901, 903-906 Murray Road                    37,000,000        4/16/01        74%

 P31.1       6104477      Rio Grande Industrial Center                                     15,687,661       10/23/01
 P31.2       6104477      Rio Grande Distribution Center A&B                                2,654,531       10/23/01
 P31.3       6104477      Rio Grande Distribution Center C                                    482,908       10/23/01
 P31.4       6104477      Rio Grande Distribution Center D                                    540,857       10/23/01
 P31         6104477      RIO GRANDE INDUSTRIAL PORTFOLIO (ROLL-UP)                        19,365,957                       81%

 P32         6104526      Rio Grande Industrial Center #4                                   2,634,044       10/23/01        67%
                                                                                           ----------
                          SUB-TOTAL CROSSED LOANS                                          22,000,001

 A41           55889      Hazard Commercial Complex                                        18,600,000       10/10/01        75%
 P33         6104470      Interstate South Commerce Center                                 18,900,000       10/29/01        71%
 A42           55570      Old Gate Business Park                                           16,000,000        8/17/01        75%
 A43           55956      Shawnee North Business Center                                    11,300,000        8/27/01        78%
 P34         6104439      Robertson Business Park                                          13,000,000         8/8/01        57%
 P35         6104469      Interstate Distribution Center                                    6,500,000       10/29/01        74%
 A44           54290      Broadway Crossing                                                 6,300,000         6/1/01        71%
 A45           55635      Burke Cerritos Business Center                                    4,150,000         7/5/01        80%
 A46           54755      1070 Northpoint Boulevard                                         3,000,000         2/7/01        73%
 P36         6104373      DFW Business Park                                                 2,510,000        7/25/01        76%
 P37         6104380      Stillwater Industrial Park                                        3,550,000        7/24/01        53%
 P38         6104436      Eagle Point                                                      17,700,000        9/24/01        67%
 B22       400010323      Sugarberry Place                                                 11,000,000         6/4/01        79%
 P39         6104370      Ashley Pointe                                                     6,320,000        7/24/01        71%
 P40         6104369      Applewood Pointe                                                  5,900,000        7/24/01        75%
 B23       400010340      Summerset Mobile Estates                                          4,800,000        9/17/01        74%
 B24       400010346      Mooney Grove                                                      4,640,000        8/29/01        71%
 P41         6104368      Heartland Pointe                                                  4,440,000        7/24/01        72%
 B25       400010332      Golden Horseshoe                                                  3,000,000         8/4/01        76%
 B26       400010291      Crest Mobile Estates                                              2,970,000        2/19/01        77%
 B27       400010331      Terra Vista Estates                                               3,025,000        7/11/01        74%


                     TOTAL                                           LOAN
                     UNITS/           SF/                         BALANCE PER                   OCCUPANCY
YEAR BUILT/           SF/            UNITS/       NET RENTABLE      SF/UNIT/    OCCUPANCY         AS OF                U/W
RENOVATED             PADS            PADS          AREA(SF)          PAD        PERCENT           DATE              REVENUES
----------         ---------         -----        -----------     -----------   ---------       ---------           ---------
  2001                14,385          SF              14,385          336          100%           8/13/01             508,700
  1999                31,527          SF              31,527          139           97%           1/24/02             721,675
  2001                15,120          SF              15,120          263          100%           1/31/02             475,000
  2001                14,490          SF              14,490          257          100%           1/31/02             453,479
  1999                54,030          SF              54,030           66          100%           2/19/02             546,834
1994/2001             12,000          SF              12,000          290          100%          10/17/01             382,200
  2000                14,920          SF              14,920          231          100%            2/1/02             488,354
  2001                14,490          SF              14,490          216          100%           2/11/02             371,174
  1996                40,000          SF              40,000           75          100%           1/28/02             544,673
  2000                10,125          SF              10,125          282          100%          10/19/01             313,268
  2000                18,900          SF              18,900          133          100%          12/31/01             372,507
  1999                10,146          SF              10,146          171          100%          12/31/01             209,718
  1999                10,125          SF              10,125          147          100%           9/30/01             185,513
  1999                10,125          SF              10,125          143          100%           7/25/01             192,959
  2000                12,810          SF              12,810          108           89%           1/24/02             248,783
  2000                19,390          SF              19,390           61           90%          11/28/01             207,577

  1979                89,661          SF              89,661                        98%            1/4/02
  1988               133,416          SF             133,416                        87%            1/4/02
  1980                79,484          SF              79,484                        74%            1/4/02
  1986                66,700          SF              66,700                       100%            1/4/02
  1991                62,832          SF              62,832                        80%            1/4/02
  1986                36,000          SF              36,000                       100%            1/4/02
  1995                45,510          SF              45,510                       100%            1/4/02
  1982                70,862          SF              70,862                       100%            1/4/02
  2000                42,480          SF              42,480                        99%            1/4/02
                     626,945          SF             626,945           70           92%                             8,746,520

  1999               186,565          SF             186,565          171          100%           2/12/02           4,959,844
  1999               186,565          SF             186,565          150          100%            2/4/02           4,800,829
1984/1989            229,769          SF             229,769           74           85%           1/30/02           4,043,961
  2001               122,567          SF             122,567          117          100%          11/15/01           2,749,550
1972/1985            111,381          SF             111,381          104          100%          12/31/01           2,277,646
  2001                45,000          SF              45,000          219          100%           1/23/02           1,648,720
1965/2001            121,371          SF             121,371           69           94%            2/1/02           2,096,094
  2001                48,110          SF              48,110          167          100%          12/20/01           1,217,965
  1986                89,127          SF              89,127           80           92%           9/30/01           1,358,615
1915/1999             68,365          SF              68,365           87           97%           1/30/02           2,218,018
1932/1988            108,156          SF             108,156           52           89%          12/31/01           1,442,000
  1982                46,854          SF              46,854           94          100%            1/1/02             826,045
  1981                37,533          SF              37,533           87          100%            1/1/02             627,930
  1988                31,674          SF              31,674          100          100%           2/19/02             582,698
  2001                19,292          SF              19,292          107          100%           9/19/01             329,500
1957/1997          1,205,621          SF           1,205,621           30          100%           1/31/02           6,008,796
  1963               942,206          SF             942,206           29          100%           9/28/01           4,280,929

1977/1997            536,016          SF             536,016                       100%           3/12/02
  1977                90,700          SF              90,700                        97%           3/12/02
1982/1989             16,500          SF              16,500                        45%           3/12/02
  1983                18,480          SF              18,480                        50%           3/12/02
                     661,696          SF             661,696           24           97%                             2,665,350

  1983                90,000          SF              90,000           20          100%           3/12/02             324,291

  1989               171,888          SF             171,888           81           94%          11/29/01           2,068,613
1986/1989            260,068          SF             260,068           52           93%            2/1/02           2,405,256
1940/1998            334,163          SF             334,163           36           97%          11/20/01           1,904,004
  1999               204,400          SF             204,400           43          100%           1/10/02           1,248,307
  1985                84,855          SF              84,855           88          100%           1/31/02           1,467,105
  1990               181,120          SF             181,120           26           95%            2/1/02           1,050,668
  2000                95,355          SF              95,355           47          100%          10/23/01             767,633
  1970                59,760          SF              59,760           55          100%          10/30/01             469,737
  1989                60,585          SF              60,585           36          100%           2/20/02             361,183
  1986                36,616          SF              36,616           52           97%          12/31/01             340,387
  1988                93,020          SF              93,020           20          100%           2/15/02             379,092
  1999                   511          Pads                            23,213        95%          12/31/01           1,969,994
  1999                   400          Pads                            21,603        98%           7/25/01           1,323,207
1984/2001                330          Pads                            13,612        92%           1/28/02             849,191
1970/1995                253          Pads                            17,422        91%           1/28/02             744,734
  1976                   112          Pads                            31,517       100%            2/8/02             790,536
1967/2000                170          Pads                            19,353        92%          12/14/01             668,344
1970/1997                203          Pads                            15,754        93%           1/28/02             633,936
1978/1999                 86          Pads                            26,623        94%          12/31/01             340,008
1969/1999                106          Pads                            21,516        96%           9/22/01             386,751
1970/2001                128          Pads                            17,490        96%            1/2/02             400,660



                                                                                         U/W                   MOST
                                                                         U/W         REPLACEMENT              RECENT
  U/W                 U/W                U/W             U/W         REPLACEMENT       RESERVES              STATEMENT
REVENUES            EXPENSES          CASH FLOW          DSCR         RESERVES         PER UNIT                TYPE
---------          ---------          ---------          ----        -----------     -----------      -----------------------
  508,700             10,893            496,368          1.24            1,439           0.10
  721,675            125,367            561,621          1.45            4,729           0.15                Full Year
  475,000              9,500            463,232          1.41            2,268           0.15          Annualized Most Recent
  453,479             13,604            437,701          1.34            2,174           0.15          Annualized Most Recent
  546,834             96,855            408,715          1.36            8,105           0.15          Annualized Most Recent
  382,200             13,266            366,654          1.21            2,280           0.19          Annualized Most Recent
  488,354            133,121            352,547          1.21            2,686           0.18          Annualized Most Recent
  371,174             11,135            357,865          1.36            2,174           0.15          Annualized Most Recent
  544,673            168,040            370,633          1.37            6,000           0.15          Annualized Most Recent
  313,268             10,917            301,035          1.21            1,316           0.13          Annualized Most Recent
  372,507             88,683            269,394          1.25            2,835           0.15          Annualized Most Recent
  209,718              6,792            201,911          1.21            1,015           0.10          Annualized Most Recent
  185,513             16,767            167,632          1.24            1,114           0.11          Annualized Most Recent
  192,959             19,829            171,611          1.22            1,519           0.15          Annualized Most Recent
  248,783             60,706            174,937          1.37            1,922           0.15                Full Year
  207,577             32,084            164,344          1.39            1,939           0.10

8,746,520          3,093,566          4,913,996          1.40          101,057           0.16

4,959,844          1,547,522          3,253,590          1.26           37,313           0.20          Annualized Most Recent
4,800,829          1,701,713          2,854,392          1.26           37,313           0.20          Annualized Most Recent
4,043,961          1,704,803          1,934,778          1.38           57,264           0.25               Trailing 12
2,749,550          1,081,581          1,451,042          1.25           19,611           0.16
2,277,646          1,003,110          1,123,223          1.11           27,845           0.25                Full Year
1,648,720            405,139          1,157,175          1.22            6,750           0.15
2,096,094            940,408            946,694          1.40           48,540           0.40                Full Year
1,217,965            338,271            822,477          1.28            7,217           0.15          Annualized Most Recent
1,358,615            512,817            734,814          1.25           17,010           0.19          Annualized Most Recent
2,218,018            966,604          1,089,530          2.20           20,546           0.30                Full Year
1,442,000            715,260            600,611          1.27           17,305           0.16
  826,045            300,453            453,437          1.25           10,764           0.23
  627,930            235,851            338,344          1.25            9,414           0.25
  582,698            194,230            345,503          1.32            7,919           0.25          Annualized Most Recent
  329,500             46,382            255,812          1.10            4,738           0.25          Annualized Most Recent
6,008,796          1,475,023          4,099,750          1.31          180,843           0.15          Annualized Most Recent
4,280,929          1,001,314          2,970,595          1.36          155,464           0.17          Annualized Most Recent

2,665,350            710,093          1,716,532          1.30          132,339           0.20               Trailing 12

  324,291             93,199            203,101          1.35           18,000           0.20               Trailing 12

2,068,613            406,615          1,498,762          1.30           22,345           0.13          Annualized Most Recent
2,405,256            752,500          1,443,146          1.31           41,610           0.16          Annualized Most Recent
1,904,004            477,139          1,242,187          1.27           33,463           0.10          Annualized Most Recent
1,248,307            248,392            901,920          1.25           20,440           0.10          Annualized Most Recent
1,467,105            515,419            851,452          1.33           22,507           0.27                Full Year
1,050,668            385,922            536,971          1.41           45,280           0.25          Annualized Most Recent
  767,633            209,536            499,197          1.37            9,536           0.10          Annualized Most Recent
  469,737             96,835            338,498          1.30           10,757           0.18          Annualized Most Recent
  361,183             98,659            228,802          1.25           12,117           0.20
  340,387             94,094            219,819          1.38            6,224           0.17                Full Year
  379,092             85,670            252,914          1.23           18,604           0.20                Full Year
1,969,994            560,430          1,384,164          1.44           25,400          49.71          Annualized Most Recent
1,323,207            352,769            950,438          1.35           20,000          50.00
  849,191            301,343            528,181          1.37           19,667          59.60                Full Year
  744,734            213,298            519,585          1.38           11,851          46.84                Full Year
  790,536            390,332            394,604          1.26            5,600          50.00          Annualized Most Recent
  668,344            299,772            360,072          1.31            8,500          50.00          Annualized Most Recent
  633,936            246,338            372,677          1.36           14,921          73.50                Full Year
  340,008             96,357            239,351          1.27            4,300          50.00          Annualized Most Recent
  386,751            123,256            258,195          1.35            5,300          50.00
  400,660            151,269            242,991          1.30            6,400          50.00



  MOST            MOST          MOST          MOST       MOST        FULL          FULL           FULL         FULL        FULL
  RECENT         RECENT        RECENT        RECENT     RECENT       YEAR          YEAR           YEAR         YEAR        YEAR
 END DATE       REVENUES      EXPENSES     CASH FLOW     DSCR      END DATE       REVENUES      EXPENSES     CASH FLOW     DSCR
----------     ---------     ---------     ---------    ------    ----------     ---------     ---------     ---------     ----
12/31/2001       721,840       117,613       589,688     1.52
10/31/2001       292,917        12,035       280,882     0.86
11/30/2001       452,752                     452,752     1.38
12/31/2001       538,331        71,415       466,916     1.55     12/31/2000       553,516        79,720       473,796     1.57
 10/2/2001       392,985         4,875       388,110     1.28
10/31/2001       365,000        23,252       341,748     1.17
12/31/2001       369,000                     369,000     1.41
12/31/2001       409,822        21,742       379,634     1.40
10/31/2001       292,236         5,273       286,963     1.15
12/31/2001       393,516        45,833       347,684     1.61     12/31/2000        30,466        27,086         3,380     0.02
11/30/2001       200,425         6,889       193,536     1.16     12/31/2000       199,969         7,246       192,723     1.15
 9/30/2001       166,353        22,733       143,620     1.07     12/31/2000       175,716        28,238       147,478     1.09
12/31/2001       218,769                     218,769     1.56     12/31/2000       188,023        14,333       173,690     1.24
12/31/2001       234,234        54,290       179,944     1.41
                                                                  12/31/2001       198,419        11,641       186,779     1.58

                                                                  12/31/2001     8,969,175     3,084,956     5,884,219     1.67

 1/31/2002     5,044,584     1,688,952     3,355,632     1.30     12/31/2000     4,644,693     1,303,246     3,341,447     1.29
 1/31/2002     4,901,916     1,595,436     3,306,480     1.46     12/31/2000     3,829,527     1,388,138     2,441,389     1.08
 6/30/2001     3,612,073     1,848,589     1,639,666     1.17     12/31/2000     3,539,510     1,993,419     1,445,948     1.03

12/31/2001     2,535,311     1,187,769     1,347,542     1.33     12/31/2000     1,838,983       827,831     1,011,152     1.00

12/31/2001     2,168,474       941,754     1,168,050     1.72     12/31/2000     2,018,382       872,046       704,907     1.04
12/31/2001       832,383       165,912       606,157     0.94
 9/30/2001     1,486,823       465,145       981,180     1.67     12/31/2000     1,384,441       509,613       775,113     1.32
12/31/2001     2,367,406     1,213,135     1,025,097     2.07     12/31/2000     2,173,323     1,185,642       855,307     1.73
                                                                  12/31/2001     1,468,548       720,081       747,704     1.58
                                                                  12/31/2001       913,732       317,899       560,763     1.55
                                                                  12/31/2001       690,479       257,929       407,921     1.51
12/31/2001       570,402       170,136       400,266     1.53     12/31/2000       483,557       132,609       337,878     1.29
12/31/2001       320,117        10,525       309,592     1.34
12/31/2001     5,916,526     1,333,091     4,038,871     1.29     12/31/2000     6,107,208     1,236,438     4,295,186     1.37
 9/30/2001     4,612,443       944,151     3,584,520     1.64     12/31/2000     4,460,377       806,998     3,479,220     1.59

 9/30/2001     2,556,922       570,730     1,986,192     1.50     12/31/2000     2,593,660       549,404     2,044,256     1.54

 9/30/2001       355,405        62,948       292,457     1.95     12/31/2000       331,962        60,260       271,702     1.81

 9/30/2001     1,975,057       245,444     1,729,613     1.50     12/31/2000     1,955,363       311,613     1,592,015     1.38
 6/30/2001     2,074,788       687,496       470,364     0.43     12/31/2000     2,115,429       705,218       965,947     0.88
10/31/2001     1,559,156       440,820     1,118,336     1.14     12/31/2000     1,115,690       290,591       693,066     0.71
 9/30/2001     1,300,308       184,352     1,115,489     1.55
12/31/2001     1,532,079       527,880     1,004,199     1.57     12/31/2000     1,523,880       421,410     1,085,382     1.70
 6/30/2001     1,128,194       362,088      -150,822    -0.40     12/31/2000       845,557       365,754        35,539     0.09
 9/30/2001       773,399       130,073       643,326     1.77
 9/30/2001       462,085        93,379       338,689     1.30     12/31/2000       430,355        88,780       306,102     1.17
                                                                  12/31/2001       361,565       101,164       260,401     1.42
12/31/2001       354,197        90,371       263,826     1.66     12/31/2000       307,195        81,966       225,229     1.42
12/31/2001       428,000        74,616       353,384     1.71     12/31/2000       413,705        78,331       335,374     1.63
12/31/2001     1,939,576       500,944     1,438,632     1.49     12/31/2000       892,736       376,057       516,679     0.54
                                                                  12/31/2001     1,329,806       271,805     1,058,001     1.50
12/31/2001       855,762       234,228       621,534     1.61     12/31/2000       811,967       217,311       594,656     1.54
12/31/2001       800,056       209,853       590,203     1.56     12/31/2000       755,300       219,720       535,580     1.42
10/31/2001       825,039       421,306       373,678     1.20     12/31/2000       755,161       350,778       387,057     1.24
11/30/2001       626,368       297,111       321,536     1.17     12/31/2000       590,799       231,678       309,121     1.12
12/31/2001       611,296       164,178       447,118     1.63     12/31/2000       606,817       177,867       428,950     1.57
 8/31/2001       364,570        55,042       309,528     1.64     12/31/2000       363,529        77,802       285,727     1.52
                                                                  12/31/2001       385,465       111,749       273,716     1.44
                                                                   7/30/2001       405,162       172,007       233,155     1.25



                                                                              LARGEST          LARGEST
                                                               LARGEST         TENANT           TENANT
                                                                TENANT         % OF             LEASE
                                                                LEASED         TOTAL            EXPIRA-
LARGEST TENANT                                                    SF             SF              TION
-----------------------------------------------------          -------        -------         ----------
Walgreen Co.                                                    14,385          100%           6/30/2061
Meadow Diagnostic Medical Imaging                                5,300           17%          12/31/2011
Walgreen Co.                                                    15,120          100%           4/30/2061
Walgreen Co.                                                    14,490          100%          10/31/2061
Bed Bath and Beyond                                             30,244           56%           1/31/2010
CVS Pharmacy                                                    12,000          100%           1/31/2024
Walgreen Co.                                                    14,920          100%          11/30/2061
Walgreen Co.                                                    14,490          100%           4/30/2076
Bed Bath and Beyond                                             40,000          100%           1/31/2012
CVS Pharmacy                                                    10,125          100%           1/31/2021
Hallmark Gold Crown                                              4,200           22%          10/31/2005
CVS Pharmacy                                                    10,146          100%           1/31/2020
CVS Pharmacy                                                    10,125          100%           1/31/2020
CVS Pharmacy                                                    10,125          100%           1/31/2020
Retail Brands International (d/b/a The Mattress Firm)            4,200           33%           3/31/2005
Dollar Tree Stores, Inc.                                         6,020           31%           1/31/2007

Dade County Public Safety                                       17,430           19%          10/31/2005
GSA Drug Enforcement                                            11,900            9%          12/31/2005
Metro Dade Corrections                                           8,400           11%           1/25/2003
FL Department of Revenue                                        36,200           54%           3/31/2006
Equitrac Corporation                                            16,288           26%          11/30/2003
Bally Total Fitness                                             36,000          100%          10/14/2006
Electronic Data Systems                                         45,510          100%           5/11/2003
ITT Technical Institute                                         26,387           37%           7/12/2006
United Health Care Services                                     16,043           38%           2/28/2006
Electronic Data Systems                                         45,510            7%           5/11/2003

InterOne/Omnicom Group                                         186,565          100%          12/31/2019
InterOne/Omnicom Group                                         110,158           59%          12/31/2019
Dorsky and Associates                                           21,918           10%           8/31/2007
Unigraphics Solutions, Inc.                                    122,567          100%           8/31/2011
Konover & Associates                                            52,717           47%          12/31/2007
Muir Orthopedic Specialists                                     21,170           47%           6/30/2021
Kaplan, Heyman, Greenberg                                       11,021            9%           5/31/2007
Barco Graphics, Inc.                                            14,951           31%            7/8/2007
Cicso Systems                                                   11,358           13%           4/30/2003
Development Resource Group                                       3,685            5%           1/31/2008
Fletcher Bright Company                                         14,136           13%           5/31/2005
Commercial Insurance                                            13,095           28%           8/31/2006
J.R. Phillips & Assoc                                            4,890           13%           9/30/2004
Benefit Plan Management                                          9,664           31%           2/28/2003
State of Washington                                             19,292          100%           3/31/2011
Cooper Tire & Rubber Company                                   329,202           27%           9/30/2008
J. Leven & Co                                                  236,195           25%           3/14/2007

Delphi Automotive Systms, LLC                                  125,000           23%           8/31/2002
Turn Key Warehousing                                            35,000           39%           3/31/2004
Roadway Express, Inc.                                            7,425           45%           6/30/2004
Roadway Express, Inc.                                            9,240           50%           6/30/2004
Delphi Automotive Systms, LLC                                  125,000           19%           8/31/2002

Ranco, Inc.                                                     90,000          100%           3/31/2005

ARRK Creative Network Corp                                      52,597           31%           5/31/2005
Laufen International                                            26,430           10%           5/31/2006
Hacienda Self Storage                                          117,700           35%           3/31/2011
Multiplastics GA                                                22,400           11%           5/31/2005
FedEx Corp.                                                     31,000           37%           8/31/2007
Quality Response Services                                       30,227           17%           5/31/2007
G & G Commercial Printers                                       37,305           39%           5/31/2011
Jimmy Yoon                                                       7,592           13%           4/30/2004
Mailing House                                                   20,738           34%           2/14/2005
Healthsouth Corporation                                         10,000           27%          10/31/2005
Schimpf                                                         22,365           24%           3/31/2003



                                                         SECOND           SECOND
                                         SECOND         LARGEST          LARGEST
                                         LARGEST         TENANT           TENANT
                                          TENANT         % OF              LEASE
                                          LEASED         TOTAL            EXPIRA-
SECOND LARGEST TENANT                       SF             SF              TION
-----------------------------            -------        -------         ----------
Green Valley Aquariums                     4,200           13%          12/31/2004

Qwest Wireless, LLC                                                      2/28/2021
Michaels Stores Inc.                      23,786           44%           6/30/2009

Blockbuster                                3,010           16%          10/31/2007

Novacare Outpatient                        3,430           27%           9/30/2005
Hibbett Sporting Goods, Inc.               4,200           22%           6/30/2005

FL College of Natural Health              14,280           16%          10/31/2003
GSI Acquisition, Inc.                      8,310            6%           7/31/2002
American Datamed                           5,300            7%           2/28/2003
Metro Dade County Health Dept             18,825           28%            5/5/2006
Ocasa, Inc.                               16,288           26%           2/28/2004

Dade County SCB                           11,995           17%           2/14/2003
Popular Mortgage Corp.                    10,843           26%           2/25/2005
FL Department of Revenue                  36,200            6%           3/31/2006

Miller Canfield                           24,815           13%          10/31/2014
HQ Global Workplaces                      18,196            8%           3/31/2006

Konover Construction                      34,209           31%          12/31/2007
Sequoia Surgical Pavillion, LLC           14,790           33%           6/30/2011
Mercantile Safe Deposit & Trus            11,021            9%          12/31/2003
Exponent, Inc.                             8,795           18%           3/31/2007
Coventry Healthcare of LA                 10,326           12%          12/31/2003
AIDS Healthcare Foundation                 2,330            3%           1/31/2011
Hazlett, Lewis & Beiter                   12,952           12%           6/30/2004
Madison Asset                             10,788           23%           2/28/2005
Newcastle Properties                       4,456           12%           9/30/2004
Needel, Welch, & Stone                     7,561           24%          10/31/2008

AMB-SGP Operating Partnership            303,843           25%           9/30/2006
Tri-Coastal Design Group                 197,840           21%           6/30/2005

Trico Technologies Corp                  100,000           19%           1/31/2005
PolyTech Netting, L.P.                    26,200           29%           9/30/2004

Trico Technologies Corp                  100,000           15%           1/31/2005

General Instrument Crp                                                  10/31/2003

American Red Cross                        21,807           13%           3/31/2003
D.R. Horton, Inc.                         14,352            6%           3/31/2009
North Sails                               48,640           15%           4/30/2011
Tile Contractors                          16,800            8%          10/31/2004
Video Bliss, Inc.                         18,183           21%          10/31/2003
Hardware Corporation of Americ            28,047           15%           2/28/2007
Dal-Tile Corp.                            21,670           23%          12/31/2010
J & P Fashions                             5,256            9%           5/30/2002
Imperial Crown Marketing                  20,737           34%           8/31/2004
CI Wireless                                7,773           21%          11/30/2003
Pennzoil-Quaker                           16,740           18%          11/30/2006

  SE-       LOAN
 QUENCE    NUMBER  PROPERTY NAME                                                 PROPERTY ADDRESS
-------   -------  ---------------------------------------------------------     ---------------------------------------------------
 P42      6104480  Town Center East                                              950 Tower Lane, 919, 923-985, 989, 999 E. Hillsdale
                                                                                 Blvd.,1010 Metro Center Blvd.
 P43      6104409  Storage USA - Wilton                                          111 Danbury Road

A47.1      55861   Asheville Mini Storage Portfolio-600 Patton Avenue            600 Patton Avenue
A47.2      55861   Asheville Mini Storage Portfolio-127 Sweeten Creek Road       127 Sweeten Creek Road
A47.3      55861   Asheville Mini Storage Portfolio-1130 Sweeten Creek Road      1130 Sweeten Creek Road
A47.4      55861   Asheville Mini Storage Portfolio-1925 Spartanburg Highway     1925 Spartanburg Highway
 A47       55861   ASHEVILLE MINI STORAGE PORTFOLIO (ROLL-UP)

 P44      6104365  EZ Storage-Pasadena                                               8195 Jumpers Hole Road
------------------------------------------------------------------------------------------------------------------------------------
                   TOTALS/WEIGHTED AVERAGE                                           118 LOANS
====================================================================================================================================

                                                                                                                 CUT-OFF
                                                    ZIP                 PROPERTY           ORIGINAL               DATE
 COUNTY               CITY            STATE         CODE                  TYPE              BALANCE              BALANCE
------------       --------------     -----         ----              ------------       --------------       --------------
San Mateo          Foster City          CA          94404             Land                   45,500,000           45,300,487
Fairfield          Wilton               CT          06897             Self Storage            7,800,000            7,752,843

Buncombe           Asheville            NC          28806             Self Storage
Buncombe           Asheville            NC          28803             Self Storage
Buncombe           Asheville            NC          28803             Self Storage
Henderson          Hendersonville       NC          28792             Self Storage
                                                                      Self Storage            6,000,000            5,982,020

Anne Arundel       Pasadena             MD          21122             Self Storage            5,100,000            5,060,929
----------------------------------------------------------------------------------------------------------------------------
                                                                                         $1,129,799,880       $1,124,328,641
                                                                                         ===================================

MATURITY OR
ANTICIPATED
 REPAYMENT                                                         ADMINI-            SUB-            NET
   DATE                LOAN                     MORTGAGE           STRATIVE        SERVICING       MORTGAGE
  BALANCE              TYPE                       RATE            FEE RATE(i)       FEE RATE          RATE
------------      ----------------              ---------         -----------      ---------       --------
  39,214,513      Hyper Amortizing               6.500%             0.052%           0.025%          6.448%
   6,256,959          Balloon                    7.000%             0.052%           0.025%          6.948%






   5,306,540          Balloon                    7.500%             0.142%           0.100%          7.358%

   4,157,262          Balloon                    7.530%             0.052%           0.025%          7.478%
-----------------------------------------------------------------------------------------------------------
$981,088,222                                     7.150%             0.094%           0.060%          7.055%
===========================================================================================================

                                                   TERM TO       AMORTI-                               TERM TO   MATURITY OR
              FIRST       INTEREST                MATURITY/      ZATION       INTEREST       SEA-     MATURITY/  ANTICIPATED
             PAYMENT      ACCRUAL     MONTHLY        ARD          TERM          ONLY        SONING        ARD     REPAYMENT
NOTE DATE     DATE         METHOD     PAYMENT      (MONTHS)   (MONTHS)(II)     PERIOD      (MONTHS)    (MONTHS)     DATE
----------  ---------     --------   ----------   ---------   ------------    --------     --------   ---------  -----------
11/15/2001   1/1/2002     ACT/360       287,591      120          360                         5          115      12/1/2011
11/21/2001   1/1/2002     ACT/360        55,129      120          300                         5          115      12/1/2011






12/19/2001   2/1/2002     ACT/360        41,953      120          360                         4          116       1/1/2012

 9/26/2001  11/1/2001     ACT/360        37,788      120          300                         7          113      10/1/2011
----------------------------------------------------------------------------------------------------------------------------
                                     $7,750,237      116          345                         7          109
============================================================================================================================


    CROSS-                                                           PREPAYMENT
COLLATERALIZED            RELATED        LOCKOUT                PENALTY DESCRIPTION                     YIELD MAINTENANCE
    LOANS                  LOANS        EXPIRATION                    (MONTHS)                                 TYPE
--------------            -------       ----------        -----------------------------------           -------------------
      No                     No          8/31/2011            LO(116)/OPEN(4)/DEFEASANCE
      No                     No          8/31/2011            LO(116)/OPEN(4)/DEFEASANCE






      No                     No          10/1/2011            LO(117)/OPEN(3)/DEFEASANCE

      No                     No          11/1/2005        LO(49)/GRTR1%PPMT or YM(67)/OPEN(4)           Interest Diff (MEY)

(i)      Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                                            CUT-OFF
                                                                                                             DATE
  SE-      LOAN                                                                 APPRAISAL        APPRAISAL    LTV    YEAR BUILT/
QUENCE    NUMBER                       PROPERTY NAME                              VALUE            DATE      RATIO    RENOVATED
------   -------    ---------------------------------------------------------   ----------       ---------  -------  -----------
 P42     6104480    Town Center East                                            63,410,000        6/26/01     71%        NAP
 P43     6104409    Storage USA - Wilton                                        11,300,000        8/28/01     69%     1963/1998

A47.1      55861    Asheville Mini Storage Portfolio-600 Patton Avenue           2,950,000        9/21/01               1989
A47.2      55861    Asheville Mini Storage Portfolio-127 Sweeten Creek Road      2,200,000        9/21/01               1984
A47.3      55861    Asheville Mini Storage Portfolio-1130 Sweeten Creek Road     1,800,000        9/21/01               1978
A47.4      55861    Asheville Mini Storage Portfolio-1925 Spartanburg Highway    1,650,000        10/3/01               1981
 A47       55861    ASHEVILLE MINI STORAGE PORTFOLIO (ROLL-UP)                   8,600,000                    70%
--------------------------------------------------------------------------------------------------------------------------------
 P44     6104365    EZ Storage-Pasadena                                          7,600,000        7/17/01     67%       1999
================================================================================================================================

                    Totals/Weighted Average                                                                   73%

                                                                                   TOTAL
                                                                                   UNITS/           SF/
  SE-                                                                               SF/           UNITS/            NET RENTABLE
QUENCE                                                                              PADS           PADS               AREA (SF)
------                                                                            ---------       ------            ------------
 P42                                                                              1,154,145         SF                1,154,145
 P43                                                                                    799        Units                 84,685

A47.1                                                                                   396        Units                 52,475
A47.2                                                                                   324        Units                 40,090
A47.3                                                                                   222        Units                 31,712
A47.4                                                                                   342        Units                 33,675
 A47                                                                                  1,284        Units                157,952

 P44                                                                                    948        Units                 76,365

   LOAN                                                                                                        U/W
BALANCE PER                  OCCUPANCY                                                       U/W           REPLACEMENT
 SF/UNIT/     OCCUPANCY        AS OF         U/W         U/W          U/W       U/W      REPLACEMENT        RESERVES
   PAD         PERCENT         DATE        REVENUES    EXPENSES    CASH FLOW    DSCR      RESERVES          PER UNIT
-----------   ---------      ---------    ---------    --------    ---------    ----     -----------       -----------
     39         100%         11/13/01     4,014,220      40,142    3,974,078    1.15
  9,703          85%          1/26/02     1,494,674     479,930    1,002,019    1.51       12,725             15.93

                 77%         11/19/01
                100%         11/19/01
                 90%         11/19/01
                 96%         11/19/01
  4,659          90%                        959,623     308,689      630,499    1.25       20,435             15.92

  5,339          86%          1/28/02     1,015,872     318,642      685,775    1.51       11,455             12.08

         MOST
        RECENT                   MOST                MOST              MOST            MOST              MOST            FULL
      STATEMENT                 RECENT              RECENT            RECENT          RECENT            RECENT           YEAR
         TYPE                  END DATE            REVENUES          EXPENSES       CASH FLOW            DSCR          END DATE
----------------------        ----------          ---------          --------       ---------           ------        ----------
Annualized Most Recent        12/31/2001          4,014,220                         4,014,220            1.16         12/31/2000
      Full Year               12/31/2001          1,431,557          749,160          681,502            1.03         12/31/2000

Annualized Most Recent        10/31/2001            950,041          216,331          733,710            1.46         12/31/2000

      Full Year               12/31/2001            970,592          300,617          669,975            1.48         12/31/2000

                                                                                                                LARGEST
                                                                                             LARGEST            TENANT
  FULL       FULL       FULL      FULL                                                       TENANT              % OF
  YEAR       YEAR       YEAR      YEAR                                                       LEASED              TOTAL
REVENUES   EXPENSES   CASH FLOW   DSCR                LARGEST TENANT                           SF                 SF
---------  --------   ---------   ----    -------------------------------------------        -------            -------
4,100,629   233,387   3,867,242   1.12    Orchard Supply Hardware - 1010 Metro Center        280,962              24%
1,143,753   709,407     434,346   0.66

  934,620   151,294     783,326   1.56

  821,986   265,283     556,703   1.23

                                                                    SECOND               SECOND
 LARGEST                                         SECOND             LARGEST              LARGEST
 TENANT                                          LARGEST            TENANT               TENANT
  LEASE                                          TENANT              % OF                 LEASE
 EXPIRA-                                         LEASED              TOTAL               EXPIRA-
  TION            SECOND LARGEST TENANT            SF                 SF                  TION
----------       ------------------------        -------            -------             ---------
10/23/2014       EOP - 989 East Hillsdale        265,262              23%               4/29/2054

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                     % OF         WEIGHTED       WEIGHTED     WEIGHTED
                                   NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
                                   MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION                  PROPERTIES      BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-----------------                  ----------   --------------   ------------   ------------   ------------   --------
California.......................      17       $  148,089,351       13.2%          1.27x          69.5%       7.100%
  San Mateo County...............       1           45,300,487        4.0           1.15x          71.4%       6.500%
  Los Angeles County.............       6           33,352,189        3.0           1.31x          65.2%       7.099%
  San Diego County...............       2           16,556,692        1.5           1.32x          73.8%       7.306%
  Fresno County..................       1           12,865,985        1.1           1.54x          71.9%       8.430%
  Contra Costa County............       1            9,871,410        0.9           1.22x          70.5%       7.250%
  Orange County..................       1            8,038,143        0.7           1.28x          71.5%       7.000%
  Monterey County................       1            7,462,874        0.7           1.38x          62.2%       7.040%
  Sonoma County..................       1            5,957,452        0.5           1.20x          67.9%       7.810%
  Santa Clara County.............       1            3,529,932        0.3           1.26x          73.5%       7.400%
  Tulare County..................       1            3,289,992        0.3           1.31x          70.9%       7.440%
  Other Counties.................       1            1,864,196        0.2           1.23x          52.5%       7.100%
Florida..........................      17          137,474,204       12.2           1.39x          75.2%       6.917%
Virginia.........................       3          115,855,757       10.3           1.69x          59.2%       7.023%
Texas............................      14           76,733,778        6.8           1.29x          77.3%       7.335%
Michigan.........................       4           68,074,364        6.1           1.26x          74.0%       7.147%
New Jersey.......................       2           64,039,117        5.7           1.33x          73.3%       6.967%
New York.........................       3           57,766,234        5.1           1.40x          73.6%       7.151%
Ohio.............................       9           55,905,066        5.0           1.33x          72.1%       7.225%
Maryland.........................      10           54,113,543        4.8           1.43x          73.1%       6.995%
Georgia..........................       5           34,524,562        3.1           1.30x          78.8%       7.153%
Connecticut......................       3           31,292,286        2.8           1.27x          72.9%       7.406%
North Carolina...................       9           31,050,265        2.8           1.29x          77.4%       7.180%
Missouri.........................       2           30,723,882        2.7           1.27x          76.7%       7.340%
Colorado.........................       5           21,267,548        1.9           1.39x          68.4%       7.240%
Washington.......................       5           20,581,421        1.8           1.35x          70.9%       7.113%
Pennsylvania.....................       1           19,691,998        1.8           1.20x          78.8%       8.327%
Illinois.........................       5           19,148,157        1.7           1.25x          78.4%       7.224%
Delaware.........................       2           17,250,994        1.5           1.23x          82.7%       7.802%
Kentucky.........................       3           16,870,125        1.5           1.26x          76.1%       7.004%
Arizona..........................       4           14,757,368        1.3           1.28x          74.3%       7.287%
Indiana..........................       6           13,480,962        1.2           1.40x          78.5%       7.110%
Wisconsin........................       1           13,185,977        1.2           1.28x          79.4%       6.960%
Tennessee........................       3           11,795,767        1.0           1.32x          73.3%       7.382%
Oregon...........................       1           11,736,809        1.0           1.45x          66.3%       7.100%
Louisiana........................       2            9,313,294        0.8           1.26x          77.1%       7.261%
South Carolina...................       1            9,126,698        0.8           1.26x          73.9%       7.280%
Alabama..........................       2            5,348,293        0.5           1.31x          75.8%       7.154%
Nevada...........................       1            4,381,728        0.4           1.45x          67.7%       7.590%
Utah.............................       1            3,983,813        0.4           1.41x          72.4%       7.000%
Oklahoma.........................       1            3,584,351        0.3           1.36x          71.7%       7.460%
Massachusetts....................       1            3,180,928        0.3           1.32x          70.7%       7.250%
                                      ---       --------------      -----
Total/Weighted Average...........     143       $1,124,328,641      100.0%          1.36x          72.5%       7.150%
                                      ===       ==============      =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on the property's appraised value as a percentage of the total appraised value of the related Mortgage Loan.

--  The Mortgage Properties are located throughout 31 states.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          RANGE OF             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     UNDERWRITING DSCRS          LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
     ------------------        ---------   --------------   -------   ------------   ------------   --------
1.10x -- 1.19x...............       5      $   76,375,978      6.8%       1.15x          74.4%       6.985%
1.20x -- 1.24x...............      23         163,926,991     14.6        1.22x          76.9%       7.370%
1.25x -- 1.29x...............      29         249,505,719     22.2        1.26x          75.8%       7.205%
1.30x -- 1.34x...............      14         128,964,121     11.5        1.31x          74.0%       7.124%
1.35x -- 1.39x...............      20         113,255,914     10.1        1.37x          72.1%       7.155%
1.40x -- 1.49x...............      18         233,492,631     20.8        1.43x          73.4%       6.984%
1.50x -- 1.59x...............       5          35,892,145      3.2        1.54x          66.0%       7.647%
1.60x -- 1.69x...............       2          84,645,704      7.5        1.66x          61.5%       6.769%
1.80x -- 1.89x...............       1          32,288,033      2.9        1.80x          51.3%       7.690%
2.00x -- 2.20x...............       1           5,981,403      0.5        2.20x          39.9%       7.330%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%       1.36x          72.5%       7.150%
                                  ===      ==============    =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          LTV RATIO              LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
39.9% -- 49.9%...............       3      $   11,180,378      1.0%       1.92x          44.2%       7.360%
50.0% -- 59.9%...............       4          49,182,806      4.4        1.67x          53.4%       7.486%
60.0% -- 64.9%...............       3          90,729,741      8.1        1.63x          61.9%       6.787%
65.0% -- 69.9%...............      14          94,846,741      8.4        1.40x          67.5%       7.250%
70.0% -- 74.9%...............      45         525,923,265     46.8        1.32x          73.2%       7.067%
75.0% -- 79.9%...............      38         270,113,314     24.0        1.27x          78.7%       7.280%
80.0% -- 86.1%...............      11          82,352,397      7.3        1.25x          80.8%       7.304%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%       1.36x          72.5%       7.150%
                                  ===      ==============    =====

                      MATURITY DATE LOAN-TO-VALUE RATIO(1)

                                                                                       WEIGHTED
                                                             % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
        MATURITY DATE          MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
25.3% -- 49.9%...............       9      $   65,897,486      5.9%       1.64x          41.0%       7.470%
50.0% -- 59.9%...............      21         207,877,788     18.5        1.50x          55.8%       7.010%
60.0% -- 64.9%...............      27         227,916,510     20.3        1.26x          62.8%       7.041%
65.0% -- 69.9%...............      37         429,603,396     38.2        1.35x          67.0%       7.128%
70.0% -- 74.9%...............      17         136,058,894     12.1        1.26x          70.8%       7.430%
75.0% -- 78.4%...............       7          56,974,568      5.1        1.23x          77.4%       7.218%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%       1.36x          63.6%       7.150%
                                  ===      ==============    =====

---------------

(1) With respect to the ARD Loans, the Maturity Date Loan-to-Value Ratio was calculated as of the related Anticipated Repayment Date.

                                 MORTGAGE RATES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MORTGAGE             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            RATES                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------------   -------   ------------   ------------   --------
6.500% -- 6.999%.............      21      $  385,580,030     34.3%      1.40%           72.1%       6.827%
7.000% -- 7.249%.............      35         363,553,766     32.3       1.33%           73.0%       7.099%
7.250% -- 7.499%.............      45         225,260,456     20.0       1.31%           73.6%       7.326%
7.500% -- 7.749%.............      11          90,190,858      8.0       1.49%           67.1%       7.599%
7.750% -- 7.999%.............       3          18,922,505      1.7       1.16%           71.7%       7.840%
8.000% -- 8.430%.............       3          40,821,026      3.6       1.30%           78.1%       8.359%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%      1.36%           72.5%       7.150%
                                  ===      ==============    =====

                         ORIGINAL TERM TO MATURITY (1)

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        ORIGINAL TERM          MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         TO MATURITY             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
 60 --  83...................       3      $   55,092,148      4.9%      1.29%           75.0%       7.019%
 84 --  99...................       8          83,349,860      7.4       1.33%           76.6%       7.034%
100 -- 120...................     101         938,599,856     83.5       1.37%           72.2%       7.165%
121 -- 179...................       3          34,632,770      3.1       1.31%           75.3%       7.213%
180..........................       3          12,654,008      1.1       1.44%           53.9%       7.192%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%      1.36%           72.5%       7.150%
                                  ===      ==============    =====

---------------

(1)With respect to the ARD Loans, the Original Term to Maturity was calculated as of the Anticipated Repayment Date.

                         ORIGINAL AMORTIZATION TERM (1)

          ORIGINAL                                           % OF       WEIGHTED       WEIGHTED     WEIGHTED
        AMORTIZATION           NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
            TERM               MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
180 -- 239...................       2      $    3,919,339      0.3%      1.16%           62.1%       7.242%
240 -- 299...................       7          45,196,875      4.0       1.22%           77.3%       7.940%
300 -- 359...................      32         239,193,271     21.3       1.37%           70.9%       7.212%
360..........................      77         836,019,157     74.4       1.36%           72.7%       7.089%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%      1.36%           72.5%       7.150%
                                  ===      ==============    =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                         REMAINING TERM TO MATURITY(1)

          RANGE OF
          REMAINING                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
          TERMS TO             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MATURITY             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------   -------   ------------   ------------   --------
 48 -- 59....................       3      $   55,092,148      4.9%      1.29x           75.0%       7.019%
 60 -- 79....................       8          83,349,860      7.4       1.33x           76.6%       7.034%
 80 -- 99....................       1          12,865,985      1.1       1.54x           71.9%       8.430%
100 -- 109...................       8          58,912,431      5.2       1.21x           78.1%       7.926%
110 -- 119...................      92         866,821,440     77.1       1.37x           71.8%       7.094%
120 -- 139...................       3          34,632,770      3.1       1.31x           75.3%       7.213%
160 -- 175...................       3          12,654,008      1.1       1.44x           53.9%       7.192%
                                  ---      --------------    -----
Total/Wtd Avg................     118      $1,124,328,641    100.0%      1.36x           72.5%       7.150%
                                  ===      ==============    =====

---------------

(1) With respect to the ARD Loans, the Remaining Term to Maturity was calculated as of the related Anticipated Repayment Date.

                      REMAINING STATED AMORTIZATION TERMS

          REMAINING                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
           STATED              NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        AMORTIZATION           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       TERMS (MONTHS)            LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       --------------          ---------   --------------   -------   ------------   ------------   --------
173 -- 174...................       2      $    3,919,339      0.3%      1.16x           62.1%       7.242%
225 -- 249...................       4          14,237,764      1.3       1.23x           70.5%       7.320%
250 -- 274...................       1           3,004,070      0.3       1.37x           75.1%       7.280%
275 -- 299...................      20         170,815,773     15.2       1.40x           68.8%       7.442%
300 -- 324...................       7          44,544,228      4.0       1.28x           78.8%       7.049%
325 -- 349...................      16         124,989,908     11.1       1.28x           76.7%       7.456%
350 -- 360...................      68         762,817,560     67.8       1.37x           72.4%       7.036%
                                  ---      --------------    -----
Total Wtd/Avg................     118      $1,124,328,641    100.0%      1.36x           72.5%       7.150%
                                  ===      ==============    =====

                                   SEASONING

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          SEASONING            MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------   -------   ------------   ------------   --------
 2 -- 12.....................     112      $1,048,751,992     93.3%      1.36x           72.1%       7.087%
13 -- 23.....................       6          75,576,649      6.7       1.27x           77.7%       8.016%
                                  ---      --------------    -----
Total/Wtd/Avg................     118      $1,124,328,641    100.0%      1.36x           72.5%       7.150%
                                  ===      ==============    =====

                          YEAR OF MORTGAGE ORIGINATION

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF-DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         ORIGINATION             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------------   -------   ------------   ------------   --------
2000.........................       4      $   52,398,331      4.7%      1.26x           77.1%       8.247%
2001.........................     110       1,036,608,679     92.2       1.36x           72.1%       7.091%
2002.........................       4          35,321,632      3.1       1.33x           76.8%       7.232%
                                  ---      --------------    -----
Total/Wtd/Avg................     118      $1,124,328,641    100.0%      1.36x           72.5%       7.150%
                                  ===      ==============    =====

                          YEAR OF MORTGAGE MATURITY(1)

                                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
                             NUMBER OF      AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          YEAR OF            MORTGAGE      CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         MATURITY              LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         --------            ---------    --------------   -------   ------------   ------------   --------
2006.......................       3       $   55,092,148      4.9%       1.29x          75.0%       7.019%
2008.......................       8           83,349,860      7.4        1.33x          76.6%       7.034%
2010.......................       3           40,821,026      3.6        1.30x          78.1%       8.359%
2011.......................      72          637,932,606     56.7        1.35x          71.7%       7.103%
2012.......................      26          259,846,224     23.1        1.41x          72.2%       7.128%
2013.......................       3           34,632,770      3.1        1.31x          75.3%       7.213%
2016.......................       3           12,654,008      1.1        1.44x          53.9%       7.192%
                                ---       --------------    -----
Total/Wtd Avg..............     118       $1,124,328,641    100.0%       1.36x          72.5%       7.150%
                                ===       ==============    =====

---------------

(1) With respect to the ARD Loans, the Year of Mortgage Maturity was calculated as of the year of the Anticipated Repayment Date.

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


SEQUENCE      LOAN NUMBER       PROPERTY NAME                                                    PROPERTY TYPE
P1             6104459          New Potomac Portfolio                                            Multifamily
A1               55567          84 William Street                                                Multifamily
A2               53445          The Brook at Colonial Park/Kushner                               Multifamily
A3               55954          Gainesville Place                                                Multifamily
A4               55893          Meadow Wood Village                                              Multifamily
A5               55015          The Reserve                                                      Multifamily
A6               55362          RCA Portfolio 2 - Ambassador Apartments                          Multifamily
P2             6104485          CJB Apartments                                                   Multifamily
A7               55412          Campus Village Housing Apartments                                Multifamily
A8               55819          CLK - Charter Pointe                                             Multifamily
A9               55810          CLK - Charlestown of Douglass Hills                              Multifamily
P3             6104518          Columbiana Lakes Apartments                                      Multifamily
B1           324010357          Saddle Ridge Crossing Townhomes                                  Multifamily
A10              55364          RCA Portfolio 2 - Landing at Westchase                           Multifamily
A11              53425          Mapleton Square Apartments/Kushner                               Multifamily
B2           317010356          Park Apartments(1)                                               Multifamily
P4             6104457          Cypress Gates Apartments                                         Multifamily
A12              55365          RCA Portfolio 2 - Royal Wildewood Manor                          Multifamily
A13              55826          CLK - Cardinal Woods                                             Multifamily
P5             6104446          Hillbrook Apartments                                             Multifamily
B3           820010338          Whispering Pines(2)                                              Multifamily
A14              55817          CLK - Arlington Village                                          Multifamily
P6             6104440          Grand Summit Apartments                                          Multifamily
B4           317010321          James River Apartments                                           Multifamily
A15              55821          CLK - Cambridge                                                  Multifamily
B5           820010343          Parkway Apartments(3)                                            Multifamily
A16              55792          CLK - Breckenridge                                               Multifamily
A17              55953          La Mirage Apartments                                             Multifamily
B6           400010330          Paradise Palms Apartments                                        Multifamily
B7           820010334          Twin Oaks Apartments(4)                                          Multifamily
B8           400010336          Ashton Meadows Apartments                                        Multifamily
B9           820010342          Ravenwood Townhomes(5)                                           Multifamily
B10          800010352          Ashwood Downs Apartments                                         Multifamily
P7             6104345          Green Lake Apartments                                            Multifamily
P8             6104350          Bentwood Subdivision                                             Multifamily
B11          415010319          Montebello Apartments                                            Multifamily
B12          415010326          Bellagio Apartments                                              Multifamily
B13          415010325          Monet Apartments                                                 Multifamily
A18              55367          RCA Portfolio 2 - Braeburn Villa                                 Multifamily
P9             6104385          Meadowbrook Apartments                                           Multifamily
B14          415010328          Casa California Apartments                                       Multifamily
A19              55368          RCA Portfolio 2 - Parkwest Place Apartments                      Multifamily
P10            6104346          Sunset on the Lakes Apartments                                   Multifamily
A20              55739          Regency Square                                                      Retail
P11            6103802          Williamsburg Outlet Center                                          Retail


   INITIAL DEPOSIT TO    CURRENT BALANCE IN
        CAPITAL               CAPITAL           INITIAL DEPOSIT TO   ANNUAL DEPOSIT TO    CURRENT BALANCE IN
      IMPROVEMENT           IMPROVEMENT             REPLACEMENT         REPLACEMENT           REPLACEMENT
        RESERVES              RESERVES               RESERVES             RESERVES             RESERVES
         118,782               118,782                                  433,816               108,454
          58,250                58,400                                   15,730                 6,559
          46,250                                                        156,504               204,290
         131,250               131,250                                   48,720                20,300
          33,200                13,309                                   47,380                27,676
                                                                         16,000                14,780
         198,875               191,695                                   90,240                16,565
                                                      100,000           100,200               100,000
                                                                         41,650                17,384
                                                                         71,136                17,117
          34,500                34,604                                   63,440                24,369
          17,500                17,500                                   45,900                 7,650
                                                                         37,260                 3,105
          23,688                15,495                                   74,484                18,497
          44,125                                                         53,000                49,936
           9,375                                       30,000            80,250                32,218

         108,656                86,538                                   61,092                11,056
           5,003                 5,018                 31,050            56,488                44,002
                                                                        102,000                34,000
           1,875                 1,875                                   29,232                12,180
         181,790                11,196                                   45,096                22,569
           3,375                 3,375                                   24,000                10,000
         212,000                                      200,000            41,604                27,736
          30,734                30,827                                   54,000                27,026
                                                                         29,000                12,083
                                                                         30,960                 9,162
          86,250                86,463                                   26,400                11,009
          10,000                10,000                 26,375            46,953                42,026
                                                                         28,500                14,250
                                                                         38,160                12,723
          46,250                46,250                                   34,400                14,333
           4,875                 4,875                                   28,800                 7,200
                                                                         15,750                 5,250
          10,000                                                          9,870                 4,935
           6,250                 6,250

         409,250                                                         19,840                 3,638
          78,919                                                         21,318                 8,882
          10,625                 2,500                                    8,107                 2,027
          32,000                                                         11,700                 2,072
                                                                         15,000                 5,000

           6,250                 6,250                                   41,100                17,125


 TAX AND                                                         CURRENT
INSURANCE            INITIAL DEPOSIT TO      ANNUAL DEPOSIT     BALANCE IN
 ESCROW                 TI/LC ESCROW        TO TI/LC ESCROW     TI/LC ESCROW     REPORT DATE
Yes                                                                                04/09/02
No                                                                                 04/17/02
Tax Only                                                                           04/17/02
Yes                                                                                04/10/02
Yes                                                                                04/17/02
Yes                                                                                04/17/02
Yes                                                                                04/10/02
Yes                                                                                04/09/02
Yes                                                                                04/10/02
Tax Only                                                                           04/17/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/10/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/10/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Tax Only                                                                           04/17/02
Tax Only                                                                           04/17/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/10/02
Yes                                                                                04/09/02
Yes                                                                                04/09/02
Yes                                                                                04/10/02
Yes                                                                                04/09/02
No                                                                                 04/17/02
Yes                                                 300,000          125,000       04/09/02

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


SEQUENCE              LOAN NUMBER         PROPERTY NAME                                          PROPERTY TYPE
   P12                   6104484          The Plaza at Citrus Park                                   Retail
   P13                   6104434          Forest Promenade Shopping Plaza                            Retail
   A21                     54043          Gravois Bluffs I (Lowe's)                                  Retail
   P14                   6104442          The Plaza at Brandon Town Center                           Retail
   A22                     52628          Edwards Fresno Stadium 21 Cinema                           Retail
   P15                   6104429          Ross Center                                                Retail
   B15                 100010329          Tanglewood Square                                          Retail
   P16                   6104427          Vancouver Park Place                                       Retail
   A23                     54480          Ahoskie Commons                                            Retail
   A24                     54504          Rancho Cotati Shopping Center                              Retail
   P17                   6104430          Silverdale Ross Plaza                                      Retail
   B16                 100010335          West Valley Tops                                           Retail
   A25                     55786          Walgreens - Southfield, MI                                 Retail
   P18                   6103925          Champion Village Plaza                                     Retail
   P19                   6104488          Walgreens - Salt Lake City                                 Retail
   P20                   6104489          Walgreens - Aurora                                         Retail
   P21                   6104403          Parkway Plaza Phase II                                     Retail
   A26                     55915          CVS - Emerald Isle                                         Retail
   A27                     53274          Walgreens - Saginaw, MI                                    Retail
   P22                   6104374          Walgreens-Germantown                                       Retail
   P23                   6104441          Wolfchase Bed Bath, & Beyond                               Retail
   A28                     55550          CVS - Henderson                                            Retail
   A29                     54501          Village Corners Shopping Center                            Retail
   B17                 445010349          CVS-Hagerstown                                             Retail
   A30                     54009          CVS - Altavista                                            Retail
   P24                   6104384          CVS Pharmacy - Clayton                                     Retail
   P25                   6104433          Cobblewood Shops                                           Retail
   B18                 400010309          Troy Retail Center                                         Retail
   A31                     55546          MICC Adler Portfolio-Summary                               Office
   A32                     56050          880 Troy Corporate Center                                  Office
   A33                     56044          840 Troy Corporate Center                                  Office
   P26                   6104381          Commerce Park IV and V                                     Office
   A34                     55936          Unigraphic Solutions Corporate Offices(6)                  Office
   P27                   6104111          16 Munson Road                                             Office
   B19                 415010333          Walnut Creek Orthopedic Center(7)                          Office
   P28                   6104383          20 South Charles Street(8)                                 Office
   B20                 400010341          Safari Office Park(9)                                      Office
   A35                     55566          Metairie Centre Office Building                            Office
   P29                   6104478          104 East 40th Street                                       Office
   A36                     54167          Market Court Office Building                               Office
   A37                     55668          Orchard One                                                Office
   A38                     55718          7700 East Arapahoe Road Office Building                    Office
   A39                     55657          1001 Hingham Street                                        Office
   B21                 800010327          Centralia DSHS Building                                    Office
   P30                   6104395          200 Docks Corner Road                                    Industrial


INITIAL DEPOSIT TO     CURRENT BALANCE IN
     CAPITAL                CAPITAL           INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO     CURRENT BALANCE IN
   IMPROVEMENT            IMPROVEMENT             REPLACEMENT            REPLACEMENT          REPLACEMENT
     RESERVES              RESERVES                RESERVES              RESERVES               RESERVES
      23,125                 23,125                                       48,720                 12,198
                                                                          18,801                  4,700

      34,375                 34,375                                       21,570                  7,203
       3,750                  4,025                                       26,208                 49,276
                                                                          21,518                  5,379
                                                    30,000                                       30,448
                                                                          15,588                  3,897
      52,250                  9,113                                       29,019                 14,691
       1,062                      0                                       11,440                  1,916
     132,505                132,505                                       10,764                  2,691

                                                                           1,439                    360
                                                                           2,520                    630
                                                                           1,200                    300
                                                       181                 2,173                    362
                                                                           4,200                  1,754
                                                                           2,280                    951
                                                                           2,686                  2,252
                                                                           2,173                  1,087
                                                                           6,000                  2,004
                                                                           1,316                    549
                                                                           2,835                  2,619
                                                                           1,013                    253
       1,250                  1,270                                        1,114                    840
                                                                           1,317                    549
                                                                           1,038                    346
                                                     1,000                 1,944                  2,144
                                                                         101,064                 59,032
                                                                          18,660                  6,224
                                                                          18,660                  6,224
       2,300                                                              45,840                 22,838
                                                                           6,132                  2,045
       1,250                  1,250                                       19,800                 24,750
                                                                           6,750                  3,375
      63,750                 63,750                                       48,450                 12,113
                                                                           7,217                  2,406
                                                                          20,496                 10,248

                                                                          17,316                 10,114
                                                                          11,712                  5,869
      37,525                  8,305                                       11,010                  5,517
                                                                           4,118                  2,405
                                                                           4,730                  2,365
                                                                         165,432                 96,502


 TAX AND                                                         CURRENT
INSURANCE         INITIAL DEPOSIT TO     ANNUAL DEPOSIT         BALANCE IN
  ESCROW             TI/LC ESCROW       TO TI/LC ESCROW        TI/LC ESCROW     REPORT DATE

 Tax Only                                   105,600               26,438         04/09/02
   Yes                                       66,000               16,500         04/09/02
    No                                                                           04/17/02
 Tax Only                                   144,000               48,085         04/09/02
    No                                                                           04/17/02
   Yes                                      111,600               27,900         04/09/02
   Yes                                                                           04/09/02
   Yes                                       84,240               21,060         04/09/02
   Yes                                                                           04/17/02
 Tax Only                                                                        04/17/02
   Yes                                       59,400               14,850         04/09/02
 Tax Only                                                                        04/09/02
    No                                                                           04/17/02
   Yes                                       33,600                8,400         04/09/02
    No                                                                           04/09/02
    No                                                                           04/09/02
 Tax Only                                    50,004               20,887         04/09/02
   Yes                                                                           04/17/02
    No                                                                           04/17/02
    No                                                                           04/09/02
 Tax Only                                    42,864               14,317         04/09/02
   Yes                                                                           04/17/02
   Yes                                                                           04/17/02
    No                                                                           04/09/02
   Yes                                                                           04/17/02
   Yes                                                                           04/09/02
   Yes                                       11,220                3,740         04/09/02
   Yes                   1,018               12,216                8,166         04/09/02
 Tax Only                                                                        04/17/02
 Tax Only                                                                        04/17/02
 Tax Only                                                                        04/17/02
   Yes                 730,533              175,200              522,655         04/09/02
 Tax Only                                                                        04/17/02
   Yes                                       94,200              118,560         04/09/02
   Yes                 500,000                                                   04/09/02
    No                                                                           04/09/02
   Yes                 110,000               50,000              127,034         04/09/02
   Yes                  10,000                                    10,050         04/10/02
 Tax Only                                                                        04/09/02
   Yes                                                                           04/17/02
   Yes                                                                           04/10/02
   Yes                                                                           04/10/02
   Yes                 100,000              100,008              158,772         04/17/02
   Yes                                                                           04/09/02
   Yes                                      315,000              183,750         04/09/02

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS


SEQUENCE              LOAN NUMBER       PROPERTY NAME                                           PROPERTY TYPE
   A40                     55236        Vornado Industrial - 901, 903-906 Murray Road             Industrial
   P31                   6104477        Rio Grande Industrial Portfolio                           Industrial
   P32                   6104526        Rio Grande Industrial Center #4                           Industrial
   A41                     55889        Hazard Commercial Complex                                 Industrial
   P33                   6104470        Interstate South Commerce Center                          Industrial
   A42                     55570        Old Gate Business Park                                    Industrial
   A43                     55956        Shawnee North Business Center                             Industrial
   P34                   6104439        Robertson Business Park(10)                               Industrial
   P35                   6104469        Interstate Distribution Center                            Industrial
   A44                     54290        Broadway Crossing                                         Industrial
   A45                     55635        Burke Cerritos Business Center                            Industrial
   A46                     54755        1070 Northpoint Boulevard                                 Industrial
   P36                   6104373        DFW Business Park                                         Industrial
   P37                   6104380        Stillwater Industrial Park                                Industrial
   P38                   6104436        Eagle Point                                          Manufactured Housing
   B22                 400010323        Sugarberry Place(11)                                 Manufactured Housing
   P39                   6104370        Ashley Pointe                                        Manufactured Housing
   P40                   6104369        Applewood Pointe                                     Manufactured Housing
   B23                 400010340        Summerset Mobile Estates                             Manufactured Housing
   B24                 400010346        Mooney Grove                                         Manufactured Housing
   P41                   6104368        Heartland Pointe                                     Manufactured Housing
   B25                 400010332        Golden Horseshoe                                     Manufactured Housing
   B26                 400010291        Crest Mobile Estates                                 Manufactured Housing
   B27                 400010331        Terra Vista Estates                                  Manufactured Housing
   P42                   6104480        Town Center East                                             Land
   P43                   6104409        Storage USA - Wilton                                     Self Storage
   A47                     55861        Asheville Mini Storage Portfolio-Summary                 Self Storage
   P44                   6104365        EZ Storage-Pasadena                                      Self Storage
--------------------------------------------------------------------------------------------------------------------
                                        TOTALS


INITIAL DEPOSIT TO      CURRENT BALANCE IN
     CAPITAL                 CAPITAL           INITIAL DEPOSIT TO      ANNUAL DEPOSIT TO      CURRENT BALANCE IN
   IMPROVEMENT             IMPROVEMENT            REPLACEMENT             REPLACEMENT            REPLACEMENT
     RESERVES                RESERVES               RESERVES               RESERVES                RESERVES

      11,375                 11,411                                        292,084                146,199
     186,500                186,500                                         65,100                 10,850
                                                                             9,900                  1,650
                                                                            22,345                  5,588
       8,500                  8,500                                         41,616                 10,404
                                                                            10,044                  2,512
                                                                            10,224                  4,263

                                                                            45,288                 11,322
                                                                             9,536                  7,997
                                                                            10,757                  3,588
                                                                            12,117                 11,194
       1,450                  1,450                 52,500                   6,060                 55,768

                                                    75,000                                         75,000
                                                                            20,000                 13,368
                                                                             9,900                  4,955
                                                                             7,824                  3,916
                                                                             5,600                  1,867
      35,316                 35,316                                          8,500                  2,125
                                                    27,405                   6,090                 30,591
      28,050                 28,050                    358                   4,300                  2,150
                                                     1,000                   5,304                  5,425
                                                       533                   6,396                  3,731

       3,125                                                                12,720                  4,240
                                                                            20,436                  5,111
                                                                             7,644                  3,822
  $2,587,354             $1,431,396               $575,402              $3,591,126             $1,878,249


 TAX AND                                ANNUAL DEPOSIT        CURRENT
INSURANCE      INITIAL DEPOSIT TO          TO TI/LC         BALANCE IN
  ESCROW         TI/LC ESCROW               ESCROW         TI/LC ESCROW       REPORT DATE
 Tax Only                                                                      04/17/02
   Yes             150,000                 105,600           167,600           04/09/02
   Yes                                      14,400             2,400           04/09/02
   Yes                                                                         04/17/02
   Yes                                     168,000            42,000           04/09/02
   Yes             390,000                  27,240           397,390           04/17/02
   Yes                                                                         04/17/02
    No                                                                         04/09/02
   Yes                                      75,000            18,750           04/09/02
   Yes                                                        28,302           04/17/02
   Yes                                                                         04/17/02
   Yes                                      21,605            19,959           04/17/02
   Yes             125,000                                   125,559           04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
   Yes                                                                         04/09/02
    No                                                                         04/09/02
   Yes                                                                         04/09/02
 Tax Only                                                                      04/17/02
   Yes                                                                         04/09/02
                $2,116,551              $2,166,997        $2,258,124


(1) The capital expenditure escrow for the Park Apartments loan is capped at the amount of $115,000.

(2) The capital expenditure escrow for the Whispering Pines loan is capped at the amount of $116,928.

(3) The capital expenditure escrow for the Parkway Apartments loan is capped at the amount of $87,000.

(4) The capital expenditure escrow for the Twin Oaks Apartments loan is capped at the amount of $85,500.

(5) The capital expenditure escrow for the Ravenwood Townhomes loan is capped at the amount of $125,000.

(6) On September 1, 2006 Unigraphic Soultions will begin to deposit $23,000 per month into an escrow account for tenant improvements/leasing commissions.

(7) The Walnut Creek Orthopedic Center borrower has posted a letter of credit in the amount of $500,000 in lieu of monthly funded tenant improvements/leasing commissions escrows.

(8) The 20 South Charles Street borrower has posted a letter of credit in the amount of $257,002 in lieu of monthly funded tax, insurance, and tenant improvements/leasing commissions escrows.

(9) The tenant improvements/leasing commissions escrow for the Safari Office Park loan is capped at the amount of $250,000.

(10) The Robertson Business Park Center borrower has posted a letter of credit in the amount of $122,071 in lieu of monthly funded tax, insurance, and replacement reserves escrows.

(11) The capital expenditure escrow for the Sugarberry Place loan is capped at the amount of $80,000.

                                     ANNEX B
                              MULTIFAMILY SCHEDULE

   SE-           LOAN
 QUENCE         NUMBER                                  PROPERTY NAME                           CUT-OFF BALANCE
 ------       ---------              ----------------------------------------------------       ---------------
  P1.1          6104459              New Potomac Portfolio - Finchley Square Apartments
  P1.2          6104459              New Potomac Portfolio - Victoria Station Apartments
  P1.3          6104459              New Potomac Portfolio - Paddington Square Apartments
  P1.4          6104459              New Potomac Portfolio - Eaton Square Apartments
  P1.5          6104459              New Potomac Portfolio - Bedford Station Apartments
  P1.6          6104459              New Potomac Portfolio - Newbury Square Apartments
  P1.7          6104459              New Potomac Portfolio - Edmonton Station Apartments
   P1           6104459              NEW POTOMAC PORTFOLIO (ROLL-UP)                              38,967,597

   A1             55567              84 William Street                                            32,845,972
   A2             53445              The Brook at Colonial Park/Kushner                           19,691,998
   A3             55954              Gainesville Place                                            17,753,618
   A4             55893              Meadow Wood Village                                          15,403,921
   A5             55015              The Reserve                                                  15,145,054
   A6             55362              RCA Portfolio 2 - Ambassador Apartments                      14,371,000

  P2.1          6104485              CJB Apartments- Silvertree Apartments
  P2.2          6104485              CJB Apartments- Windsong Apartments
  P2.3          6104485              CJB Apartments- Autumn Breeze Apartments
  P2.4          6104485              CJB Apartments- Sunreach Apartments
  P2.5          6104485              CJB Apartments- Everbrook Townhouses
  P2.6          6104485              CJB Apartments- Cardinal Villa
   P2           6104485              CJB APARTMENTS (ROLL-UP)                                     13,480,962

   A7             55412              Campus Village Housing Apartments                            13,185,977
   A8             55819              CLK - Charter Pointe                                         10,030,000
   A9             55810              CLK - Charlestown of Douglass Hills                           9,180,000
   P3           6104518              Columbiana Lakes Apartments                                   9,126,698
   B1         324010357              Saddle Ridge Crossing Townhomes                               8,987,951
  A10             55364              RCA Portfolio 2 - Landing at Westchase                        8,800,000
  A11             53425              Mapleton Square Apartments/Kushner                            8,263,043
   B2         317010356              Park Apartments                                               7,575,544
   P4           6104457              Cypress Gates Apartments                                      7,462,874
  A12             55365              RCA Portfolio 2 - Royal Wildewood Manor                       7,176,000
  A13             55826              CLK - Cardinal Woods                                          6,885,000
   P5           6104446              Hillbrook Apartments                                          6,673,040
   B3         820010338              Whispering Pines                                              6,111,341
  A14             55817              CLK - Arlington Village                                       5,397,500
   P6           6104440              Grand Summit Apartments                                       5,074,151
   B4         317010321              James River Apartments                                        4,569,790
  A15             55821              CLK - Cambridge                                               4,505,000
   B5         820010343              Parkway Apartments                                            4,280,659
  A16             55792              CLK - Breckenridge                                            4,165,000
  A17             55953              La Mirage Apartments                                          4,081,362
   B6         400010330              Paradise Palms Apartments                                     3,985,226
   B7         820010334              Twin Oaks Apartments                                          3,581,475
   B8         400010336              Ashton Meadows Apartments                                     3,386,578
   B9         820010342              Ravenwood Townhomes                                           2,986,144
  B10         800010352              Ashwood Downs Apartments                                      2,980,806
   P7           6104345              Green Lake Apartments                                         2,789,364
   P8           6104350              Bentwood Subdivision                                          2,762,292
  B11         415010319              Montebello Apartments                                         2,650,015
  B12         415010326              Bellagio Apartments                                           2,636,845

                                                                                      STUDIO                1 BEDROOM
                                                                                 ---------------        -----------------
                                                                                 # OF        AVG         # OF         AVG
             UTILITIES TENANT PAYS/PAYMENT OF UTIL.                              UNITS      RENT        UNITS        RENT
-----------------------------------------------------------------                -----      ----        -----        ----
                   Electric, Cable TV                                                                     83          679
                   Electric, Cable TV                                                                     52          700
                   Electric, Cable TV
                   Electric, Cable TV                                                                     48          750
                   Electric, Cable TV                                                                    240          724
                   Electric, Cable TV                                                                     42          702
                   Electric, Cable TV                                                                     70          635
                                                                                                         535          704

       Electric, Gas, Sewer, Trash, Water, Cable TV, AC                                                  119        2,998
                 Electric, Gas, Cable TV                                          30        438          252          498
          Electric, Sewer, Trash, Water, Cable TV
                     Electric, Gas                                                                       108          977
                        None
                   Electric, Cable TV                                                                    200          553

                   Electric, Cable TV
                   Electric, Cable TV
                   Electric, Cable TV
                   Electric, Cable TV
                Electric, Water, Cable TV
                   Electric, Cable TV


                   Electric, Cable TV
       Electric, Water, Hot Water, Cable TV, AC, Heat                             72        535           96          580
       Electric, Sewer, Water, Hot Water, Cable TV, AC                                                    41          525
                   Electric, Cable TV                                                                     56          607
               Gas, Electric, Water, Sewer
                       Electric                                                   48        420          192          480
                 Electric, Gas, Cable TV                                                                 120          493
                        None                                                       1        500          270          532
              Electric, Gas, Water, Cable TV
                       Electric                                                                          168          452
        Electric, Gas, Hot Water, Cable TV, AC, Heat                                                      88          575
                      Cable TV                                                                           278          467
                Electric, Gas, Hot Water                                                                  16          686
Electric, Gas, Sewer, Trash, Water, Hot Water, Cable TV, AC, Heat                                         16          515
                   Electric, Cable TV                                                                     60          575
                 Electric, Water, Sewer
Electric, Gas, Sewer, Trash, Water, Hot Water, Cable TV, AC, Heat                                        100          469
                       Electric                                                                          116          528
   Electric, Gas, Sewer, Water, Hot Water, Cable TV, AC, Heat                                             80          520
              Electric, Hot Water, AC, Heat                                                               32          624
                     Electric, Gas                                                                        46          493
                Electric, Gas, Hot Water                                                                 114          470
                     Electric, Gas                                                                        16          409
                       Electric
                     Electric, Gas
              Electric, Gas, Water, Cable TV
              Electric, Gas, Water, Cable TV
                       Electric
                        None                                                                              18        1,100

    2 BEDROOM             3 BEDROOM         4 BEDROOM
  -------------         --------------   ----------------
   # OF     AVG          # OF     AVG.   # OF        AVG
  UNITS    RENT         UNITS     RENT   UNITS       RENT      ELEVATORS
  -----   -----         -----    -----   -----      -----      ---------
    32      804                                                     No
    49      800                                                     No
   158    1,025            8     1,175                              No
                                                                    No
   247      859                                                     No
   165      806            6       950                              No
    49      750                                                     No
   700      870           14     1,079                              No

     2    4,106                                                    Yes
   336      576            8       640                              No
    12      941                            156      1,576           No
    98    1,239                                                     No
    94      840                            106      1,400           No
   176      681                                                     No

    48      650           72       790                              No
                          48       880                              No
                          48       900                              No
                          36       800                              No
    32      700                                                     No
    24      700                                                     No
   104      677          204       839                              No

    54    1,085           45     1,426       20     1,640           No
   144      684                                                     No
   150      666           53       857                              No
   140      719            8       949                              No
    38    1,441           43     1,516                              No
    64      634                                                     No
    92      572                                                     No
    50      675                                                     No
   124      836           10     1,165                              No
    92      582                                                     No
    96      680                                                     No
   130      563                                                     No
    60      700           30     1,100                              No
   148      575                                                     No
    60      675                                                     No
    50      676           54       787                              No
    64      569           16       669                              No
                                                                    No
    32      690            8       775                              No
    56      776                                                     No
    95      570                                                     No
                                                                    No
    96      524           32       629                              No
    86      550                                                     No
    72      551           24       700                              No
    43      625           20       750                              No
                           3     1,300       27     1,450           No
    53      886                                                     No
    21    1,563                                                    Yes

                                     ANNEX B
                              MULTIFAMILY SCHEDULE

  SE-      LOAN
QUENCE    NUMBER             PROPERTY NAME                         CUT-OFF BALANCE       UTILITIES TENANT PAYS/PAYMENT OF UTIL.
------    ------    -------------------------------------------    ---------------       --------------------------------------
 B13    415010325   Monet Apartments                                   2,562,130                          None
 A18        55367   RCA Portfolio 2 - Braeburn Villa                   2,288,000                        Electric
  P9      6104385   Meadowbrook Apartments                             2,189,893               Electric, Water, Cable TV
 B14    415010328   Casa California Apartments                         1,987,790               Gas, Electric, Water, Sewer
 A19        55368   RCA Portfolio 2 - Parkwest Place Apartments        1,725,000                        Electric
 P10      6104346   Sunset on the Lakes Apartments                     1,718,448                   Electric, Cable TV
                    TOTAL MULTIFAMILY LOANS                         $349,421,057

   STUDIO            1 BEDROOM            2 BEDROOM           3 BEDROOM      4 BEDROOM
------------        ------------       -------------         ------------   ------------
 # OF    AVG         # OF    AVG        # OF     AVG          # OF    AVG    # OF    AVG
UNITS   RENT        UNITS   RENT       UNITS    RENT         UNITS   RENT   UNITS   RENT     ELEVATORS
-----   ----        -----  -----       -----    ----         -----   ----   -----   ----     ---------
                     18    1,070         21     1471                                            Yes
                     22      495         58      596                                             No
                     29      492         54      573                                             No
                      7    1,101         13     1566                                             No
                     52      598                                                                 No
  4     530          56      570                                                                 No

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002


                                 TRUSTEE REPORT

                               TABLE OF CONTENTS


                STATEMENT SECTIONS                                             PAGE(S)
                Certificate Distribution Detail                                  2
                Certificate Factor Detail                                        3
                Reconciliation Detail                                            4
                Other Required Information                                       5
                Ratings Detail                                                   6
                Current Mortgage Loan and Property Stratification Tables       7-9
                Mortgage Loan Detail                                            10
                Extended Loan Detail                                            11
                Principal Prepayment Detail                                     12
                Historical Detail                                               13
                Delinquency Loan Detail                                         14
                Specially Serviced Loan Detail                                 15-16
                Modified Loan Detail                                            17
                Liquidated Loan Detail                                          18

        DEPOSITOR                                         MASTER SERVICER                              SPECIAL SERVICER
Banc of America Commercial Mortgage Inc.           Bank of America, N.A.                      Lennar Partners, Inc.
100 North Tryon Street                             333 South Beaudry Avenue                   700 N.W. 107th Avenue
Charlotte, NC 28255                                26th Floor                                 Miami, FL 33172
                                                   Los Angeles, CA 90017

Contact:      David Gertner                        Contact:      Anita Roglich                Contact:      Steve Bruha
Phone Number: (704) 388-3621                       Phone Number: (213) 345-0182               Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN., N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN., N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN., N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


                                                                    Page 1 of 18

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002


                        CERTIFICATE DISTRIBUTION DETAIL

            CUSIP   Pass-Through    Original    Beginning      Principal        Interest        Prepayment       Realized Loss/
Class                  Rate         Balance      Balance      Distribution    Distribution       Premium        Additional Trust
                                                                                                                  Fund Expenses
A-1                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-3                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-4                  0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-4F                 0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 B                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 C                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 D                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 E                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 F                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 G                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 H                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 J                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 K                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 L                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 M                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 N                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 O                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 P                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 Q                   0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
Totals

                  Total       Ending         Current
Class         Distribution    Balance    Subordination Level
A-1               0.00         0.00            0.00%
A-2               0.00         0.00            0.00%
A-3               0.00         0.00            0.00%
A-4               0.00         0.00            0.00%
A-4F              0.00         0.00            0.00%
 B                0.00         0.00            0.00%
 C                0.00         0.00            0.00%
 D                0.00         0.00            0.00%
 E                0.00         0.00            0.00%
 F                0.00         0.00            0.00%
 G                0.00         0.00            0.00%
 H                0.00         0.00            0.00%
 J                0.00         0.00            0.00%
 K                0.00         0.00            0.00%
 L                0.00         0.00            0.00%
 M                0.00         0.00            0.00%
 N                0.00         0.00            0.00%
 O                0.00         0.00            0.00%
 P                0.00         0.00            0.00%
 Q                0.00         0.00            0.00%
Totals            0.00         0.00            0.00%


Class     CUSIP     Pass-Through     Original    Beginning     Interest        Prepayment        Total          Ending
                       Rate          Notional    Notional    Distribution       Premiums      Distribution     Notional
                                      Amount      Amount                                                        Amount
XC                  0.000000%         0.00         0.00          0.00             0.00            0.00           0.00
XP                  0.000000%         0.00         0.00          0.00             0.00            0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002

                           CERTIFICATE FACTOR DETAIL


Class     CUSIP     Beginning      Principal      Interest       Prepayment      Realized Loss/        Ending
                     Balance     Distribution   Distribution      Premium       Additional Trust      Balance
                                                                                 Fund Expenses
A-1                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-3                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-4                 0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-4F                0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 B                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 C                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 D                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 E                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 F                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 G                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 H                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 J                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 K                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 L                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 M                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 N                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 O                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 P                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 Q                  0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000


Class          CUSIP          Beginning                                           Ending
                              Notional           Interest      Prepayment        Notional
                               Amount          Distribution     Premium           Amount
XC                            0.00000000       0.00000000      0.00000000       0.00000000
XP                            0.00000000       0.00000000      0.00000000       0.00000000


                                                                    Page 3 of 18
                                      C-3

                             BANC OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                 SERIES 2000-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/11/2002
                                      Record Date:  05/30/2002



                             RECONCILIATION DETAIL


       ADVANCE SUMMARY                                                  MASTER SERVICING FEE BREAKDOWNS

P & I Advances Outstanding                     0.00      Current Period Accrued Master Servicing Fees                     0.00
Master Servicing Advances Outstanding          0.00      Less Master Servicing Fees                                       0.00
Reimbursement for Interest on                  0.00      Less Reductions to Master Servicing Fees                         0.00
Advances paid from general collections                   Plus Master Servicing Fees for Delinquent Payments Received      0.00
Current 1 Month LIBOR Rate                 0.000000      Plus Adjustments for Prior Master Servicing Calculation          0.00
Next 1 Month LIBOR Rate                    0.000000      Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

          Accrued      Net Aggregate    Distributable  Deferred     Distributable      Additional     Interest     Remaining Unpaid
        Certificate      Prepayment      Certificate   Payment   Certificate Interest  Trust Fund     Interest      Distributable
Class    Interest    Interest Shortfall   Interest      Amount        Adjustment        Expenses    Distribution  Certified Interest
 A-1       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
 A-2       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
 A-3       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
 A-4       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
 A-4F      0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  XC       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  XP       0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  B        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  C        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  D        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  E        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  F        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  G        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  H        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  J        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  K        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  L        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  M        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  N        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  O        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  P        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
  Q        0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00
Total      0.00            0.00             0.00         0.00            0.00             0.00          0.00            0.00

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/11/2002
                                      RECORD DATE:  05/30/2002


                           OTHER REQUIRED INFORMATION

Available Distribution Amount(1)                   0.00

Aggregate Number of Outstanding Loans                 0
Aggregate Unpaid Principal Balance of Loans        0.00
Aggregate Stated Principal Balance of Loans        0.00

Aggregate Amount of Master Servicing Fee           0.00
Aggregate Amount of Special Servicing Fee          0.00
Aggregate Amount of Trustee Fee                    0.00
Aggregate Trust Fund Expenses                      0.00

Specially Serviced Loans not Delinquent               0
   Number of Outstanding Loans                     0.00
   Aggregate Unpaid Principal Balance              0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
      Loan        Reduction        ASER          App. Red.
     Number        Amount         Amount           Date

     Total

(1)      The Available Distribution Amount includes any Prepayment Premiums.

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/11/2002
                                      RECORD DATE:  05/30/2002



                                 RATINGS DETAIL



                        Original Ratings                     Current Ratings(1)
                 -------------------------------       -------------------------------
Class   CUSIP    Fitch         Moody's       S&P       Fitch         Moody's       S&P
 A-1
 A-2
 A-3
 A-4
 A-4F
 XC
 XP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                             Moody's Investors Service         Standard & Poor's Rating Services
One State Street Plaza       99 Church Street                  55 Water Street
New York, New York 10004     New York, New York 10007          New York, New York 10041
(212) 908-0500               (212) 553-0300                    (212) 438-2430

                                      C-6

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/11/2002
                                      RECORD DATE:  05/30/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                                    STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


DEBT SERVICE COVERAGE RATIO (1)

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.


                                                                    Page 8 of 18

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining        # of       Scheduled         % of      WAM                      Weighted
       Term(2)              Loans       Balance           Agg.      (2)        WAC         Avg. DSCR(1)
                                                          Bal.




   Totals

REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled          % of      WAM                       Weighted
       Term                 Loans      Balance            Agg.      (2)         WAC         Avg. DSCR(1)
                                                          Bal.




   Totals


GROSS MARGINS

Gross Margins       # of       Scheduled        % of        WAM                       Weighted
                    Loans      Balance          Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans      Balance          Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

                             BANK OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      PAYMENT DATE:  06/11/2002
                                      RECORD DATE:   05/30/2002

                              MORTGAGE LOAN DETAIL

                                                                   Anticipated
 Loan          Property               Interest  Principal  Gross    Repayment
Number  ODCR   Type(1)   City  State  Payment    Payment   Coupon     Date










           Net.  Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
Maturity  Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
  Date    (Y/N)   Balance    Balance   Date    Date      Amount     (2)    (3)









          (1) Property Type Code                                         (2) Resolution Strategy Code
-------------------------------------------------  ---------------------------------------------------------------------------------
MF   -   Multi-Family       OF   -   Office        1   -   Modification  6   -   DPO                    10   -   Deed in Lieu Of
RT   -   Retail             MU   -   Mixed Use     2   -   Foreclosure   7   -   REO                                Foreclosure
HC   -   Health Care        LO   -   Lodging       3   -   Bankruptcy    8   -   Resolved               11   -   Full Payoff
IN   -   Industrial         SS   -   Self Storage  4   -   Extension     9   -   Pending Return         12   -   Reps and Warranties
WH   -   Warehouse          OT   -   Other         5   -   Note Sale               to Master Servicer   13   -   Other or TBD
MH   -   Mobile Home Park


    (3) Modification Code
-------------------------------
1   -   Maturity Date Extension
2   -   Amortization Change
3   -   Principal Write-Off
4   -   Combination

                                                                   Page 10 of 18

                             BANC OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2000-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/11/2002
                                      Record Date:  05/30/2002


                              EXTENDED LOAN DETAIL

                      OFFERING
                      DOCUMENT      ENDING SCHEDULED      ORIGINAL      MATURITY DATE         NUMBER OF          CURRENT
LOAN NUMBER       CROSS REFERENCE   PRINCIPAL BALANCE   MATURITY DATE   AFTER EXTENSION     MONTHS EXTENDED   REMAINING TERM





                             BANC OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2000-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/11/2002
                                      Record Date:  05/30/2002


                          PRINCIPAL PREPAYMENT DETAIL

                                                                  PRINCIPAL PREPAYMENT AMOUNT
                     OFFERING DOCUMENT       ----------------------------------------------------------------------
LOAN NUMBER           CROSS-REFERENCE        PAYOFF AMOUNT         CURTAILMENT AMOUNT           PREPAYMENT PREMIUMS



Totals

                             BANC OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2000-PB2

(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Report Available on the World Wide Web
Columbia, MD 21045                    @www.ctslink.com/cmbs
                                      Payment Date: 06/11/2002
                                      Record Date:  05/30/2002


                               HISTORICAL DETAIL

                                                 Delinquencies
--------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days     60-89 Days     90 Days or More     Foreclosure        REO       Modifications
   Date           # Balance      # Balance         # Balance         # Balance      # Balance      # Balance














      Prepayments                 Rate and Maturities
-------------------------     ---------------------------
Curtailments      Payoff      Next Weighted Avg.
  # Amount       # Amount       Coupon Remit          WAM












Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                             BANC OF AMERICA, N.A.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2000-PB2


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Faro Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 11/15/2000
                                     RECORD DATE:  10/31/2000


                            DELINQUENCY LOAN DETAIL


                 Offering         # of     Paid Through    Current     Outstanding    Status of   Resolution     Servicing
Loan Number      Document        Months        Date         P & I         P & I        Mortgage    Strategy    Transfer Date
               Cross-Reference   Delinq.                   Advances     Advances**     Loan (1)    Code (2)



Foreclosure      Actual     Outstanding    Bankruptcy       REO
   Date        Principal     Servicing        Date          Date
                Balance       Advances



 Totals

                          (1) Status of Mortgage Loan

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent

0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
  - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO
                           (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

**Outstanding P & I Advances include the current period advance.

                              BANC OF AMERICA N.A
                 BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                 SERIES 2002-PB2


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/11/2002
                                     RECORD DATE:  05/30/2002


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

             Offering         Servicing     Resolution
Loan         Document         Transfer       Strategy       Scheduled     Property                 Interest
Number    Cross-Reference       Date         Code(1)        Balance       Type(2)      State         Rate



                Net                                                       Remaining
Actual       Operating      DSCR                Note      Maturity       Amortization
Balance       Income        Date      DSCR      Date        Date             Term


                      (1) Resolution Strategy Code                                   (2) Property Type Code
1 - Modification   6 - DPO                      10 - Deed in Lieu of       MF - Multi-Family       OF - Office
2 - Foreclosure    7 - REO                            Foreclosure          RT - Retail             MU - Mixed Use
3 - Bankruptcy     8 - Resolved                 11 - Full Payoff           HC - Health Care        LO - Lodging
4 - Extension      9 - Pending Return           12 - Reps and Warranties   IN - Industrial         SS - Self Storage
5 - Note Sale           to Master Servicer      13 - Other or TBD          WH - Warehouse          OT - Other
                                                                           MH - Mobile Home Park


                                                                   Page 15 of 18

                              BANC OF AMERICA N.A
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/11/2002
                                     RECORD DATE:  05/30/2002




                    SPECIALLY SERVICED LOAN DETAIL - PART 2

             Offering       Resolution       Site
 Loan        Document        Strategy     Inspection    Phase 1 Date   Appraisal     Appraisal       Other REO
Number    Cross-Reference     Code(1)        Date                         Date         Value      Property Revenue      Comment


                            (1) RESOLUTION STRATEGY CODE
                            ----------------------------

       1 - Modification       6 - DPO                   10 - Deed in Lieu of
       2 - Foreclosure        7 - REO                        Foreclosure
       3 - Bankruptcy         8 - Resolved              11 - Full Payoff
       4 - Extension          9 - Pending Return        12 - Reps and Warranties
       5 - Note Sale               to Master Servicer   13 - Other or TBD

                             BANC OF AMERICA, N.A.
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2


(WELLS FARGO LOGO)                    For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.      CTSLink Customer Service
Corporate Trust Services              (301) 815-6600
9062 Old Annapolis Road               Reports Available on the World Wide Web
Columbia, MD 21045                    @ www.ctslink.com/cmbs
                                      PAYMENT DATE: 06/11/2002
                                      RECORD DATE:  05/30/2002


                              MODIFIED LOAN DETAIL

                  Offering
 Loan             Document             Pre-Modification
Number         Cross-Reference             Balance              Modification Date         Modification Description











 Totals


                                                                   Page 17 of 18

                             BANC OF AMERICA, INC.
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                SERIES 2002-PB2


(WELLS FARGO LOGO)                   For Additional Information, please contact
Wells Fargo Bank Minnesota, N.A.     CTSLink Customer Service
Corporate Trust Services             (301) 815-6600
9062 Old Annapolis Road              Reports Available on the World Wide Web
Columbia, MD 21045                   @www.ctslink.com/cmbs
                                     PAYMENT DATE: 06/11/2002
                                     RECORD DATE:  05/30/2002



                             LIQUIDATED LOAN DETAIL


                   Final Recovery     Offering                                                     Gross Proceeds
                   Determination      Document       Appraisal    Appraisal    Actual     Gross      as a % of
Loan Number            Date        Cross-Reference     Date         Value      Balance   Proceeds    Actual Balance

Current Total

Cumulative Total


                    Aggregate         Net        Net Proceeds               Repurchased
                    Liquidation   Liquidation     as a % of      Realized   by Seller
                     Expenses*     Proceeds     Actual Balance   Loss        (Y/N)

Current Total

Cumulative Total


* Aggregate liquidation expenses also include outstanding
  P & I advances and unpaid fees (servicing, trustee, etc).

                                                                   Page 18 of 18

                                                                         ANNEX D

                        CLASS XP REFERENCE RATE SCHEDULE

              INTEREST                                      INTEREST
              ACCRUAL     DISTRIBUTION       CLASS XP       ACCRUAL     DISTRIBUTION       CLASS XP
               PERIOD         DATE        REFERENCE RATE     PERIOD         DATE        REFERENCE RATE
              --------    ------------    --------------    --------    ------------    --------------


                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
PROSPECTUS.                                  certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured      - will own --
by any governmental agency.                  - multifamily and commercial mortgage loans;
The certificates will represent              - mortgage-backed securities; and
interests only in the related trust          - other property described and in the accompanying
only and will not represent                    prospectus supplement.
interests in or obligations of Banc        THE CERTIFICATES --
of America Commercial Mortgage Inc.        - will represent interests in the Trust and will be
or any of its affiliates, including          paid only from the trust assets;
Bank of America Corporation.               - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer         variable or adjustable interest rate;
and sell any series of certificates        - may be offered through underwriters, which may
only if accompanied by the prospectus        include Banc of America Securities LLC, an affiliate of
supplement for that series.                  Banc of America Commercial Mortgage Inc.; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                             the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 April 26, 2002

 FOR MORE INFORMATION

Banc of America Commercial
Mortgage Inc. has filed with
the SEC additional
 registration materials
 relating to the certificates.
 You may read and copy any of
 these materials at the SEC's
 Public Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

You may also contact Banc of
 America Commercial Mortgage
 Inc. in writing at Bank of
 America Corporate Center, 100
 North Tryon Street,
 Charlotte, North Carolina
 28255, or by telephone at
 (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
                                                SUMMARY OF PROSPECTUS...........................     5
                                                RISK FACTORS....................................    10
                                                  The Limited Liquidity of Your Certificates May
                                                     Have An Adverse Impact on Your Ability to
                                                     Sell Your Certificates.....................    10
                                                  The Limited Assets of Each Trust May Adversely
                                                     Impact Your Ability To Recover Your
                                                     Investment in the Event of Loss on the
                                                     Underlying Mortgage Assets.................    10
                                                  Credit Support is Limited and May Not Be
                                                     Sufficient to Prevent Loss on Your
                                                     Certificates...............................    11
                                                  Prepayments on the Underlying Mortgage Loans
                                                     Will Affect the Average Life of Your
                                                     Certificates, and the Rate and Timing of
                                                     those Prepayments May Be Highly
                                                     Unpredictable..............................    11
                                                  Certificates Purchased at a Premium or a
                                                     Discount Will Be Sensitive to the Rate of
                                                     Principal Payment..........................    12
                                                  The Nature of Ratings Are Limited and Will Not
                                                     Guarantee that You Will Receive Any
                                                     Projected Return on Your Certificates......    13
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans......................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool........................    16
                                                PROSPECTUS SUPPLEMENT...........................    16
                                                CAPITALIZED TERMS USED IN THIS PROSPECTUS.......    17
                                                DESCRIPTION OF THE TRUST FUNDS..................    18
                                                  General.......................................    18
                                                  Mortgage Loans................................    18
                                                  MBS...........................................    22
                                                  Certificate Accounts..........................    23
                                                  Credit Support................................    23
                                                  Cash Flow Agreements..........................    23
                                                YIELD AND MATURITY CONSIDERATIONS...............    23
                                                  General.......................................    23
                                                  Pass-Through Rate.............................    23
                                                  Payment Delays................................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest...................................    24
                                                  Yield and Prepayment Considerations...........    24
                                                  Weighted Average Life and Maturity............    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average
                                                     Life and Maturity..........................    26
                                                THE DEPOSITOR...................................    28
                                                DESCRIPTION OF THE CERTIFICATES.................    28
                                                  General.......................................    28
                                                  Distributions.................................    29
                                                  Distributions of Interest on the
                                                     Certificates...............................    30
                                                  Distributions of Principal of the
                                                     Certificates...............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations.............................    31

                                                                                                  PAGE
                                                                                                  ----
                                                  Allocation of Losses and Shortfalls...........    31
                                                  Advances in Respect of Delinquencies..........    32
                                                  Reports to Certificateholders.................    32
                                                  Voting Rights.................................    34
                                                  Termination...................................    34
                                                  Book-Entry Registration and Definitive
                                                     Certificates...............................    34
                                                THE POOLING AND SERVICING AGREEMENTS............    36
                                                  General.......................................    36
                                                  Assignment of Mortgage Loans; Repurchases.....    36
                                                  Representations and Warranties; Repurchases...    38
                                                  Collection and Other Servicing Procedures.....    38
                                                  Sub-Servicers.................................    40
                                                  Certificate Account...........................    41
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans.............................    43
                                                  Realization Upon Defaulted Mortgage Loans.....    43
                                                  Hazard Insurance Policies.....................    45
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    46
                                                  Servicing Compensation and Payment of
                                                     Expenses...................................    46
                                                  Evidence as to Compliance.....................    47
                                                  Certain Matters Regarding the Master Servicer,
                                                     the Special Servicer, the REMIC
                                                     Administrator and
                                                     the Depositor..............................    47
                                                  Events of Default.............................    49
                                                  Rights Upon Event of Default..................    49
                                                  Amendment.....................................    50
                                                  List of Certificateholders....................    51
                                                  The Trustee...................................    51
                                                  Duties of the Trustee.........................    51
                                                  Certain Matters Regarding the Trustee.........    52
                                                  Resignation and Removal of the Trustee........    52
                                                DESCRIPTION OF CREDIT SUPPORT...................    52
                                                  General.......................................    52
                                                  Subordinate Certificates......................    53
                                                  Insurance or Guarantees Concerning to Mortgage
                                                     Loans......................................    53
                                                  Letter of Credit..............................    53
                                                  Certificate Insurance and Surety Bonds........    54
                                                  Reserve Funds.................................    54
                                                  Cash Collateral Account.......................    54
                                                  Credit Support with respect to MBS............    54
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........    55
                                                  General.......................................    55
                                                  Types of Mortgage Instruments.................    55
                                                  Leases and Rents..............................    55
                                                  Personalty....................................    56
                                                  Foreclosure...................................    56
                                                  Bankruptcy Laws...............................    59
                                                  Environmental Considerations..................    60
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    62

                                                                                                  PAGE
                                                                                                  ----
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens......................................    62
                                                  Subordinate Financing.........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments................................    64
                                                  Applicability of Usury Laws...................    64
                                                  Certain Laws and Regulations..................    65
                                                  Americans with Disabilities Act...............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940.......................................    65
                                                  Forfeiture for Drug, RICO and Money Laundering
                                                     Violations.................................    65
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    66
                                                  General.......................................    66
                                                  REMICs........................................    67
                                                  Grantor Trust Funds...........................    83
                                                STATE AND OTHER TAX CONSEQUENCES................    91
                                                CERTAIN ERISA CONSIDERATIONS....................    91
                                                  General.......................................    91
                                                  Plan Asset Regulations........................    92
                                                  Insurance Company General Accounts............    92
                                                  Consultation With Counsel.....................    93
                                                  Tax Exempt Investors..........................    93
                                                LEGAL INVESTMENT................................    93
                                                USE OF PROCEEDS.................................    95
                                                METHOD OF DISTRIBUTION..........................    95
                                                LEGAL MATTERS...................................    96
                                                FINANCIAL INFORMATION...........................    96
                                                RATING..........................................    96
                                                AVAILABLE INFORMATION...........................    97
                                                INCORPORATION OF CERTAIN INFORMATION
                                                  BY REFERENCE..................................    98
                                                GLOSSARY........................................    98

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

- certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including --

     - perceived liquidity;

     - the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     - prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

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

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that --

     - principal prepayments on the related mortgage loans will be made;

     - the degree to which the rate of such prepayments might differ from that originally anticipated; or

     - the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that --

     - such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     - such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

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

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

     - the value of the related property;

     - the level of available mortgage rates at the time of sale or refinancing;

     - the borrower's equity in the related property;

     - the financial condition and operating history of the borrower and the related property;

     - tax laws;

     - rent control laws (pertaining to certain residential properties);

     - Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     - prevailing general economic conditions; and

     - the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain --

     - a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     - information with respect to any other classes of certificates of the same series;

     - the respective dates on which distributions are to be made;

     - information as to the assets, including the mortgage assets, constituting the related trust fund;

     - the circumstances, if any, under which the related trust fund may be subject to early termination;

     - additional information with respect to the method of distribution of such offered certificates;

     - whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     - the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     - information concerning the trustee of the related trust fund;

     - if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     - information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     - whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include --

     - various types of multifamily or commercial mortgage loans;

     - mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     - a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of --

     - residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     - office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear --

     - the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     - the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on --

     - the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

     - the income capitalization method (a projection of value based upon the property's projected net cash flow),

     - or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may --

     - provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

     - provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     - may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     - may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

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

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans -- Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     - the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     - with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     - information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     - the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

     - the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS Trustee on the dates specified in the related prospectus supplement. The Issuer of the MBS or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available --

     - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

     - the original and remaining term(s) to stated maturity of the MBS, if applicable;

     - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     - the payment characteristics of the MBS;

     - the issuer of the MBS, Servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     - a description of the related credit support, if any;

     - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     - the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     - the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements"; and

     - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest Certificates will either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation --

     - the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     - the quality of management of the mortgaged properties;

     - the servicing of the mortgage loans; or

     - possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that --

     - limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     - provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     - provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from --

     - amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     - Excess Funds; or

     - any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     - provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

     - constitute Senior Certificates or Subordinate Certificates;

     - constitute Stripped Interest Certificates or Stripped Principal Certificates;

     - provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     - provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     - provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. In general, the Distribution Date for a series of certificates will be the 15th day of each month (or, if any such 15th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity
Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

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

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

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

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     - if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

     - if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     - if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     - if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee

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

(or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example --

     - the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

     - the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     - the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     - the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

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

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of --

     - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     - REO Properties.

     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the

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

causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

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

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement --

     - all payments on account of principal, including principal prepayments, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     - any amounts paid under any cash flow agreement;

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

     - all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes --

     - to make distributions to the certificateholders on each Distribution
       Date;

     - to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     - to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect of the trust fund, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

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

     - to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     - if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     - to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     - if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

     - to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will --

     - not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     - will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     - will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment, --

     - a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     - such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     - unless inconsistent with the applicable "Servicing Standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in

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

lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collaterized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the

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

meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components --

     - a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     - an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     - subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation

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

will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of

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

certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation --

     - any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

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     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of --

     - the nature and amount of coverage under such credit support;

     - any conditions to payment under the credit support not otherwise described in this prospectus;

     - the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     - the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

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CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the

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borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a

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subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the

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lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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     Leasehold Considerations.  Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

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     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or

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disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,

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unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and

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owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

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SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

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     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all
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

provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days
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

corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption
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

price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

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includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC
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

Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

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

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or
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unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were

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indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

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     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to
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satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations, would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code, compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12, issued by the IRS. The revenue procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the applicability and effect of the proposed regulations and revenue procedure mentioned above and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

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     Mark-to-Market Rules.  On January 4, 1995, the IRS issued final regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

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     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale.
In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from

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foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this

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tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual

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Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 30.5% (which rate will be reduced periodically to 28% beginning in 2006) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations became effective January 1, 2001. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

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     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated
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interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market

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discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of

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the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of

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Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

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

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and
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

conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those types of offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the classes of offered certificates not constituting mortgage related securities constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities thereof constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered

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certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such

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underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

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     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to
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the staff of the Securities and Exchange Commission that the staff either (1)
issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby (including market making transactions by Banc of America Securities, an affiliate of the Depositor and the Servicer, with respect to such Series of Certificates, unless such transactions are exempt from the registration provisions of the Securities Act). The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

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     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of --

     - the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

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     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent --

     - interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     - Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934 as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

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     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of --

     - the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     - its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than --

     - noncash items such as depreciation and amortization;

     - capital expenditures; and

     - debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either --

     - based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and

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separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" mean Section 2510.3-101 of the regulations issued by the DOL.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans,.

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     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means --

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     - an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     - a trust as to which --

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2002_PB2.xls" The file "BACM2002_PB2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL AUGUST [ ], 2002.

                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
               PROSPECTUS SUPPLEMENT
Table of Contents............................    S-1
Important Notice About Information Presented
  in this Prospectus Supplement and the
  Accompanying Prospectus....................    S-4
Executive Summary............................    S-5
Summary of Prospectus Supplement.............    S-8
Risk Factors.................................   S-21
Description of the Mortgage Pool.............   S-55
Servicing of the Mortgage Loans..............   S-85
Description of the Certificates..............  S-100
The Trustee..................................  S-124
Description of the Swap Contract.............  S-125
Yield and Maturity Considerations............  S-128
Use of Proceeds..............................  S-136
Certain Federal Income Tax Consequences......  S-136
Certain ERISA Considerations.................  S-139
Legal Investment.............................  S-142
Method of Distribution.......................  S-142
Legal Matters................................  S-143
Ratings......................................  S-143
Index of Principal Definitions...............  S-145
Annex A......................................    A-1
Annex B......................................    B-1
Annex C......................................    C-1
Annex D......................................    D-1
                     PROSPECTUS
Summary of Prospectus........................      5
Risk Factors.................................     10
Prospectus Supplement........................     16
Capitalized Terms Used in This Prospectus....     17
Description of the Trust Funds...............     18
Yield and Maturity Considerations............     23
The Depositor................................     28
Description of the Certificates..............     28
The Pooling and Servicing Agreements.........     36
Description of Credit Support................     52
Certain Legal Aspects of Mortgage Loans......     55
Certain Federal Income Tax Consequences......     66
State and Other Tax Consequences.............     91
Certain ERISA Considerations.................     91
Legal Investment.............................     93
Use of Proceeds..............................     95
Method of Distribution.......................     95
Legal Matters................................     96
Financial Information........................     96
Rating.......................................     96
Available Information........................     97
Incorporation of Certain Information by
  Reference..................................     98
Glossary.....................................     98

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                                  $983,787,560
                                 (APPROXIMATE)
                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR
                        CLASS A-1, CLASS A-2, CLASS A-3,
                        CLASS A-4, CLASS A-4F, CLASS B,
                     CLASS C, CLASS D, CLASS E AND CLASS F

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                SERIES 2002-PB2

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                         BANC OF AMERICA SECURITIES LLC

                              MERRILL LYNCH & CO.

                                   JP MORGAN
                                  May   , 2002
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